PROSPECTUS SUPPLEMENT	Filed Pursuant to Rule 424(b)(2)
For Commodity-Linked Jump Securities	Registration Statement Nos. 333-275587
(To Prospectus dated November 16, 2023)	333-275587-01

GLOBAL MEDIUM-TERM NOTES, SERIES I

Senior Notes

Morgan Stanley Finance LLC

GLOBAL MEDIUM-TERM NOTES, SERIES A

Senior Notes

Fully and Unconditionally Guaranteed by Morgan Stanley

Commodity-Linked Jump Securities

Linked to One or More Commodities, Commodity Indices and/or Commodity Exchange-Traded Funds

We, Morgan Stanley and Morgan Stanley Finance LLC (“MSFL”), a wholly owned finance subsidiary of Morgan Stanley, may offer from time to time commodity-linked jump securities, which we refer to as the securities, that are linked to the performance of commodities. They may be linked to a single commodity, a commodity index or a commodity exchange-traded fund, which we refer to as a commodity ETF, or to a basket which may consist of two or more commodities, commodity indices and/or commodity ETFs as specified in the applicable pricing supplement. We refer to any such basket as a “basket of commodities” and any single commodity, commodity index, commodity ETF or basket of commodities that may underlie the securities as the “underlying asset.” The specific terms of any such securities that we offer, including the name(s) of the underlying commodities, commodity indices and/or commodity ETFs, will be included in a pricing supplement. If the terms described in the applicable pricing supplement are inconsistent with those described in this prospectus supplement or in the accompanying prospectus, the terms described in the applicable pricing supplement will prevail. The securities will have the following general terms:

•	The securities are unsubordinated unsecured obligations of ours and do not guarantee the return of principal at maturity. All payments under the securities are subject to our credit risk.

•	If the value of the underlying asset on the valuation date is greater than its closing value on the pricing date, the securities provide a payment at maturity that will be greater than the stated principal amount of the securities.

o	The payment at maturity will be an amount in cash equal to the stated principal amount plus a fixed upside payment, or, if greater and the applicable pricing supplement so specifies, the product of the stated principal amount and the percentage appreciation of the underlying asset, as determined on the valuation date.

•	If the value of the underlying asset on the valuation date is less than or equal to its closing value on the pricing date, the securities will be exposed on a 1 to 1 basis to the performance of the underlying asset from the pricing date to the valuation date and the securities will pay an amount in cash equal to or less than, and possibly significantly less than, the stated principal amount.

o	The payment at maturity will be an amount in cash equal to the product of the stated principal amount and the performance factor of the underlying asset, as determined on the valuation date, subject to any buffer or trigger specified in the applicable pricing supplement.

•	The securities will be held in global form by The Depository Trust Company, unless the applicable pricing supplement provides otherwise.

The applicable pricing supplement will describe the specific terms of the securities, including any changes to the terms specified in this prospectus supplement. See “Description of Securities—General Terms of Securities—Terms Specified in Pricing Supplements” on page S-44.

MSFL’s payment obligations on securities issued by it will be fully and unconditionally guaranteed by Morgan Stanley.

Investing in the securities involves risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page S-31. For risks related to specific commodities or commodity indices, see “Annex I––Certain Additional Commodity and Commodity Index Risks.”

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Morgan Stanley & Co. LLC, a wholly owned subsidiary of Morgan Stanley and an affiliate of MSFL, has agreed to use reasonable efforts to solicit offers to purchase these securities as our agent. The agent may also purchase these securities as principal at prices to be agreed upon at the time of sale. The agent may resell any securities it purchases as principal at prevailing market prices, or at other prices, as the agent determines.

Morgan Stanley & Co. LLC may use this prospectus supplement, the applicable pricing supplement and the accompanying prospectus in connection with offers and sales of the securities in market-making transactions.

These securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

MORGAN STANLEY

November 16, 2023

For a description of certain restrictions on offers, sales and deliveries of the securities and on the distribution of this prospectus supplement and the accompanying prospectus relating to the securities, see the section of this prospectus supplement called “Plan of Distribution (Conflicts of Interest).”

No action has been or will be taken by us, the agent or any dealer that would permit a public offering of the securities or possession or distribution of this prospectus supplement or the accompanying prospectus in any jurisdiction, other than the United States, where action for that purpose is required. Neither this prospectus supplement nor the accompanying prospectus may be used for the purpose of an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

With respect to sales of the securities in Canada, the securities may be sold only to purchasers that (i) are not individuals, (ii) are purchasing, or deemed under applicable securities legislation to be purchasing, as principal, (iii) are “accredited investors,” as defined in National Instrument 45-106 – Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), as applicable, and (iv) are “permitted clients,” as defined in National Instrument 31-103 – Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this document (including any amendment hereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Unless otherwise noted in the applicable pricing supplement, pursuant to section 3A.3 of National Instrument 33-105 – Underwriting Conflicts (“NI 33-105”), the dealers, underwriters or agents, if any, involved in the sale of the securities are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

This prospectus supplement, the accompanying prospectus and any related pricing supplement are not a prospectus for the purposes of Regulation (EU) 2017/1129, as amended (the “Prospectus Regulation”). This prospectus supplement, the accompanying prospectus and any related pricing supplement have been prepared on the basis that any offer of securities in any Member State of the European Economic Area (the “EEA”) will only be made to a legal entity which is a qualified investor under the Prospectus Regulation (“EEA Qualified Investors”). Accordingly, any person making or intending to make an offer in any Member State of the EEA of securities which are the subject of the offering contemplated in this prospectus supplement, the accompanying prospectus and any related pricing supplement may only do so with respect to EEA Qualified Investors. Neither we nor the agent have authorized, nor do they authorize, the making of any offer of securities in the EEA other than to EEA Qualified Investors.

PROHIBITION OF SALES TO EEA RETAIL INVESTORS – The securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, (a) a “retail investor” means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97, as amended (the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Regulation; and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities. Consequently, no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”) for offering or selling the securities or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the securities or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

The agent has represented and agreed, and each further agent, dealer and underwriter appointed under this program will be required to represent and agree, that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any securities which are the subject of the offering contemplated by this prospectus supplement in relation thereto to any retail investor in the EEA.

This prospectus supplement, the accompanying prospectus and any related pricing supplement are not a prospectus for the purposes of Regulation (EU) 2017/1129 as it forms part of domestic law in the United Kingdom by virtue of the European Union (Withdrawal) Act 2018, as amended (the “EUWA”) (the “UK Prospectus Regulation”). This prospectus supplement, the accompanying prospectus and any related pricing supplement have been prepared on the basis that any offer of securities in the United Kingdom will only be made to a legal entity which is a qualified investor under the UK Prospectus Regulation (“UK Qualified Investors”). Accordingly, any person making or intending to make an offer in the United Kingdom of securities which are the subject of the offering contemplated in this prospectus supplement, the accompanying prospectus and any related pricing supplement may only do so with respect to UK Qualified Investors. Neither we nor the agent have authorized, nor do they authorize, the making of any offer of securities in the United Kingdom other than to UK Qualified Investors.

PROHIBITION OF SALES TO UNITED KINGDOM RETAIL INVESTORS – The securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For these purposes, (a) a “retail investor” means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law in the United Kingdom by virtue of the EUWA; or (ii) a customer within the meaning of the provisions of the United Kingdom's Financial Services and Markets Act 2000, as amended (the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law in the United Kingdom by virtue of the EUWA (“UK MiFIR”); and (iii) not a qualified investor as defined in Article 2 of the UK Prospectus Regulation; and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities. Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law in the United Kingdom by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the securities or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering or selling the securities or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the UK PRIIPs Regulation.

The agent has represented and agreed, and each further agent, dealer and underwriter appointed under this program will be required to represent and agree, that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any securities which are the subject of the offering contemplated by this prospectus supplement in relation thereto to any retail investor in the United Kingdom.

The agent has represented and agreed, and each further agent, dealer and underwriter appointed under this program will be required to represent and agree, that:

(a)	securities which have a maturity of less than one year may not be offered or sold other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the securities would otherwise constitute a contravention of Section 19 of the FSMA by us;

(b)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the securities in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(c)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the securities in, from or otherwise involving the United Kingdom.

Where securities have a maturity of less than one year from their date of issue and either (a) the issue proceeds are received by us in the United Kingdom and (b) the activity of issuing the securities is carried on from an establishment maintained by us in the United Kingdom, each such security must: (i)(A) have a minimum redemption value of £100,000 (or its equivalent in other currencies) (B) no part of any such security may be transferred unless the minimum redemption value of that part is not less than £100,000 (or its equivalent in other currencies).

The communication of this prospectus supplement, the accompanying prospectus and any related pricing supplement and any other document or materials relating to the issue of the securities offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the FSMA. Accordingly, this prospectus supplement, the accompanying prospectus and any related pricing supplement and such other documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. This prospectus supplement, the accompanying prospectus and any related pricing supplement and such other documents and/or materials are for distribution only to persons who (i) have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), (ii) fall within Article 49(2)(a) to (d) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are other persons to whom it may otherwise lawfully be made under the Financial Promotion Order (all such persons together being referred to as “relevant persons”). This prospectus supplement, the accompanying prospectus and any related pricing supplement and any other document or materials are directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement, the accompanying prospectus and any related pricing supplement and any other document or materials relates will be engaged in only with relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement, the accompanying prospectus and any related pricing supplement or any other documents and/or materials relating to the issue of the securities offered hereby or any of their contents.

The securities have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended) (the “FIEA”) on the basis that the solicitation for subscription of the securities falls within the definition of “solicitation to qualified institutional investors” as defined in Article 2, paragraph 3, item 2 (I) of the FIEA and Article 10 of the Ministerial Ordinance Concerning Definitions. Such solicitation shall be subject to the condition that qualified institutional investors (as defined under the FIEA, “QIIs”) who desire to acquire the securities shall be made aware that they shall not transfer the securities to anyone other than to other QIIs. Any QII who acquires the securities shall be deemed to have agreed to such transfer restriction.

Accordingly, the securities will not be offered or sold, directly or indirectly, in Japan or to or for the account or benefit of any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to, or for the account or benefit of, others for reoffering or resale, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan, except in a private placement to QIIs as described above pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

The agent has represented and agreed, and each further agent, dealer and underwriter appointed with respect to any securities will be required to represent and agree, that it will not offer or sell, directly or indirectly, any securities in the Republic of France and will not distribute or cause to be distributed in the Republic of France this prospectus supplement or the accompanying prospectus or any other offering material relating to the securities, except to qualified investors (investisseurs qualifiés) as defined in and in accordance with Articles L.411-2 and D.411-1 of the French Code Monétaire et Financier.

The contents of this prospectus supplement and the accompanying prospectus have not been reviewed or approved by any regulatory authority in Hong Kong. This prospectus supplement or the accompanying prospectus does not constitute an offer or invitation to the public in Hong Kong to acquire securities. No securities have been offered or sold or will be offered or sold, in Hong Kong, by means of any document, other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the “SFO”) and any rules made thereunder; or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (the “C(WUMP)O”) or which do not constitute an offer to the public within the meaning of the C(WUMP)O. No document, invitation or advertisement relating to the securities has been or will be issued or has been or will be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder. The offer of the securities is personal to the person to whom this prospectus supplement or the accompanying prospectus has been delivered by or on behalf of us, and a subscription for securities will only be accepted from such person. No person to whom a copy of this prospectus supplement or the accompanying prospectus is issued may copy, issue or distribute this prospectus supplement or the accompanying prospectus to any other person. You are advised to exercise caution in relation to the offer. If you are in any doubt about the contents of this prospectus supplement or the accompanying prospectus, you should obtain independent professional advice.

Neither this prospectus supplement nor the accompanying prospectus has been registered as a prospectus under the Securities and Futures Act 2001 (the “SFA”) by the Monetary Authority of Singapore, and the securities will be offered pursuant to exemptions under the SFA.  Accordingly, none of this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of any securities may be circulated or distributed, nor may any securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the SFA (an “Institutional Investor”)) pursuant to Section 274 of the SFA, (ii) to an accredited investor (as defined in Section 4A of the SFA (an “Accredited Investor”)) or other relevant person (as defined in Section 275(2) of the SFA (a “Relevant Person”)) and pursuant to Section 275(1) of the SFA, or to any person pursuant to an offer referred to in Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018, or (iii) otherwise pursuant to, and in accordance with, the conditions of any other applicable exemption or provision of the SFA.  It is a condition of the offer that where the securities are subscribed for or acquired pursuant to an offer made in reliance on Section 275 of the SFA by a Relevant Person which is:

(i)       a corporation (which is not an Accredited Investor), the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an Accredited Investor; or

(ii)       a trust (where the trustee is not an Accredited Investor), the sole purpose of which is to hold investments and each beneficiary of the trust is an individual who is an Accredited Investor,

securities or securities-based derivatives contracts (each as defined in Section 2(1) of the SFA) of that corporation and the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has subscribed for or acquired the securities except:

(A) to an Institutional Investor, or an Accredited Investor or other Relevant Person, or which arises from an offer referred to in Section 275(1A) of the SFA (in the case of that corporation) or Section 276(4)(c)(ii) of the SFA (in the case of that trust);

(B) where no consideration is or will be given for the transfer;

(C) where the transfer is by operation of law;

(D) as specified in Section 276(7) of the SFA; or

(E) as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

The agent has represented and agreed, and each further agent, dealer and underwriter appointed under this program will be required to represent and agree, that, subject to the paragraph immediately below:

(i)       the securities may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (the “FinSA”) and will not be admitted to trading on a trading venue (exchange or multilateral trading facility) in Switzerland;

(ii)       none of this prospectus supplement, the accompanying prospectus or any other offering or marketing material relating to any securities (x) constitutes a prospectus compliant with the requirements of articles 652a and 1156 of the Swiss Code of Obligations (as such articles were in effect immediately prior to the entry into effect of the FinSA) in accordance with article 109 of the Swiss Financial Services Ordinance (“FinSO”) or pursuant to articles 35 and 45 of the FinSA for a public offering of the securities in Switzerland and no such prospectus has been or will be prepared for or in connection with the offering of the securities in Switzerland or (y) has been or will be filed with or approved by a Swiss review body (Prüfstelle) pursuant to article 52 of the FinSA; and

(iii)       none of this prospectus supplement, the accompanying prospectus or other offering or marketing material relating to any securities may be publicly distributed or otherwise made publicly available in Switzerland.

Notwithstanding the paragraph immediately above, in respect of any issuance of securities, the issuer of securities, the agent and the relevant dealer(s) and underwriter(s) may agree that (x) such securities may be publicly offered in Switzerland within the meaning of the FinSA and/or (y) an application will be made by (or on behalf of) the issuer to admit such securities to trading on a trading venue (exchange or multilateral trading facility) in Switzerland, provided that:

(i)       the issuer is able to rely, and is relying, on an exemption from the requirement to prepare and publish a prospectus under the FinSA in connection with such public offer and/or application for admission to trading;

(ii)       in the case of any such public offer, the relevant agent, dealer(s) and underwriter(s) have agreed to comply with any restrictions applicable to the offer and sale of such securities that must be complied with in order for the issuer to rely on such exemption; and

(iii)       the applicable pricing supplement will specify that such securities may be publicly offered in Switzerland within the meaning of the FinSA and/or the trading venue in Switzerland to which an application will be made by (or on behalf of) the issuer to admit such securities to trading thereon.

The agent has represented and agreed, and each further agent, dealer and underwriter appointed under this program will be required to represent and agree, that,

(i)       no key information document (Basisinformationsblatt) pursuant to article 58 (1) of the FinSA (or any equivalent document under the FinSA) has been or will be prepared in relation to any securities; and

(ii)       therefore, any securities with a derivative character within the meaning of article 86 (2) of the FinSO may not be offered or recommended to private clients within the meaning of the FinSA in Switzerland.

The agent has represented and agreed, and each further agent, dealer and underwriter appointed with respect to any securities will be required to represent and agree, that it will not offer or sell, directly or indirectly, any securities in the Republic of Chile and will not distribute or cause to be distributed in the Republic of Chile this prospectus supplement, the accompanying prospectus or any other offering material relating to the securities, except to “qualified investors” and subject to Norma de Carácter General No. 336 (“NCG 336”) of June 27, 2012 issued by the Financial Market Commission of Chile (“CMF”).

The CMF nor any other regulatory authority in the Republic of Chile has reviewed or approved the contents of this prospectus supplement or the accompanying prospectus. This prospectus supplement or the accompanying prospectus does not constitute an offer or invitation to the public in Chile to acquire securities.

According to NCG 336, on or before making any offer of the securities in Chile, the person making the offer shall include in all offering materials the following cautionary language in English and in Spanish:

“IMPORTANT INFORMATION FOR INVESTORS RESIDENT IN CHILE: (1) The offering of the securities will commence in Chile on [dd/mm/yyyy]; (2) the offering will be subject to Norma de Carácter General N° 336 of the CMF; (3) the offered securities are not and will not be registered in the Securities Registry (Registro de Valores) or in the Foreign Securities Registry (Registro de Valores Extranjeros) of the CMF and will therefore not be subject to the supervision of the CMF; (4) the offered securities are not registered in Chile and the issuer thereof is not required to disclose information to the public in Chile about its securities; and (5) the offered securities cannot and will not be publicly offered in Chile unless and until the offered securities are registered in the corresponding securities registry of the CMF.

INFORMACIÓN IMPORTANTE PARA INVERSIONISTAS RESIDENTES EN CHILE: (1) La oferta de los valores comenzará en Chile el día [dd/mm/aaaa]; (2) la oferta se acogerá a la Norma de Carácter General N° 336 de la CMF; (3) los valores no están ni estarán inscritos en el Registro de Valores o en el Registro de Valores Extranjeros que lleva la CMF, por lo que tales valores no están sujetos a la fiscalización de ésta; (4) Por tratarse de valores no inscritos, no existe obligación por parte del emisor de entregar en Chile información pública respecto de estos valores, y (5) Los valores no podrán ser objeto de oferta pública en Chile mientras no sean inscritos en el Registro de Valores correspondiente.”

Pursuant to NCG 336, the securities may be privately offered to certain “qualified investors” as such are defined in NCG 336 and further described in Rules No. 216 of June 12, 2008 and 410 of July 27, 2016 of the CMF. The person making the offer in Chile should consult with local counsel about these definitions.

The securities have not been, and will not be, issued, placed, distributed, offered or negotiated in the Brazilian capital markets. The issuance of the securities has not been nor will the securities be registered with the Brazilian Securities Commission (Comissão de Valores Mobiliários), or the CVM. Any public offering or distribution, as defined under Brazilian laws and regulations, of the securities in Brazil is not permitted without such registration or an express exemption or registration with the CVM pursuant to Brazilian laws and regulations. Documents relating to the offering of the securities, as well as information contained therein, may not be supplied to the public in Brazil (as the offering of the securities is not a public offering of securities in Brazil), nor be used in connection with any offer for subscription or sale of the securities to the public in Brazil. This prospectus supplement or the accompanying prospectus is not addressed to Brazilian residents and it should not be forwarded or distributed to, nor read or consulted by, acted on or relied upon by Brazilian residents. Any investment to which this prospectus supplement or the accompanying prospectus relates is available only to non-Brazilian residents and will only be made by non- Brazilian residents. If you are a Brazilian resident and received this prospectus supplement or the accompanying prospectus, please destroy it along with any copies.

The securities have not been and will not be registered with the National Securities Registry (Registro Nacional de Valores) maintained by the Mexican National Banking and Securities Commission (Comisión Nacional Bancaria y de Valores; the “CNBV”) and, therefore, may not be offered or sold publicly in Mexico, except that the securities may be sold to Mexican institutional and accredited investors solely pursuant to the private placement exemption set forth in the Mexican Securities Market Law (Ley del Mercado de Valores). Each of this prospectus supplement and the accompanying prospectus is solely our responsibility and has not been reviewed or authorized by the CNBV. The acquisition of the securities by an investor who is a resident of Mexico will be made under its own responsibility.

S

TABLE OF CONTENTS

Prospectus Supplement	Page	Page

Summary	S-10
Estimated Value and Secondary Market Prices of the Securities	S-22
Hypothetical Payments on the Securities at Maturity	S-23
Risk Factors	S-31
Description of Securities	S-43
Use of Proceeds and Hedging	S-66
Securities Offered on a Global Basis	S-66
Benefit Plan Investor Considerations	S-67
United States Federal Taxation	S-69
Plan of Distribution (Conflicts of Interest)	S-76
Certain Additional Commodity and Commodity Index Risks	I-1
High Grade Primary Aluminum	I-1
Brent Crude Oil	I-2
Coal - API	I-2
Cocoa	I-2
Coffee	I-2
Copper - Grade A	I-3
Corn - CBOT	I-3
Cotton No. 2 - NYBOT	I-3
Gold	I-3
Standard Lead	I-3
Lean Hogs	I-4
Live Cattle	I-4
Milk	I-4
Natural Gas	I-5
New York Harbor No. 2 Heating Oil	I-5
Palladium	I-5
Palm Oil	I-5
Primary Nickel	I-6
Platinum	I-6
RBOB Gasoline	I-6
Rough Rice	I-7
Silver	I-7
Soybeans - CBOT	I-7
Soybean Meal - CBOT	I-7
Sugar #11 (World) - NYBOT	I-7
Tin	I-8
Wheat - CBOT	I-8
West Texas Intermediate Light Sweet Crude Oil	I-8
Special High-Grade Zinc	I-9
The S&P GSCI™ Agriculture Index - Excess Return	I-9
The S&P GSCI™ Corn Index - Excess Return	I-9
The S&P GSCI™ Cotton Index - Excess Return	I-9

The S&P GSCI™ Brent Crude Index - Excess Return	I-9
The S&P GSCI™ Energy Index - Excess Return	I-10
The S&P GSCI™ Gold Index - Excess Return	I-10
The S&P GSCI™ Grains Index - Excess Return	I-10
The S&P GSCI™ Industrial Metals Index - Excess Return	I-11
The S&P GSCI™ Light Energy Index - Excess Return	I-11
The S&P GSCI™ Livestock Index - Excess Return	I-11
The S&P GSCI™ Precious Metals Index - Excess Return	I-11
The S&P GSCI™ Sugar Index - Excess Return	I-12
The S&P GSCI™ Wheat Index - Excess Return	I-12
The S&P GSCI™ - ER may in the future include contracts that are not traded on regulated futures exchanges	I-12
Higher future prices of S&P GSCI™ - ER commodities relative to their current prices may decrease the amount payable at maturity	I-12
Certain Additional Commodity Index Information	II-1
The Bloomberg Commodity IndexSM	II-1
The S&P GSCI™ - ER	II-6
The S&P GSCI™	II-7

Prospectus

Summary	1
Risk Factors	7
Where You Can Find More Information	14
Morgan Stanley	16
Morgan Stanley Finance LLC	16
Use of Proceeds	17
Description of Debt Securities	17
Description of Units	55
Description of Warrants	63

Description of Purchase Contracts	67
Description of Capital Stock	69
Forms of Securities	81
Securities Offered on a Global Basis
Through the Depositary	83
United States Federal Taxation	87
Plan of Distribution (Conflicts of Interest)	94
Legal Matters	96
Experts	96
Benefit Plan Investor Considerations	97

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the prospectus and any applicable pricing supplement. We have not authorized anyone else to provide you with different or additional information. We are offering to sell these securities and seeking offers to buy these securities only in jurisdictions where offers and sales are permitted. As used in this prospectus supplement, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Summary

The following summary describes the commodity-linked jump securities, which we, Morgan Stanley and MSFL, refer to as the securities, linked to a single commodity, a commodity index, a commodity exchange-traded fund (“commodity ETF”) or a basket of commodities, which we refer to as the underlying asset, that we, Morgan Stanley, may offer from time to time, in general terms only. You should read the summary together with the more detailed information contained in this prospectus supplement, in the accompanying prospectus and in the applicable pricing supplement. We may also prepare free writing prospectuses that describe the preliminary terms for particular issuances of the securities. Any free writing prospectus should also be read in connection with this prospectus supplement and the accompanying prospectus. For purposes of this prospectus supplement, any references to an applicable pricing supplement may also refer to a free writing prospectus, unless the context otherwise requires.

We will sell the securities primarily in the United States, but may also sell them outside the United States or both in and outside the United States simultaneously. In the case of Morgan Stanley, the securities it offers under this prospectus supplement are among the notes referred to as its Series I medium-term notes. The offering of Morgan Stanley’s Series I medium-term notes is referred to as its Series I program. In the case of MSFL, the securities it offers under this prospectus supplement are among the notes referred to as its Series A medium-term notes. The offering of MSFL’s Series A medium-term notes is referred to as its Series A program. See “Plan of Distribution (Conflicts of Interest)” in this prospectus supplement. MSFL’s payment obligations on securities issued by it will be fully and unconditionally guaranteed by Morgan Stanley.

Risk factor summary	You should carefully consider whether the securities are suited to your particular circumstances before you decide to purchase them. See “Risk Factors” for a full discussion of the material risks relating to the securities, which include, but are not limited to, the following:

•	The securities generally do not pay interest or guarantee return of principal;

•	Your appreciation potential may be limited;

•	The market price of the securities will be influenced by many unpredictable factors;

•	The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities;

•	As a finance subsidiary, MSFL has no independent operations and will have no independent assets;

•	Securities issued by MSFL will not have the benefit of any cross-default or cross-acceleration with other indebtedness of MSFL or Morgan Stanley; a Morgan Stanley covenant default or bankruptcy, insolvency or reorganization event does not constitute an event of default with respect to MSFL securities;

•	In the case of securities with one valuation date, the amount payable on the securities is not linked to the value of the underlying asset at any time other than that one valuation date;

•	In the case of securities with multiple valuation dates, the securities may pay less than the stated principal amount at maturity even where the value of the underlying asset on the final valuation date is higher than its initial value;

•	Legal and regulatory changes could adversely affect the return on and value of your securities;

•	The estimated value of the securities will be less than the original issue price and will adversely affect secondary market prices;

•	The estimated value of the securities, as set forth in the applicable pricing supplement, will be determined by reference to our pricing and valuation models, which may differ from those of other dealers, and will not represent a maximum or minimum secondary market price;

•	The securities may not be listed on any securities exchange and secondary trading may be limited;

•	Investing in the securities is not equivalent to investing in the underlying commodities, underlying commodity indices or underlying commodity ETFs;

•	The Calculation Agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities;

•	Hedging and trading activity by our affiliates could potentially adversely affect the prices of the commodities related to the underlying asset;

•	The U.S. federal income tax consequences of an investment in the securities are uncertain;

•	Investments linked to commodities are subject to sharp fluctuations in commodity prices;

•	Specific commodities prices are volatile and are affected by numerous factors;

•	Single commodity prices tend to be more volatile than, and may not correlate with, the prices of commodities generally;

•	Changes in the value of one or more of the basket commodities may offset each other;

•	The basket commodities may not be equally weighted;

•	Adjustments to any underlying commodity index or underlying commodity ETF could adversely affect the value of the securities;

•	The performance and market price of the underlying commodity ETF shares, particularly during periods of market volatility, may not correlate with the performance of the share underlying index, the performance of the component securities of the share underlying index or the net asset value per share of the underlying commodity ETF shares;

•	Higher future prices of commodities included in an underlying commodity index relative to their current prices may adversely affect the value of the underlying commodity index and the value of the securities;

•	The antidilution adjustments the Calculation Agent is required to make do not cover every event that could affect the underlying commodity ETF;

•	Suspension or disruptions of market trading in commodity and related futures markets may adversely affect the value of the securities;

•	An investment linked to commodity futures contracts is not equivalent to an investment linked to the spot prices of physical commodities;

•	There are risks relating to the trading of metals on the London Metal Exchange; and

•	There are risks relating to trading of commodities on the London Bullion Market Association and the London Platinum and Palladium Market.

General terms of the securities

Unlike ordinary debt securities, the securities do not guarantee the return of principal at maturity.  The securities generally do not pay interest, but may do so if so specified in the applicable pricing supplement.  At maturity, the securities will pay an amount in cash based on the performance of the underlying asset over the life of the securities as measured on the applicable valuation date. The payments due, including any property deliverable, under any securities issued by MSFL, will be fully and unconditionally guaranteed by Morgan Stanley.

Payment at maturity

At maturity, you will receive for each stated principal amount of securities that you hold an amount in cash that will vary depending upon the value of the underlying asset on the valuation date. If the underlying asset appreciates, the securities will pay, in addition to the stated principal amount, either (i) a fixed upside payment or (ii) the greater of a fixed upside payment and a return based on the percentage appreciation of the underlying asset, as specified in the applicable pricing supplement:

If a fixed upside payment is specified in the applicable pricing supplement, and there is no further participation in the appreciation of the underlying asset

•	If the final value is greater than the initial value, you will receive for each stated principal amount of securities that you hold a payment at maturity equal to:

stated principal amount + upside payment

where,

upside payment	=	a fixed amount specified in the applicable pricing supplement

The upside return potential is therefore fixed and limited to the upside payment.

•	If the final value is less than or equal to the initial value, you will receive for each stated principal amount of securities that you hold a payment at maturity that is less than the stated principal amount of each security by an amount proportionate to the decrease in value of the underlying asset and that will be equal to:

stated principal amount × commodity performance factor

OR

stated principal amount × index performance factor

OR

stated principal amount × ETF performance factor

OR

stated principal amount × basket performance factor

commodity performance factor	=	final commodity price
initial commodity price
OR

index performance factor	=	final index value
initial index value
OR

ETF performance factor	=	final ETF price
initial ETF price
OR

basket performance factor	=

The sum of the products of (x) the final basket commodity price for each basket commodity divided by the initial basket commodity price for such basket commodity times (y) the basket commodity weighting for such basket commodity.

Each such product may be expressed by the following formula:

final basket commodity price	×	basket commodity weighting
initial basket commodity price

where, depending on whether the securities are linked to a single commodity, a commodity index, a share of a commodity ETF or a basket of commodities.

Because in this scenario the commodity performance factor, the index performance factor, the ETF performance factor or the basket performance factor, as applicable, will be less than or equal to 1.0, this payment will be less than or equal to the stated principal amount. The payment due at maturity for each security may be significantly less than the stated principal amount and could be zero.

All payments on the securities are subject to the credit risk of Morgan Stanley.

If the greater of a fixed upside payment and an underlying asset-based return is specified in the applicable pricing supplement

•

If the final value is greater than the initial value, you will receive for each stated principal amount of securities that you hold a payment at maturity equal to:

stated principal amount + the greater of (i) upside payment and (ii) stated principal amount × commodity percent change

OR

stated principal amount + the greater of (i) upside payment and (ii) stated principal amount × index percent change

OR

stated principal amount + the greater of (i) upside payment and (ii) stated principal amount × ETF percent change

OR

stated principal amount + the greater of (i) upside payment and (ii) stated principal amount × basket percent change where,

upside payment = a fixed amount specified in the applicable pricing supplement and where,

commodity percent change	=	final commodity price – initial commodity price
initial commodity price

index percent change	=	final index value – initial index value
initial index value

ETF percent change	=	final ETF price – initial ETF price
initial ETF price

basket percent change	=	final basket commodity price – initial basket commodity price initial basket commodity price

, depending on whether the securities are linked to a single commodity, a commodity index, a share of a commodity ETF or a basket of commodities.

In these formulas, there is no maximum payment at maturity on the securities.

•       If the final value is less than or equal to the initial value, the applicable provisions described above under “—Payment at maturity—If a fixed upside payment is specified in the applicable pricing supplement, and there is no further participation in the appreciation of the underlying asset” will apply.

For purposes of determining the commodity performance factor, index performance factor, ETF performance factor, basket performance factor and the commodity percent change, index percent change, ETF percent change and basket percent change, we use the following terms:

With respect to an underlying commodity:

initial commodity price	=	the price of the underlying commodity on the day we price the securities for initial sale to the public, which we refer to as the pricing date, unless otherwise specified in the applicable pricing supplement

final commodity price	=	the price of the underlying commodity on the valuation date, as specified in the applicable pricing supplement

With respect to an underlying commodity index:

initial index value	=	the official settlement price of the underlying commodity index on the pricing date, unless otherwise specified in the applicable pricing supplement

final index value	=	the official settlement price of the underlying commodity index on the valuation date, as specified in the applicable pricing supplement

With respect to an underlying commodity ETF:

initial ETF price	=	the closing price of one share of the underlying commodity ETF times the adjustment factor, each on the pricing date, unless otherwise specified in the applicable pricing supplement

final ETF price	=	the closing price of one share of the underlying commodity ETF times the adjustment factor, each on the valuation date, as specified in the applicable pricing supplement

adjustment factor	=	a number which is initially 1.0 and will be subject to adjustment for certain events affecting the shares of the underlying commodity ETF

With respect to a basket:

initial basket commodity price	=	for each basket commodity, the relevant initial commodity price, initial index value or initial ETF price, as applicable

final basket commodity price	=	for each basket commodity, the relevant final commodity price, final index value or final ETF price, as applicable

basket commodity weighting	=	the percentage of the whole basket of commodities initially assigned to a particular basket commodity

The valuation date on which the payment at maturity is to be calculated will be specified in the applicable pricing supplement. The applicable pricing supplement may specify that the securities will have multiple valuation dates as described under “Securities with Multiple Valuation Dates” below. Any valuation date will be subject to postponement in the event of non-index business days, or non-trading days as applicable, or the occurrence of a market disruption event. See “Description of Securities—Postponement of Valuation Date(s)” below.

In each applicable pricing supplement, we will provide a graph that will illustrate the performance of the particular issuance of the securities at maturity over a range of hypothetical percentage changes in the underlying asset. You should also review the graphs in the section of this prospectus supplement titled “Hypothetical Payments on the Securities at Maturity,” which provide illustrations of the payments for the securities over a range of hypothetical percentage changes in the underlying asset.

Other features of the securities	Certain securities may have features that differ from the basic securities features described above. For example, an issuance of securities may combine one or more of the features listed below.

Buffered Jump Securities

For issuances of securities with a buffer amount, which we refer to as “Buffered Jump Securities,” the payment at maturity will be determined as follows.

At maturity, you will receive for each stated principal amount of securities that you hold an amount in cash that will vary depending upon the value of the underlying asset on the valuation date, determined as follows:

• If the final value is greater than the initial value, the applicable provisions described under “—Payment at maturity—If a fixed upside payment is specified in the applicable pricing supplement, and there is no further participation in the appreciation of the underlying asset” or “—If the greater of a fixed upside payment and an underlying asset-based return is specified in the applicable pricing supplement” will apply, as specified in the applicable pricing supplement.

• If the final value is less than or equal to the initial value but greater than or equal to the buffer threshold value, meaning the value of the underlying asset has remained unchanged or has declined from the initial value by an amount less than or equal to the buffer amount, you will receive for each security that you hold the stated principal amount at maturity, where,

buffer amount =   the percentage specified in the applicable pricing supplement by which the final value of the underlying asset may decline from the initial value of the underlying asset before you will lose any part of the stated principal amount of each security.

and where,

buffer threshold value	=	initial commodity price × (100% – buffer amount)

OR

initial index value × (100% – buffer amount)

OR

initial ETF price × (100% – buffer amount)

OR

initial basket commodity price × (100% – buffer amount)

, depending on whether the securities are linked to a single commodity, a commodity index, a share of a commodity ETF or a basket of commodities.

 •

If the final value is less than the buffer threshold value, meaning the value of the underlying asset has declined from the initial value by more than the buffer amount, you will receive for each security that you hold a payment at maturity equal to:

stated principal amount	×	(commodity performance factor	+	buffer amount)

OR

stated principal amount	×	(index performance factor	+	buffer amount)

OR

stated principal amount	×	(ETF performance factor	+	buffer amount)

OR

stated principal amount	×	(basket performance factor	+	buffer amount)

, depending on whether the securities are linked to a single commodity, a commodity index, a share of a commodity ETF or a basket of commodities.

Accordingly, where the final value has decreased from the initial value by more than the buffer amount, the payment at maturity will be less than the stated principal amount by an amount proportionate to the decrease in the value of the underlying asset in excess of the buffer amount. However, under no circumstances will the payment due at maturity be less than the product of the stated principal amount and the buffer amount per security.

Buffered Jump Securities with a Downside Factor

Buffered jump securities may be structured to have a downside factor, which is the factor by which any percentage decline in the underlying asset in excess of the buffer amount is multiplied. For buffered jump securities with a downside factor,

If the final value is less than the buffer threshold value, you will receive for each security that you hold a payment at maturity equal to:

, depending on whether the securities are linked to a single commodity, a commodity index, a share of a commodity ETF or a basket of commodities.

➢ Because in this scenario the sum of the commodity percent change, index percent change, ETF percent change or basket percent change, as applicable, and the buffer amount will be less than zero, the payment at maturity will be less than the stated principal amount and may be zero.

See “Description of Securities—General Terms of Securities—Some Definitions” for the definition of terms related to Buffered Jump Securities.

Trigger Jump Securities

For issuances of securities with a trigger amount, which we refer to as “Trigger Jump Securities,” the payment at maturity will be determined as follows.

At maturity, you will receive for each stated principal amount of securities that you hold an amount in cash that will vary depending upon the value of the underlying asset on the valuation date, determined as follows:

•

If the final value is greater than the initial value, the applicable provisions described under “—Payment at maturity–If a fixed upside payment is specified in the applicable pricing supplement, and there is no further participation in the appreciation of the underlying asset” or “—If the greater of a fixed upside payment and an underlying asset-based return is specified in the applicable pricing supplement” will apply, as specified in the applicable pricing supplement.

•

If the final value is less than or equal to the initial value but greater than or equal to the downside threshold value, you will receive for each security that you hold the stated principal amount at maturity, where,

downside threshold value = the value of the underlying asset, specified in the applicable pricing supplement, to which the final value of the underlying asset may decline from the initial value of the underlying asset before you will lose any part of the stated principal amount of each security.

• If the final value is less than the downside threshold value, the applicable provisions described under “—Payment at maturity––If a fixed upside payment is specified in the applicable pricing supplement, and there is no further participation in the appreciation of the underlying asset” or “—If the greater of a fixed upside payment and an underlying asset-based return is specified in the applicable pricing supplement” will apply, as specified in the applicable pricing supplement.

Securities with Multiple Valuation Dates

For issuances of securities that have multiple valuation dates, which will be specified in the applicable pricing supplement, the applicable provisions described above under “—Payment at maturity” and “—Other features of the securities—Buffered Jump Securities” will apply, except that, in lieu of the final commodity price, final index value, final ETF price or final basket commodity price, as applicable, we will use the final average commodity price, final average index value, final average ETF price or final average basket commodity price, as applicable, defined as follows:

• the final average commodity price will equal the arithmetic average of the price of the underlying commodity on each of the relevant valuation dates, as calculated by the Calculation Agent on the final valuation date;

• the final average index value will equal the arithmetic average of the closing values of the underlying commodity index on the relevant valuation dates, as calculated by the Calculation Agent on the final valuation date;

• the final average ETF price will equal the arithmetic average of the product of the closing price of one share of the underlying commodity ETF and the adjustment factor, each as determined on each of the relevant valuation dates, as calculated by the Calculation Agent on the final valuation date; and

• the final average basket commodity price with respect to each basket commodity will equal the final average commodity price, the final average index value or the final average ETF price, as applicable, for such basket commodity.

See “Description of Securities—General Terms of Securities—Some Definitions” for the definition of terms related to securities with multiple valuation dates.

Your return on the securities may be limited to a fixed upside payment at maturity	If the applicable pricing supplement so specifies, the payment at maturity will equal the stated principal amount plus a fixed upside payment for any final value of the underlying asset that is greater than the initial value. Your return will be limited to such fixed upside payment even if the value of the underlying asset increases substantially.

Issue price of the securities includes commissions and projected profit	The issue price of the securities, which will be specified in the applicable pricing supplement, includes the agent’s commissions paid with respect to the securities and the cost of hedging our obligations under the securities. The cost of hedging includes the projected profit that our affiliates may realize in consideration for assuming the risks inherent in managing the hedging transactions. The fact that the issue price of the securities includes these commissions and hedging costs is expected to adversely affect the secondary market prices of the securities. See “Risk Factors—The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us.

Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than the original issue price and will adversely affect secondary market prices” and “Use of Proceeds and Hedging.”

Interest	The securities may pay interest, if any, at either a fixed rate or a floating rate, as specified in the applicable pricing supplement, and may pay such interest, if any, on the interest payment dates specified in the applicable pricing supplement.

Postponement of maturity date	If any scheduled valuation date is not a trading day or an index business day, as applicable, or if a market disruption event occurs on that day so that the valuation date, or the final valuation date, as applicable, is postponed and falls less than two business days prior to the scheduled maturity date, the maturity date of the securities will be postponed to the second business day following that valuation date or final valuation date, as postponed.

Other terms of the securities	• The securities will be denominated in U.S. dollars, unless we specify otherwise in the applicable pricing supplement.

• You will not have the right to present the securities to us for repayment prior to maturity, unless we specify otherwise in the applicable pricing supplement.

• We may from time to time, without your consent, create and issue additional securities with the same terms as securities previously issued so that they may be combined with the earlier issuance.

• The securities will not be listed on any securities exchange, unless we specify otherwise in the applicable pricing supplement.

MSCG and MS & Co. are initially appointed as Calculation Agents	We have appointed our affiliate, Morgan Stanley Capital Group Inc. or its successors, which we refer to as MSCG, to act as Calculation Agent for us with respect to securities linked to single commodities or commodity indices, and Morgan Stanley & Co. LLC or its successors, which we refer to as MS & Co., to act as Calculation Agent for us with respect to securities linked to commodity ETFs. The relevant Calculation Agent will determine the initial commodity price, initial index value, initial ETF price or initial basket commodity price, as applicable, the final commodity price, final index value, final ETF price or final basket commodity price (or final average commodity price, final average index value, final average ETF price or final average basket commodity price), as applicable, the percentage change in the value of the underlying asset, the payment at maturity and whether a market disruption event has occurred. Moreover, certain determinations made by the relevant Calculation Agent may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor index or calculation of the value of any underlying asset in the event of a discontinuance of the relevant underlying asset. These potentially subjective determinations may affect the payout to you at maturity, if any. All determinations made by the Calculation Agent will be at the sole discretion of the Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you, the Trustee and us.

MS & Co. will be the agent; conflicts of interest	The agent for the offering of the securities is expected to be MS & Co., a wholly owned subsidiary of Morgan Stanley and an affiliate of MSFL, which will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry

Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. In accordance with FINRA Rule 5121, MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account without the prior written approval of the customer. See “Plan of Distribution (Conflicts of Interest)” in this prospectus supplement.

Forms of securities	The securities will be issued in fully registered form and will be represented by a global security registered in the name of a nominee of The Depository Trust Company, as depositary, unless we indicate in the applicable pricing supplement that they will be represented by certificates issued in definitive form. We will not issue book-entry securities as certificated securities except under the circumstances described in “Forms of Securities—The Depositary” in the accompanying prospectus, under which heading you may also find information on The Depository Trust Company’s book-entry system.

Where you can find more information on the securities	Because this is a summary, it does not contain all of the information that may be important to you. You should read the “Description of Securities” section in this prospectus supplement and the “Description of Debt Securities” section in the accompanying prospectus for a detailed description of the terms of the securities. You should also read about some of the risks involved in investing in the securities in the section of this prospectus supplement called “Risk Factors.”

The tax and accounting treatment of investments in commodity-linked securities such as the securities may differ from that of investments in ordinary debt securities. See the section of this prospectus supplement called “United States Federal Taxation.” You should consult with your investment, legal, tax, accounting and other advisers with regard to any proposed or actual investment in the securities.

Estimated Value and Secondary Market Prices of the Securities

Our Estimated Value of the Securities

Unless otherwise specified in the applicable pricing supplement, the original issue price for each offering of securities will include costs associated with issuing, selling, structuring and hedging the securities, which will be borne by you, and, consequently, the estimated value of the securities on the pricing date will be less than the original issue price. Our estimate of the value of the securities as determined on the pricing date will be set forth on the cover of the applicable pricing supplement.

Determining the Estimated Value of the Securities

Unless otherwise specified in the applicable pricing supplement, in valuing the securities on the pricing date, we will take into account that the securities comprise both a debt component and a performance-based component linked to the underlying asset. The estimated value of the securities will be determined using our own pricing and valuation models, market inputs and assumptions relating to the underlying asset, instruments based on the underlying asset and/or its components, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

Determining the Economic Terms of the Securities

Unless otherwise specified in the applicable pricing supplement, in determining the economic terms for each offering of securities, such as the upside payment or any other economic terms, we will use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms for such offering of securities would be more favorable to you.

The Relationship Between the Estimated Value on the Pricing Date and the Secondary Market Price of the Securities

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlying asset, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, unless otherwise specified in the applicable pricing supplement, because the costs associated with issuing, selling, structuring and hedging the securities will not be fully deducted upon issuance, for a predetermined period of time following the original issue date (to be specified in the applicable pricing supplement), to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying asset, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities, and, if it once chooses to make a market, may cease doing so at any time.

For additional information on the estimated value and the secondary market prices of the securities, see “Risk Factors—The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than the original issue price and will adversely affect secondary market prices” and “—The estimated value of the securities, as set forth in the applicable pricing supplement, will be determined by reference to our pricing and valuation models, which may differ from those of other dealers, and will not represent a maximum or minimum secondary market price” below.

Hypothetical Payments on the Securities at Maturity

Jump securities with a fixed upside payment, and there is no further participation in the appreciation of the underlying asset:

Assuming an issuance of securities linked to a single commodity with a fixed upside payment, the following graph illustrates the payment at maturity on each security for a range of hypothetical percentage changes in the underlying commodity. The graph does not illustrate every percentage change that may occur. The graph is based on the following hypothetical terms:

• stated principal amount:	$1,000
• upside payment:	$200

•	Where the final commodity price is at all greater than the initial commodity price, the payment at maturity on the securities reflected in the graph above is greater than the $1,000 stated principal amount per security and is equal to $1,000 plus the upside payment of $200. An investor will receive a payment at maturity of $1,200 per security at any final commodity price greater than the initial commodity price.

•	Where the final commodity price is less than or equal to the initial commodity price, the payment at maturity will be less than or equal to the stated principal amount of $1,000 by an amount that is proportionate to the percentage decrease of the commodity price. For example, if the final commodity price has decreased by 40% from the initial commodity price, the payment at maturity will be $600 per security (60% of the stated principal amount).

Jump securities that pay the greater of a fixed upside payment and an underlying asset-based return:

Assuming an issuance of securities linked to a commodity index that provides for the greater of a fixed upside payment and an underlying asset-based return, the following graph illustrates the payment at maturity on each security for a range of hypothetical percentage changes in the underlying commodity index. The graph does not illustrate every percent change that may occur. The graph is based on the following hypothetical terms:

• stated principal amount:	$1,000
• upside payment:	$200

•	Where the final index value is greater than the initial index value, the payment at maturity on the securities reflected in the graph above is greater than the $1,000 stated principal amount per security and is equal to $1,000 plus the greater of (i) $1,000 times the index percent change and (ii) the upside payment of $200. An investor will receive a payment at maturity of $1,200 per security at any final index value greater than the initial index value by an amount less than or equal to 20%. If the final index value has increased from the initial index value by more than 20%, the investor will receive a payment at maturity that is equal to $1,000 plus an amount that represents a 1 to 1 participation in the appreciation of the underlying index.

•	Where the final index value is less than or equal to the initial index value, the payment at maturity will be less than or equal to the stated principal amount of $1,000 by an amount that is proportionate to the percentage decrease of the index. For example, if the final index value has decreased by 40% from the initial index value, the payment at maturity will be $600 per security (60% of the stated principal amount).

Buffered jump securities with a fixed upside payment, and there is no further participation in the appreciation of the underlying asset:

Assuming an issuance of securities linked to shares of a commodity ETF with a fixed upside payment, the following graph illustrates the payment at maturity on each security for a range of hypothetical percentage changes in the price of the shares of the underlying commodity ETF. The graph does not illustrate every percentage change that may occur. The graph is based on the following hypothetical terms:

• stated principal amount:	$1,000
• upside payment:	$200
• buffer amount:	10%

•	Where the final ETF price is at all greater than the initial ETF price, the payment at maturity on the securities reflected in the graph above is greater than the $1,000 stated principal amount per security and is equal to $1,000 plus the upside payment of $200. An investor will receive a payment at maturity of $1,200 per security at any final ETF price greater than the initial ETF price.

•	Where the final ETF price is less than or equal to the initial ETF price but has decreased from the initial ETF price by an amount less than or equal to the buffer amount of 10%, the payment at maturity reflected in the graph above is equal to the $1,000 stated principal amount per security.

•	Where the final ETF price has decreased from the initial ETF price by an amount greater than the buffer amount of 10%, the payment at maturity will be less than the stated principal amount of $1,000 by an amount that is proportionate to the percentage decrease of the index in excess of the buffer amount. However, under no circumstances will the payment due at maturity be less than $100 per security. For example, if the final ETF price has decreased by 40% from the initial ETF price, the payment at maturity will be $700 per security (70% of the stated principal amount).

Buffered jump securities that pay the greater of a fixed upside payment and an underlying asset-based return:

Assuming an issuance of securities linked to a basket of commodities that provides for the greater of a fixed upside payment and an underlying asset-based return, the following graph illustrates the payment at maturity on each security for a range of hypothetical percentage changes in the value of the basket of commodities. The graph does not illustrate every percentage change that may occur. The graph is based on the following hypothetical terms:

• stated principal amount:	$1,000
• upside payment:	$200
• buffer amount:	10%

•	Where the final basket value is greater than the initial basket value, the payment at maturity on the securities reflected in the graph above is greater than the $1,000 stated principal amount per security and is equal to $1,000 plus the greater of (i) $1,000 times the basket percent change and (ii) the upside payment of $200. An investor will receive a payment at maturity of $1,200 per security at any final basket value greater than the initial basket value by an amount less than or equal to 20%. If the final basket value has increased from the initial basket value by more than 20%, the investor will receive a payment at maturity that is equal to $1,000 plus an amount that represents a 1 to 1 participation in the appreciation of the underlying basket.

•	Where the final basket value is less than or equal to the initial basket value but has decreased from the initial basket value by an amount less than or equal to the buffer amount of 10%, the payment at maturity reflected in the graph above is equal to the $1,000 stated principal amount per security.

•	Where the final basket value has decreased from the initial basket value by an amount greater than the buffer amount of 10%, the payment at maturity will be less than the stated principal amount of $1,000 by an amount that is proportionate to the percentage decrease of the underlying basket in excess of the buffer amount. However, under no circumstances will the payment due at maturity be less than $100 per security. For example, if the final basket value has decreased by 40% from the initial basket value, the payment at maturity will be $700 per security (70% of the stated principal amount).

Securities linked to a basket of commodities:

For securities linked to a basket of commodities, it is important to note that increases in the value of one or more of the basket commodities may be moderated, or wholly offset, by lesser increases or declines in the value of one or more of the other basket commodities.

Below is an example of how to calculate the payment at maturity if the basket does not appreciate or depreciates as a whole and therefore the basket performance factor is 1.0 or less based on the hypothetical data in the respective tables below.

Stated principal amount is $10

The basket performance factor is less than 1.0

Basket Commodity	Basket Commodity Weighting	Hypothetical Initial Basket Commodity Price	Hypothetical Final Basket Commodity Price	Percentage Change
X commodity	50%	$10	$5	- 50%
Y commodity index	25%	10	12	+ 20%
Z commodity shares	25%	$10	$13	+ 30%

Basket Performance Factor = sum of the products of (x) the final basket commodity price for each basket commodity divided by the initial basket commodity price of such basket commodity times (y) the basket commodity weighting for such basket commodity:

(final X commodity price / initial X commodity price) × 0.5; plus

(final Y commodity index value / initial Y commodity index value) × 0.25; plus

(final Z commodity ETF price / initial Z commodity ETF price) × 0.25; plus

So, using the final basket commodity prices above:

X commodity = ($5 / $10) × 0.5 = 0.25; plus

Y commodity index = ($12 / $10) × 0.25 = 0.3; plus

Z commodity ETF = ($13 / 10) × 0.25 = 0.325; plus

which equals

basket performance factor = 0.875

In the above example, the final basket commodity prices for Y commodity index and Z commodity ETF (with a combined weighting of 50% of the basket) are each higher than their respective initial basket commodity prices, but the final basket commodity price of X commodity (with a weighting of 50% of the basket) is lower than its initial basket commodity price. Accordingly, although the final basket commodity prices of two out of the three basket commodities have increased in value over their respective initial basket commodity prices, the final basket commodity price of one basket commodity has declined from its initial basket commodity price and, because it has declined further, its decline offsets the increases in the other basket commodities and, consequently, the basket performance factor is less than 1.0. Therefore, the payment at maturity per security will be less than the $10 stated principal amount and will equal:

$10 times the basket performance factor; or

$10 × 0.875 = $8.75

Trigger jump securities with a fixed upside payment, and there is no further participation in the appreciation of the underlying asset:

Assuming an issuance of securities linked to a commodity index with a fixed upside payment, the following graph illustrates the payment at maturity on each security for a range of final index values of the underlying index. The graph does not illustrate every final index value that may occur. The graph is based on the following hypothetical terms:

• stated principal amount:	$1,000
• upside payment:	$200
• initial index value:	1,000
• downside threshold value:	900

•	Where the final index value is at all greater than the initial index value, the payment at maturity on the securities reflected in the graph above is greater than the $1,000 stated principal amount per security and is equal to $1,000 plus the upside payment of $200. An investor will receive a payment at maturity of $1,200 per security at any final index value greater than the initial index value.

•	Where the final index value is less than or equal to the initial index value but is greater than or equal to the downside threshold value of 900, the payment at maturity reflected in the graph above is equal to the $1,000 stated principal amount per security.

•	Where the final index value is less than the downside threshold value, the payment at maturity will be less than or equal to the stated principal amount of $1,000 by an amount that is proportionate to the percentage decrease of the underlying index. For example, if the final index value has decreased by 40% from the initial index value, the payment at maturity will be $600 per security (60% of the stated principal amount).

Trigger jump securities that pay the greater of a fixed upside payment and an underlying asset-based return:

Assuming an issuance of securities linked to a commodity index that provides for the greater of a fixed upside payment and an underlying asset-based return, the following graph illustrates the payment at maturity on each security for a range of final index values of the underlying index. The graph does not illustrate every final index value that may occur. The graph is based on the following hypothetical terms:

• stated principal amount:	$1,000
• upside payment:	$200
• initial index value:	1,000
• downside threshold value:	900

•	Where the final index value is greater than the initial index value, the payment at maturity on the securities reflected in the graph above is greater than the $1,000 stated principal amount per security and is equal to $1,000 plus the greater of (i) $1,000 times the index percent change and (ii) the upside payment of $200. An investor will receive a payment at maturity of $1,200 per security at any final index value greater than the initial index value by an amount less than or equal to 20%. If the final index value has increased from the initial index value by more than 20%, the investor will receive a payment at maturity that is equal to $1,000 plus an amount that represents a 1 to 1 participation in the appreciation of the underlying index.

•	Where the final index value is less than or equal to the initial index value but is greater than or equal to the downside threshold value of 900, the payment at maturity reflected in the graph above is equal to the $1,000 stated principal amount per security.

•	Where the final index value is less than the downside threshold value, the payment at maturity will be less than or equal to the stated principal amount of $1,000 by an amount that is proportionate to the percentage decrease of the underlying index. For example, if the final index value has decreased by 40% from the initial index value, the payment at maturity will be $600 per security (60% of the stated principal amount).

Securities with multiple valuation dates:

Presented below are hypothetical examples showing how the payment at maturity is calculated for securities with multiple valuation dates. In these examples, we have assumed that the securities are linked to a single commodity index with an initial index value equal to 1,000, that the securities provide for the greater of the upside payment of $200 and the product of the stated principal amount and the index percent change and that the stated principal amount is $1,000.

The payment at maturity is based on the final average index value, which equals the arithmetic average of the index value of the underlying commodity index on each of the valuation dates (four dates in our examples below) specified in the applicable pricing supplement. Because the value of the underlying commodity index may be subject to significant fluctuations over the period covered by the valuation dates, it is not possible to present a chart or table illustrating the complete range of possible payments at maturity. The examples of the hypothetical payment calculations that follow are intended to illustrate the effect of general trends in the index value of the underlying commodity index over such period on the amount payable to you at maturity. However, the underlying commodity index may not increase or decrease over such period in accordance with any of the trends depicted by the hypothetical examples below.

The following three examples illustrate the payment at maturity on the securities for a range of hypothetical index values in a hypothetical issuance with four valuation dates and demonstrate the impact of basing the calculation of the payment at maturity on the final average index value.

	Example 1	Example 2	Example 3
	Index Value	Index Value	Index Value
1st Valuation Date	1,050	1,100	1,300
2nd Valuation Date	1,080	800	1,400
3rd Valuation Date	1,100	700	1,200
Final Valuation Date	1,370	1,100	1,100
Final Average Index Value:	1,150	925	1,250
Stated Principal Amount:	$1,000	$1,000	$1,000
Payment at Maturity on a $1,000 Stated Principal Amount:	$1,200	$925	$1,250

•	In Example 1, the index value increases as of each valuation date and, due to the averaging of the index values over the valuation dates, the final average index value of 1,150 is lower than the index value of 1,370 on the final valuation date. At maturity, for each security, the investor receives $1,200 because the upside payment of $200 is greater than the index-based return of $150. The return on the securities at maturity represents a 20% increase above the stated principal amount, which is less than the simple index return of 37% over the term of the securities.

•	In Example 2, the index value increases initially on the first valuation date, declines on the second and third valuation dates, and increases again on the final valuation date. Due to the averaging of the index values over the valuation dates, the final average index value of 925 is lower than the index value on the final valuation date and also lower than the initial index value. At maturity, for each security, the investor receives $925. The return on the securities at maturity represents a 7.5% loss on the stated principal amount, despite the simple index return of 10% over the term of the securities.

•	In Example 3, the index value reaches a high of 1,400 on the second valuation date and declines on subsequent valuation dates. At maturity, the final average index value of 1,250 is higher than the index value of 1,100 on the final valuation date. At maturity, for each security, the investor receives $1,250 because the index-based return of $250 is greater than the upside payment of $200. The return on the securities at maturity represents a 25% increase above the stated principal amount, despite the simple index return of 10% over the term of the securities.

Risk Factors

The securities are not secured debt, are riskier than ordinary debt securities and, unlike ordinary debt securities, the securities generally do not pay interest or guarantee the return of principal at maturity. The return investors realize on the securities may be limited to the fixed upside payment if so specified in the applicable pricing supplement. This section describes the material risks relating to the securities. You should carefully consider whether the securities are suited to your particular circumstances before you decide to purchase them.

Risks Relating to an Investment in the Securities

The securities generally do not pay interest or guarantee return of principal

The terms of the securities differ from those of ordinary debt securities in that we do not guarantee to pay you the principal amount of the securities at maturity and generally do not pay you any interest on the securities. Instead, at maturity, you will receive for each stated principal amount of securities that you hold an amount in cash based on the final value (or final average value) of the underlying asset. If the final value (or final average value) decreases from the initial value, you will receive an amount in cash that is less than the stated principal amount of each security by an amount proportionate to the decline in the value of the underlying asset, and you will lose some or all of your investment. Buffered Jump securities offer limited protection against the loss of principal for a decline in the underlying asset up to the buffer amount and provide for a minimum payment at maturity equal to the stated principal amount times the buffer amount. Trigger Jump securities offer limited protection against the loss of principal for a decline in the underlying asset up to the trigger amount but generally do not provide for a minimum payment at maturity.

Your appreciation potential may be limited

In the case of securities with a fixed upside payment, the payment at maturity will equal the stated principal amount plus a fixed upside payment for any final value of the underlying asset that is greater than the initial value. Your return will be limited to such fixed upside payment even if the value of the underlying asset increases substantially.

The market price of the securities will be influenced by many unpredictable factors

Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market, including:

•	the value of the underlying commodities, the underlying commodity indices, the commodities futures contracts included in the underlying commodity indices (the “index commodities”) and/or the underlying commodity ETFs at any time and, in particular, on the specified valuation date(s),

•	the volatility (frequency and magnitude of changes in value) of the underlying commodities, the underlying commodity indices, the index commodities and/or the underlying commodity ETFs,

•	the market prices of the underlying commodities and the futures contracts on such underlying commodities and of the index commodities, and the volatility of such prices,

•	trends of supply and demand for the underlying commodities and index commodities, at any time,

•	interest and yield rates in the market,

•	geopolitical conditions and economic, financial, political and regulatory or judicial events that affect the underlying commodities or commodities markets generally and that may affect the final value of the underlying commodities, underlying commodity indices and/or underlying commodity ETFs,

•	the time remaining to the maturity of the securities, and

•	any actual or anticipated changes in our credit ratings or credit spreads.

Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity. Generally, the longer the time remaining to maturity, the more the market price of the securities will be affected by the other factors described above. For example, you may have to sell your securities at a substantial discount from the stated principal amount if, at the time of sale or on earlier valuation dates, if any, the underlying asset is at, below or not sufficiently above its initial value.

You cannot predict the future performance of the underlying asset based on its historical performance. We cannot guarantee that the performance of the underlying asset will be positive, so that you will receive at maturity an amount that is greater than the stated principal amount of the securities.

You will be able to review the historical prices of the underlying asset in the applicable pricing supplement. You cannot predict the future performance of the underlying asset based on its historical performance. The value of the applicable underlying asset may decrease so that you will receive at maturity a payment that is less than the principal amount of the securities by an amount proportionate to the decrease in the value of the underlying asset, and in the case of buffered jump securities, in by an amount that is proportionate to the decrease in the value of the underlying asset, multiplied by the downside factor. In addition, there can be no assurance that the value of the underlying asset will increase so that you will receive at maturity an amount in excess of the stated principal amount of the securities. Nor can there be any assurance that the value of the underlying asset will not increase beyond a specified percentage of the initial value of the underlying asset, in which case you will receive only the maximum payment at maturity and will not benefit fully from such appreciation of the underlying asset.

The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities

You are dependent on our ability to pay all amounts due on the securities at maturity, and, therefore, you are subject to our credit risk. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

As a finance subsidiary, MSFL has no independent operations and will have no independent assets

As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of the securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

Securities issued by MSFL will not have the benefit of any cross-default or cross-acceleration with other indebtedness of MSFL or Morgan Stanley; a Morgan Stanley covenant default or bankruptcy, insolvency or reorganization event does not constitute an event of default with respect to MSFL securities

The securities issued by MSFL will not have the benefit of any cross-default or cross-acceleration with other indebtedness of MSFL or Morgan Stanley. In addition, a covenant default by Morgan Stanley, as guarantor, or an event of bankruptcy, insolvency or reorganization of Morgan Stanley, as guarantor, does not constitute an event of default with respect to any securities issued by MSFL. See “Description of Debt Securities—Events of Default” in the accompanying prospectus.

In the case of securities with one valuation date, the amount payable on the securities is not linked to the value of the underlying asset at any time other than that one valuation date

In the case of securities with one valuation date, the final value of the underlying asset will be based on the value of the underlying asset on the valuation date, subject to postponement in the event of non-index business days, or non-trading days as applicable, or the occurrence of a market disruption event.  Even if the value of the underlying asset appreciates prior to the valuation date but then drops on the valuation date to at or below the initial value of the asset, you will not benefit from the upside payment feature, and the payment at maturity will be significantly less than it would have been had the payment at maturity been linked to the value of the underlying asset prior to such drop.  Although the actual value of the underlying asset on the stated maturity date or at other times during the term of the securities may be higher than the final value of the underlying asset, the payment at maturity for such securities will be based solely on the value of the underlying asset on the valuation date.

In the case of securities with multiple valuation dates, the securities may pay less than the stated principal amount at maturity even where the value of the underlying asset on the final valuation date is higher than its initial value

For securities with multiple valuation dates, you will receive a payment at maturity that is greater than the stated principal amount of the securities only if the arithmetic average of the values of the underlying asset on each of the valuation dates is greater than its initial value. A value of the underlying asset which is higher than its initial value on any one valuation date may be partially or entirely offset by a value of the underlying asset which is lower than its initial value on any other valuation date. Consequently, it is possible that you will receive at maturity an amount less than the stated principal amount for each security you hold, even if the underlying asset has appreciated substantially as of the final valuation date.

Legal and regulatory changes could adversely affect the return on and value of your securities

Futures contracts and options on futures contracts, including those related to the underlying commodities or the index commodities, are subject to extensive statutes, regulations, and margin requirements. The Commodity Futures Trading Commission, commonly referred to as the “CFTC,” and the exchanges on which such futures contracts trade are authorized to take extraordinary actions in the event of a market emergency, including, for example, the retroactive implementation of speculative position limits or higher margin requirements, the establishment of daily limits and the suspension of trading. Furthermore, certain exchanges have regulations that limit the amount of fluctuations in futures contract prices that may occur during a single five-minute trading period. These limits could adversely affect the market prices of relevant futures and options contracts and forward contracts. The regulation of commodity transactions in the U.S. is subject to ongoing modification by government and judicial action. In addition, various non-U.S. governments have expressed concern regarding the disruptive effects of speculative trading in the commodity markets and the need to regulate the derivative markets in general. The effect on the value of the securities of any future regulatory change is impossible to predict, but could be substantial and adverse to the interests of holders of the securities.

For example, the Dodd-Frank Act, which was enacted on July 21, 2010, requires the CFTC to establish limits on the amount of positions that may be held by any person in certain commodity futures contracts and swaps, futures and options that are economically equivalent to such contracts. While the effects of these or other regulatory developments are difficult to predict, when adopted, such rules may have the effect of making the markets for commodities, commodity futures contracts, options on futures contracts and other related derivatives more volatile and over time potentially less liquid. Such restrictions may force market participants, including us and our affiliates, or such market participants may decide, to sell their positions in such futures contracts and other instruments subject to the limits. If this broad market selling were to occur, it would likely lead to declines, possibly significant declines, in commodity prices, in the price of such commodity futures contracts or instruments and potentially, the value of the securities.

The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than the original issue price and will adversely affect secondary market prices

Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a predetermined period of time following the original issue date (to be specified in the applicable pricing supplement), to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying asset, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

The estimated value of the securities, as set forth in the applicable pricing supplement, will be determined by reference to our pricing and valuation models, which may differ from those of other dealers, and will not represent a maximum or minimum secondary market price

These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date will not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your notes in the secondary market (if any exists) at any time. The value of your notes at any time after the date of the applicable pricing supplement will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price of the securities will be influenced by many unpredictable factors” above.

The securities may not be listed on any securities exchange and secondary trading may be limited

Unless we specify otherwise in the applicable pricing supplement, the securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. Our affiliate, MS & Co., may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

Investing in the securities is not equivalent to investing in the underlying commodities, underlying commodity indices or underlying commodity ETFs

Investing in the securities is not equivalent to investing directly in an underlying asset, or in futures contracts or forward contracts on such underlying asset.

By purchasing the securities, you do not purchase any entitlement to the underlying asset or to futures contracts or forward contracts on any of the commodities that may be related to such underlying asset. Also, by purchasing the securities, you are taking credit risk of Morgan Stanley and are not taking credit risk with respect to any counter-party to futures contracts and forward contracts on any of the commodities that may be related to the underlying asset.

Additionally, because the performance of each underlying commodity, underlying commodity index or underlying commodity ETF is based on the value of such underlying commodity, underlying commodity index or underlying commodity ETF on the valuation date(s), it is possible for the final commodity price, final index value or final ETF price, as applicable, of any of the underlying commodities, underlying commodity indices or underlying commodity ETFs, as applicable, to be lower than the relevant initial commodity price, initial index value or initial ETF price of such underlying commodity, underlying commodity index or underlying commodity ETF even if the price of such underlying commodity, underlying commodity index or underlying commodity ETF has been above the initial commodity price, initial index value or initial ETF price, as applicable, during the term of the securities. A decrease in the price or value, as applicable, of any of the underlying commodities, underlying commodity indices or underlying commodity ETFs may have a material adverse effect on the value of the securities and the return on an investment in the securities.

Furthermore, where the securities have more than one valuation date, it is possible for the final average commodity price, final average index value or final average ETF price, as applicable, to be lower than the initial commodity price, initial index value or initial ETF price, as applicable, even if the price or value, as applicable, of the underlying asset at maturity is higher than the relevant initial commodity price or initial index value, as applicable, because a low price or value, as applicable, of such underlying asset on any one valuation date could more than offset a high price or value, as applicable, for such underlying asset on the other valuation dates.

The Calculation Agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities

The relevant Calculation Agent will determine the initial commodity price, initial index value, initial ETF price or initial basket commodity price, as applicable, the final commodity price, final index value, final ETF price or final basket commodity price (or final average commodity price, final average index value, final average ETF price or final average basket commodity price), as applicable, the percentage change in the value of the underlying asset, the payment at maturity, if any, and whether a market disruption event has occurred. Moreover, certain determinations made by the relevant Calculation Agent may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor index or calculation of the value of any underlying asset in the event of a discontinuance of the relevant underlying asset. These potentially subjective determinations may adversely affect the payout to you at maturity, if any. See the definition of market disruption event under “Description of Securities—General Terms of Securities––Some Definitions” and the discussion under “Description of Securities—Postponement of Valuation Date,” “—Discontinuance of Any Underlying Commodity Index; Alteration of Method of Calculation” and “—Discontinuance of Any Underlying Commodity ETF; Alteration of Method of Calculation.”

Hedging and trading activity by our affiliates could potentially adversely affect the prices of the commodities related to the underlying asset

One or more of our affiliates and/or third party dealers expect to carry out hedging activities related to the securities, including trading in swaps, futures and options contracts on the underlying commodities, the underlying commodity indices, the underlying commodity ETFs and the commodities that underlie the underlying commodity indices or the underlying commodity ETFs as well as in other instruments related or linked to the underlying commodities, underlying commodity indices and/or underlying commodity ETFs. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater or more frequent dynamic adjustments to the hedge as the valuation date approaches. Some of our other affiliates also trade the underlying commodities, the index commodities and shares of the underlying commodity ETFs and other financial instruments related to the underlying commodities, underlying commodity indices and/or underlying commodity ETFs on a regular basis as part of their general commodity trading, proprietary trading and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially affect the initial commodity prices, initial index values or initial ETF prices, as applicable, and, as a result, could increase the values at which the underlying commodities, the underlying commodity indices and/or the underlying commodity ETF shares must close on any valuation date(s) so that you do not suffer a loss on your initial investment in the securities. Additionally, such hedging or trading activities during the term of the securities could potentially adversely affect the prices or values, as applicable, of the underlying asset, including the price or values, as applicable, on the valuation date(s), and, accordingly, the amount of cash you will receive upon a sale of the securities or at maturity, if any.

The U.S. federal income tax consequences of an investment in the securities are uncertain

Except as otherwise provided in the applicable pricing supplement, under current law, we intend to treat each security as a single financial contract that is an “open transaction” for U.S. federal income tax purposes. However, the U.S. federal income tax consequences of an investment in the securities are uncertain. If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative treatment for the securities, the timing and character of income or loss on the securities might differ significantly from the tax treatment described in this prospectus supplement. The risk that financial instruments providing for buffers, triggers or similar downside protection features would be recharacterized, for U.S. federal income tax purposes, as debt instruments giving rise to ordinary income, rather than as open transactions, is greater than the risk of recharacterization for comparable financial instruments that do not have such features. We do not plan to request a ruling from the IRS regarding the tax treatment of the securities, and the IRS or a court may not agree with the tax treatment described in the section entitled “United States Federal Taxation” in this prospectus supplement.

For a security linked to an equity interest in one of a specified list of entities, there is a substantial risk that an investment in the security will be treated as a “constructive ownership transaction.” If this treatment applies, all or a portion of any long-term capital gain recognized by a U.S. investor in respect of the security could be recharacterized as ordinary income (in which case an interest charge would be imposed). In addition, if the entity that the security links to holds certain commodities, the long-term capital gain that a U.S. investor would otherwise recognize in respect of the security up to the amount of the “net underlying long-term capital gain” could, if the U.S. investor is an individual or other non-corporate investor, be subject to tax at the higher rates applicable to “collectibles” instead of the general rates that apply to long-term capital gain. U.S. investors should read the section entitled “United States Federal Taxation—Tax Consequences to U.S. Holders—Possible Application of Section 1260 of the Code” in this prospectus supplement.

The U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. Such issues include whether to require holders of these instruments to accrue income over the term of their investment; the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” rule (as discussed above). In addition, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

Please read carefully the section of this prospectus supplement called “United States Federal Taxation” concerning the U.S. federal income tax consequences of an investment in the securities. Both U.S. and non-U.S. investors should consult their tax advisers regarding all aspects of the U.S. federal tax consequences of an investment in the securities, including possible alternative treatments, the issues presented by the notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Risks Relating to the Underlying Asset

Investments linked to commodities are subject to sharp fluctuations in commodity prices

Investments, such as the commodity-linked jump securities, linked to the prices of commodities, are subject to sharp fluctuations in the prices of commodities and related contracts over short periods of time for a variety of factors, including: changes in supply and demand relationships; weather; climatic events; the occurrence of natural disasters; wars; political and civil upheavals; acts of terrorism; trade, fiscal, monetary, and exchange control programs; domestic and foreign political and economic events and policies; disease; pestilence; technological developments; changes in interest rates; and trading activities in commodities and related contracts. These factors may affect the value of the underlying commodities, underlying commodity indices and/or underlying commodity ETFs and, accordingly, the value of your securities in varying and potentially inconsistent ways.

Specific commodities prices are volatile and are affected by numerous factors

For special risks related to certain underlying commodities that may be specified in the applicable pricing supplement, please see the relevant descriptions in “Annex I––Certain Additional Commodity Risks.”

Single commodity prices tend to be more volatile than, and may not correlate with, the prices of commodities generally

The payment at maturity on the securities may be linked exclusively to the price of a single underlying commodity and not to a diverse basket of commodities or a broad-based commodity index. For such securities, the price of the underlying commodity may not correlate to, and may diverge significantly from, the prices of commodities generally. Because these securities are linked to the price of a single commodity, they carry greater risk and may be more volatile than a security linked to the prices of multiple commodities or a broad-based commodity index. The prices of many individual commodities may be, and have recently been, highly volatile, and there can be no assurance that the volatility will lessen. See “Annex I: Certain Additional Commodity and Commodity Index Risks.”

Changes in the value of one or more of the basket commodities may offset each other

For securities linked to a basket of two or more commodities, commodity indices and/or commodity ETFs movements in the basket commodities may not correlate with each other. For example, at a time when the value of one or more of the basket commodities underlying a security increases, the value of one or more of the other basket commodities may not increase as much or may even decline. Therefore, in calculating the performance of the basket on any valuation date, increases in the value of one or more of the basket commodities may be moderated, or wholly offset, by lesser increases or declines in the value of one or more of the other basket commodities.

You cannot predict the future performance of any of the basket commodities or of the basket as a whole, or whether increases in the values of any of the basket commodities will be offset by decreases in the values of other basket commodities, based on their historical performance.

The basket commodities may not be equally weighted

If the securities are linked to a basket of two or more commodities, commodity indices and/or commodity ETFs, the basket commodities may have different weightings in determining the value of the basket of commodities. In such case, the same percentage change in two of the basket commodities could have different effects on the performance of the basket because of the unequal weightings. For example, if the weighting of one basket commodity is greater than the weighting of another basket commodity, a 5% decrease in the value of the basket commodity with the greater weighting will have a greater impact on the performance of the basket than a 5% increase in the value of the basket commodity with the lesser weighting.

Adjustments to any underlying commodity index or underlying commodity ETF could adversely affect the value of the securities

The underlying commodity index publishers are responsible for calculating and maintaining any underlying commodity index. The underlying commodity index publishers can add, delete or substitute the commodity contracts included in any underlying commodity index or make other methodological changes that could change the value of the underlying commodity index. The underlying commodity index publishers may discontinue or suspend calculation or dissemination of any underlying commodity index. Any of these actions could adversely affect the value of the securities. The underlying commodity index publishers have no obligation to consider your interests in calculating or modifying any underlying commodity index.

The underlying commodity index publishers may discontinue or suspend calculation or publication of any underlying commodity index at any time. In these circumstances, MSCG, as the Calculation Agent, will have the sole discretion to substitute a successor index that is comparable to the discontinued underlying commodity index. MSCG could have an economic interest that is different than that of investors in the securities insofar as, for example, MSCG is permitted to consider indices that are calculated and published by MSCG or any of its affiliates. If MSCG determines that there is no appropriate successor index, at maturity the payment on the securities will be an amount based on the closing prices of the commodities included in the discontinued underlying commodity index at the time of such discontinuance, without rebalancing or substitution, computed by the Calculation Agent in accordance with the formula for calculating the underlying commodity index last in effect prior to discontinuance of such index.

For securities linked to an underlying commodity ETF, the underlying commodity index publisher of an index which the relevant underlying commodity ETF generally seeks to track, which we refer to as a share underlying index, is responsible for calculating and maintaining such index. Such underlying commodity index publisher can add, delete or substitute the commodity contracts underlying the share underlying index or make other methodological changes that could change the value of the share underlying index and, therefore, the value of the relevant underlying commodity ETF. The investment adviser of any underlying commodity ETF, pursuant to its investment strategy or otherwise, may add, delete or substitute the commodities or commodity contracts held by such underlying commodity ETF. Any of these actions could adversely affect the price of the shares of the relevant underlying commodity ETF and, consequently, the value of the securities.

The performance and market price of the underlying commodity ETF shares, particularly during periods of market volatility, may not correlate with the performance of the share underlying index, the performance of the component securities of the share underlying index or the net asset value per share of the underlying commodity ETF shares

The underlying commodity ETF shares do not fully replicate the share underlying index and may hold securities that are different than those included in the share underlying index.  In addition, the performance of the underlying commodity ETF shares will reflect additional transaction costs and fees that are not included in the calculation of the share underlying index.  All of these factors may lead to a lack of correlation between the performance of the underlying commodity ETF shares and the share underlying index.  In addition, corporate actions (such as mergers and spin-offs) with respect to the equity securities underlying the underlying commodity ETF shares may impact the variance between the performances of the underlying commodity ETF shares and the share underlying index.  Finally, because the shares of the underlying commodity ETF shares are traded on an exchange and are subject to market supply and investor demand, the market price of one share of the underlying commodity ETF shares may differ from the net asset value per share of the underlying commodity ETF shares.

In particular, during periods of market volatility, or unusual trading activity, trading in the securities underlying the underlying commodity ETF shares may be disrupted or limited, or such securities may be unavailable in the secondary market.  Under these circumstances, the liquidity of the underlying commodity ETF shares may be adversely affected, market participants may be unable to calculate accurately the net asset value per share of the underlying commodity ETF shares, and their ability to create and redeem shares of the underlying commodity ETF shares may be disrupted. Under these circumstances, the market price of the underlying commodity ETF shares may vary substantially from the net asset value per share of the underlying commodity ETF shares or the level of the share underlying index.

For all of the foregoing reasons, the performance of the underlying commodity ETF shares may not correlate with the performance of the share underlying index, the performance of the component securities of the share underlying index or the net asset value per share of the underlying commodity ETF shares.  Any of these events could materially and adversely affect the price of the underlying commodity ETF shares and, therefore, the value of the securities.  Additionally, if market volatility or these events were to occur on the valuation date, the calculation agent would maintain discretion to determine whether such market volatility or events have caused a market disruption event to occur, and such determination would affect the payment at maturity of the securities.  If the calculation agent determines that no market disruption event has taken place, the payment at maturity would be based solely on the published closing price per share of the underlying commodity ETF shares on the valuation date, even if the underlying commodity ETF shares are underperforming the share underlying index or the component securities of the share underlying index and/or trading below the net asset value per share of the underlying commodity ETF shares.

Higher future prices of commodities included in an underlying commodity index relative to their current prices may adversely affect the value of the underlying commodity index and the value of the securities

For securities linked to an underlying commodity index, whether alone or as part of a basket, the underlying commodity index will be composed of futures contracts on physical commodities. Unlike equities, which typically entitle the holder to a continuing stake in a corporation, commodity futures contracts normally specify a certain date for delivery of the underlying physical commodity. As the futures contracts that compose an underlying commodity index approach expiration, they are replaced by contracts that have a later expiration. Thus, for example, a contract purchased and held in September may specify an October expiration. As time passes, the contract expiring in October is replaced by a contract for delivery in November. This process is referred to as “rolling.” If the market for these contracts is (putting aside other considerations) in “backwardation,” where the prices are lower in the distant delivery months than in the nearer delivery months, the sale of the October contract would take place at a price that is higher than the price of the November contract, thereby creating a “roll yield.” While many of the contracts included in an underlying commodity index may have historically exhibited consistent periods of backwardation, backwardation will most likely not exist at all times. Moreover, certain of the commodities included in an underlying commodity index may have historically traded in “contango” markets. Contango markets are those in which the prices of contracts are higher in the distant delivery months than in the nearer delivery months. The presence of contango and absence of backwardation in the commodity markets could result in negative “roll yields,” which could adversely affect the value of an underlying commodity index and, accordingly, the value of the securities.

The antidilution adjustments the Calculation Agent is required to make do not cover every event that could affect the underlying commodity ETF

The Calculation Agent, will adjust the amount payable at maturity for certain events affecting the underlying commodity ETF shares. However, the Calculation Agent will not make an adjustment for every event that could affect the underlying commodity ETF shares. If an event occurs that does not require the Calculation Agent to adjust the amount payable at maturity, the market price of the securities may be materially and adversely affected.

Suspension or disruptions of market trading in commodity and related futures markets may adversely affect the value of the securities

The commodity markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention. In addition, U.S. futures exchanges and some foreign exchanges have regulations that limit the amount of fluctuation in futures contract prices which may occur during a single business day. These limits are generally referred to as “daily price fluctuation limits” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price.” Once the limit price has been reached in a particular contract, no trades may be made at a different price. Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at disadvantageous times or prices. These circumstances could adversely affect the value of the underlying asset and, therefore, the value of the securities.

An investment linked to commodity futures contracts is not equivalent to an investment linked to the spot prices of physical commodities

Underlying commodity indices and certain underlying commodities have returns based on the change in price of futures contracts included in such underlying commodity index or on such underlying commodity, not the change in the spot price of actual physical commodities to which such futures contracts relate. The price of a futures contract reflects the expected value of the commodity upon delivery in the future, whereas the price of a physical commodity reflects the value of such commodity upon immediate delivery, which is referred to as the spot price. Several factors can result in differences between the price of a commodity futures contract and the spot price of a commodity, including the cost of storing such commodity for the length of the futures contract, interest costs related to financing the purchase of such commodity and expectations of supply and demand for such commodity. While the changes in the price of a futures contract are usually correlated with the changes in the spot price, such correlation is not exact. In some cases, the performance of a commodity futures contract can deviate significantly from the spot price performance of the related underlying commodity, especially over longer periods of time. Accordingly, investments linked to the return of commodities futures contracts may underperform similar investments that reflect the spot price return on physical commodities.

There are risks relating to the trading of metals on the London Metal Exchange

The official cash offer prices of certain underlying commodities, such as aluminum, copper, lead, nickel and zinc, may be determined by reference to the per unit U.S. dollar cash offer prices of contracts traded on the London Metal Exchange, which we refer to as the LME. The LME is a principals’ market which operates in a manner more closely analogous to the over-the-counter physical commodity markets than regulated futures markets. For example, there are no daily price limits on the LME, which would otherwise restrict the extent of daily fluctuations in the prices of LME contracts. In a declining market, therefore, it is possible that prices would continue to decline without limitation within a trading day or over a period of trading days. In addition, a contract may be entered into on the LME calling for delivery on any day from one day to three months following the date of such contract and for monthly delivery in any of the next 16 to 24 months (depending on the commodity) following such third month, in contrast to trading on futures exchanges, which call for delivery in stated delivery months. As a result, there may be a greater risk of a concentration of positions in LME contracts on particular delivery dates, which in turn could cause temporary aberrations in the prices of LME contracts for certain delivery dates. If such aberrations occur on any valuation date, the per unit U.S. dollar cash offer prices used to determine the official cash offer price of certain underlying commodities could be adversely affected.

There are risks relating to trading of commodities on the London Bullion Market Association and the London Platinum and Palladium Market

Gold and silver are traded on the London Bullion Market Association, which we refer to as the LBMA, and platinum and palladium are traded on the London Platinum and Palladium Market, which we refer to as the LPPM. The closing prices of certain underlying commodities will be determined by reference to the London silver price reported by the LBMA (in the case of silver) and the fixing prices reported by the LBMA (in the case of gold) and the LPPM (in the case of platinum and palladium). The LBMA is a self-regulatory association of bullion market participants. Although all market-making members of the LBMA are supervised by the Bank of England and are required to satisfy a capital adequacy test, the LBMA itself is not a regulated entity. Like the LBMA, the LPPM is a self-regulatory association of bullion market participants that is not a regulated entity. If the LBMA or the LPPM should cease operations, or if bullion trading should become subject to a value added tax or other tax or any other form of regulation currently not in place, the role of LBMA prices and pricing fixings as a global benchmark for the value of gold and silver, respectively, and the LPPM price fixings for the value of platinum and palladium may be adversely affected. Each of the LBMA and the LPPM is a principals’ market which operates in a manner more closely analogous to over-the-counter physical commodity markets than regulated futures markets, and certain features of U.S. futures contracts are not present in the context of LBMA or LPPM trading. For example, there are no daily price limits on the LBMA or the LPPM, which would otherwise restrict fluctuations in the prices of LBMA or LPPM contracts. In a declining market, it is possible that prices would continue to decline without limitation within a trading day or over a period of trading days. In addition, there are currently proposals to replace the current process for determining the commodity price for gold. If this were to change, we can give you no assurance that any new process will function as intended or that it will generate the same price as would have been generated pursuant to the current process.

Description of Securities

Investors should carefully read the general terms and provisions of our debt securities in “Description of Debt Securities” in the prospectus. This section supplements that description. The applicable pricing supplement will specify the particular terms for each issuance of securities, and may supplement, modify or replace any of the information in this section and in “Description of Debt Securities” in the prospectus. References in this prospectus supplement to a security shall refer to the stated principal amount specified as the denomination for that issuance of securities in the applicable pricing supplement.

The following terms used in this section are defined in the indicated sections of the accompanying prospectus:

•	Senior Debt Indenture (“Description of Debt Securities—Indentures”)

•	senior indebtedness (“Description of Debt Securities—Subordination Provisions”)

•	MSFL Senior Debt Indenture (“Description of Debt Securities—Indentures”)

General Terms of Securities

Morgan Stanley Securities. Morgan Stanley will issue the securities as part of its Series I medium-term notes under the Senior Debt Indenture. The Series I medium-term notes issued under the Senior Debt Indenture, together with Morgan Stanley’s senior Series J and Series K global medium-term notes, referred to below under “Plan of Distribution (Conflicts of Interest),” will constitute a single series under that indenture, together with any other obligations Morgan Stanley issues in the future under the Senior Debt Indenture that it designates as being part of that series. The Senior Debt Indenture does not limit the amount of additional indebtedness that Morgan Stanley may incur. Morgan Stanley may, without your consent, create and issue additional securities with the same terms as previous issuances of securities, so that the additional securities will be considered as part of the same issuance as the earlier securities.

MSFL Securities. MSFL will issue the securities as part of its Series A medium-term notes under the MSFL Senior Debt Indenture. The Series A medium-term notes issued under the MSFL Senior Debt Indenture will constitute a single series under the MSFL Senior Debt Indenture, together with any other obligations MSFL issues in the future under the MSFL Senior Debt Indenture that it designates as being part of that series. The MSFL Senior Debt Indenture does not limit the amount of additional indebtedness that MSFL may incur. MSFL may, without your consent, create and issue additional securities with the same terms as previous issuances of securities, so that the additional securities will be considered as part of the same issuance as the earlier securities.

Ranking. Morgan Stanley Securities. Morgan Stanley securities issued under the Senior Debt Indenture will rank on a parity with all of its other senior indebtedness and with all of its other unsecured and unsubordinated indebtedness, subject to statutory exceptions in the event of liquidation upon insolvency.

MSFL Securities. MSFL securities issued under the MSFL Senior Debt Indenture will rank on a parity with all of its other senior indebtedness and with all of its other unsecured and unsubordinated indebtedness, subject to statutory exceptions in the event of liquidation upon insolvency. Such securities will be fully and unconditionally guaranteed by Morgan Stanley. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of the securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. See “Structural Subordination; Morgan Stanley’s Access to Assets Held by Subsidiaries May Be Restricted” and “Status of the MSFL Securities; Relationship with Morgan Stanley Securities” in the accompanying prospectus.

Guarantee of MSFL Securities. The payments due, including any property deliverable, under any securities issued by MSFL, will be fully and unconditionally guaranteed by Morgan Stanley. If, for any reason, MSFL does not make any required payment in respect of any of the securities, Morgan Stanley will cause the payment to be made at the same address at which MSFL is obligated to make such payment. Morgan Stanley’s guarantee of the payments due on the securities issued by MSFL will be unsecured senior obligations of Morgan Stanley. See

“Description of Debt Securities—Morgan Stanley Guarantee of Debt Securities Issued by MSFL” in the accompanying prospectus.

Terms Specified in Pricing Supplements. A pricing supplement will specify the following terms of any issuance of securities to the extent applicable:

•	the issuer of the securities;

•	the issue price (price to public);

•	the stated principal amount per security;

•	the aggregate principal amount;

•	the denominations or minimum denominations;

•	the upside payment and, in the event of any appreciation of the underlying asset, whether the return on the securities will be fixed and limited to the upside payment or will equal the greater of the upside payment and the underlying asset-based return;

•	whether the securities are buffered;

•	the downside factor, if applicable;

•	the original issue date;

•	the stated maturity date and any terms related to any extension of the maturity date not otherwise set forth in this prospectus supplement;

•	the underlying commodity, underlying commodity index, underlying commodity ETF or basket of commodities;

•	if the securities are linked to a basket, the basket commodity weighting for each basket commodity;

•	the value of the underlying commodity, underlying commodity index, underlying commodity ETF or basket of commodities on the pricing date;

•	the valuation date(s);

•	the maximum and/or minimum payment at maturity, if applicable;

•	the rate per year at which the securities will bear interest, if any, or the method of calculating that rate and the dates on which interest will be payable;

•	whether the securities may be redeemed, in whole or in part, at our option or repaid at your option, prior to the stated maturity date, and the terms of any redemption or repayment;

•	if any securities are not denominated and payable in U.S. dollars, the currency or currencies in which the principal, premium, if any, and interest, if any, will be paid, which we refer to as the “specified currency,” along with any other terms relating to the non-U.S. dollar denomination;

•	whether the securities will be listed on any stock exchange;

•	whether the securities will be issued in book-entry or certificated form;

•	if the securities are in book-entry form, whether the securities will be offered on a global basis to investors through Euroclear and Clearstream, Luxembourg as well as through the Depositary (each as defined below); and

•	any other terms on which we will issue the securities.

Some Definitions. We have defined some of the terms that we use frequently in this prospectus supplement below:

“adjustment factor” means, for any security linked to an underlying commodity ETF, a number which is initially 1.0 and will be subject to adjustment for certain events affecting the underlying commodity ETF shares as follows. If the underlying commodity ETF shares are subject to a share split or reverse share split, then once such split has become effective, the adjustment factor will be adjusted to equal the product of the prior adjustment factor and the number of shares issued in such share split or reverse share split with respect to one underlying commodity ETF share. No such adjustment to the adjustment factor will be required unless such adjustment would require a change of at least 0.1% in the amount being adjusted as then in effect. Any number so adjusted will be rounded to the nearest one hundred-thousandth, with five one-millionths being rounded upward.

“basket commodity” means any commodity, commodity index or commodity ETF which is a component of the basket of commodities for any security linked to a basket of commodities.

“basket commodity weighting” of a basket commodity in a basket of commodities represents the percentage of the whole basket initially assigned to such basket commodity. The weightings for each basket commodity will be specified in the applicable pricing supplement.

“basket of commodities” means the underlying basket of commodities which may consist of commodities, commodity indices, commodity ETFs or any combination thereof as specified in the applicable pricing supplement, the performance of which underlies the securities.

“buffer amount” means, for any security with a buffer feature, the percentage specified in the applicable pricing supplement by which the final commodity price, final index value, final ETF price or final basket value, as applicable, may decline from the initial commodity price, initial index value, initial ETF price or initial basket value, as applicable, before you will lose any part of the stated principal amount per security.

“business day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in The City of New York.

“Clearstream, Luxembourg” means Clearstream Banking, société anonyme.

“commodity price” means, on any date:

(i)	for aluminum, copper, lead, nickel, tin or zinc, the official cash offer price per tonne of high grade primary aluminum, copper grade A, standard lead, primary nickel, tin or special high grade zinc, as applicable, on the relevant exchange for the spot market, stated in U.S. dollars, as determined by the relevant exchange on such date,

(ii)	for gold, the afternoon London gold price per troy ounce of gold for delivery in London through a member of the LBMA (as defined below) authorized to effect such delivery, stated in U.S. dollars, as calculated and administered by independent service provider(s) pursuant to an agreement with the LBMA and published by the LBMA on such date,

(iii)	for silver, the London silver price per troy ounce of silver for delivery in London through a member of the LBMA authorized to effect such delivery, stated in U.S. dollars, as calculated and administered by independent service provider(s) pursuant to an agreement with the LBMA and published by the LBMA on such date,

(iv)	for platinum or palladium, the afternoon London platinum price or London palladium price, as applicable (which may also be referred to as the LBMA Platinum Price or the LBMA Palladium Price, respectively), per troy ounce gross of platinum or palladium, as applicable, for delivery in London through a member of the London Platinum and Palladium Market (“LPPM”) authorized to effect such delivery, stated in U.S. dollars, as calculated, administered and published by the relevant exchange on such date,

(v)	for heating oil or RBOB gasoline, the official settlement price per gallon of New York Harbor No. 2 heating oil or New York Harbor reformulated gasoline blendstock for oxygen blending, as applicable, on the relevant exchange of the first nearby month futures contract, stated in U.S. dollars, as made public by the relevant exchange on such date, provided that if such date falls on the last trading day of such futures contract (all pursuant to the rules of the relevant exchange), then the second nearby month futures contract on such date,

(vi)	for natural gas, the official settlement price per one million British thermal units of natural gas on the relevant exchange of the first nearby month futures contract, stated in U.S. dollars, as made public by the relevant exchange on such date, provided that if such date falls on the last trading day of such futures contract (all pursuant to the rules of the relevant exchange), then the second nearby month futures contract on such date,

(vii)	for WTI crude oil, the official settlement price per barrel of West Texas Intermediate light sweet crude oil on the relevant exchange of the first nearby month futures contract, stated in U.S. dollars, as made public by the relevant exchange on such date, provided that if such date falls on the last trading day of such futures contract (all pursuant to the rules of the relevant exchange), then the second nearby month futures contract on such date,

(viii)	for Brent crude oil, the official settlement price per barrel of Brent blend crude oil on the relevant exchange of the first nearby month futures contract, stated in U.S. dollars, as made public by the relevant exchange on such date, provided that if such date falls on the last trading day of such futures contract (all pursuant to the rules of the relevant exchange), then the second nearby month futures contract on such date,

(ix)	for coal, the published price per tonne of steam coal, 6,000 kcal/kg, up to 1% sulphur NAR basis, cif ARA of the first nearby calendar month, stated in U.S. dollars, as published under the heading “Daily forward curves: API 2: (6,000kc NAR CIF ARA)” under the column “Average” in the issue of McCloskey’s Coal Report on such date,

(x)	for corn, soybeans or wheat, the official settlement price per bushel of deliverable-grade corn, soybeans or wheat, as applicable, on the relevant exchange of the first nearby month futures contract (or, in the case of any trading day after the date of the last trade of the options contract (if there is more than one options contract, then the options contract with the latest date) pertaining to the first nearby month futures contract, the second nearby month futures contract), stated in U.S. cents, as made public by the relevant exchange on such date,

(xi)	for soybean meal, the official settlement price per ton of deliverable-grade soybean meal on the relevant exchange of the first nearby month futures contract (or, in the case of any trading day after the date of the last trade of the options contract (if there is more than one options contract, then the options contract with the latest date) pertaining to the first nearby month futures contract, the second nearby month futures contract), stated in U.S. dollars, as made public by the relevant exchange on such date,

(xii)	for rough rice, the official settlement price per hundredweight of deliverable-grade rough rice on the relevant exchange of the first nearby month futures contract; provided that any pricing date after the date of the last trade of the relevant options contract shall look to the second nearby month futures contract, stated in U.S. cents, as determined and as published by the relevant exchange on such date,

(xiii)	for cotton, the official settlement price per pound of deliverable-grade cotton No. 2 on the relevant exchange of the first nearby month futures contract (or, in the case of any trading day after the date of the last trade of the options contract (if there is more than one options contract, then the options contract with the latest date) pertaining to the first nearby month futures contract, the second nearby month futures contract), stated in U.S. cents, as made public by the relevant exchange on such date, provided that if such futures contract is an October futures contract, then the commodity price for cotton will be determined using the December futures contract for the same year instead of the October futures contract,

(xiv)	for sugar or coffee, the official settlement price per pound of sugar cane or washed arabica coffee, as applicable, on the relevant exchange of the first nearby month futures contract (or, in the case of any trading day after the date of the last trade of the options contract (if there is more than one options contract, then the options contract with the latest date) pertaining to the first nearby month futures contract, the second nearby month futures contract), stated in U.S. cents, as made public by the relevant exchange on such date,

(xv)	for cocoa, the official settlement price per metric ton of deliverable-grade cocoa beans on the relevant exchange of the first nearby month futures contract (or, in the case of any trading day after the date of the last trade of the options contract (if there is more than one options contract, then the options contract with the latest date) pertaining to the first nearby month futures contract, the second nearby month futures contract), stated in U.S. dollars, as made public by the relevant exchange on such date,

(xvi)	for lean hogs, the official settlement price per pound of deliverable-grade hogs (barrow and gilt) carcasses on the relevant exchange of the first nearby month futures contract (or, in the case of any trading day after the date of the last trade of the options contract (if there is more than one options contract, then the options contract with the latest date) pertaining to the first nearby month futures contract, the second nearby month futures contract), stated in U.S. dollars, as made public by the relevant exchange on such date,

(xvii)	for live cattle, the official settlement price per pound of deliverable-grade live steers on the relevant exchange of the first nearby month futures contract (or, in the case of any trading day after the date of the last trade of the options contract (if there is more than one options contract, then the options contract with the latest date) pertaining to the first nearby month futures contract, the second nearby month futures contract), stated in U.S. dollars, as made public by the relevant exchange on such date,

(xviii)	for milk, the official settlement price per pound of deliverable-grade Class III milk on the relevant exchange of the first nearby month futures contract (or, in the case of any trading day after the date of the last trade of the options contract (if there is more than one options contract, then the options contract with the latest date) pertaining to the first nearby month futures contract, the second nearby month futures contract), stated in U.S. cents, as made public by the relevant exchange on such date, and

(ixx)	for palm oil, the official settlement price per ton of deliverable-grade palm oil on the relevant exchange of the third nearby month futures contract, stated in Malaysian ringgit, as made public by the relevant exchange on such date.

“Depositary” or “DTC” means The Depository Trust Company, New York, New York.

“disappearance of commodity reference price” means (a) with respect to an underlying commodity index, the disappearance or permanent discontinuance or unavailability of the official settlement price of such underlying commodity index, notwithstanding the availability of the price source or the status of trading in the relevant index commodities or futures contracts related to the relevant index commodities, and (b) with respect to any underlying commodity or any index commodity, either (i) the failure of trading to commence, or the permanent discontinuance of trading, in such underlying commodity or index commodity or futures contracts related to such underlying commodity or index commodity on the relevant exchange for such underlying commodity or index commodity or (ii) the disappearance of, or of trading in, such underlying commodity or index commodity. For purposes of this definition, a discontinuance of publication of an underlying commodity index shall not be a disappearance of commodity reference price if the Calculation Agent shall have selected a successor index in accordance with “––Discontinuance of the Index; Alteration of Method of Calculation” below.

“downside factor” means, for buffered jump securities, the factor specified in the applicable pricing supplement by which any percentage decline in the underlying commodity, commodity index, commodity ETF or basket, as applicable, in excess of the buffer amount is multiplied.

“downside threshold value” means, for any security with a trigger feature, the value of the underlying commodity, commodity index, commodity ETF or basket, as applicable, specified in the applicable pricing supplement, to which the final commodity price, final index value, final ETF price or final basket value, as applicable, may decline from the initial commodity price, initial index value, initial ETF price or initial basket value, as applicable, before you will lose any part of the stated principal amount per security.

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear System.

“final average basket commodity price” means, with respect to each basket commodity, the final average commodity price, the final average index value or the final average ETF price, as applicable, for such basket commodity.

“final average commodity price” means the arithmetic average of the commodity prices of an underlying commodity on the valuation dates, as calculated by the Calculation Agent on the final valuation date.

“final average ETF price” means the arithmetic average of the product of the share closing price of one underlying commodity ETF share and the adjustment factor, each as determined on each of the valuation dates, as calculated by the Calculation Agent on the final valuation date.

“final average index value” means the arithmetic average of the official settlement price of an underlying commodity index as published by the underlying commodity index publisher or its successor on each of the valuation dates, as calculated by the Calculation Agent on the final valuation date.

“final basket commodity price” means, for each basket commodity, the relevant final commodity price, final index value or final ETF price, as applicable, for such basket commodity.

“final commodity price” means, in respect of an underlying commodity, the commodity price of such underlying commodity on the valuation date.

“final ETF price” means the share closing price of one underlying commodity ETF share times the adjustment factor, each as determined by the Calculation Agent on the valuation date.

“final index value” means the index value of an underlying commodity index on the valuation date.

“index business day” means in respect of any underlying commodity index, any day on which the official settlement price of such index is scheduled to be published.

“index commodity” means any of the commodities futures contracts underlying any underlying commodity index.

“index value” means, for any date and for any underlying commodity index, the official settlement price of such underlying commodity index as published by the underlying commodity index publisher or its successor on such date.

“initial basket commodity price” means, for each basket commodity, the relevant initial commodity price, initial index value or initial ETF price, as applicable, for such basket commodity.

“initial commodity price” means the commodity price of an underlying commodity on the pricing date or such other date as may be specified in the applicable pricing supplement. In the event of a market disruption event or a non-trading day in respect of any underlying commodity on the pricing date or such other date as may be specified in the applicable pricing supplement, the initial commodity price of such underlying commodity shall be determined in accordance with the mechanics described in paragraph (i) under “––Postponement of Valuation Date” on page S-60 below as if the pricing date or such specified date were a valuation date.

“initial ETF price” means the share closing price of one underlying commodity ETF share times the adjustment factor, each as determined by the Calculation Agent on the pricing date or such other date as may be specified in the applicable pricing supplement. In the event of a market disruption event or non-trading day in respect of any underlying commodity ETF shares on the pricing date or such other date as may be specified in the applicable pricing supplement, the initial ETF price of such underlying commodity ETF shares shall be determined in accordance with the mechanics described in paragraph (iii) under “––Postponement of Valuation Date” on page S-61 below as if the pricing date or such specified date were a valuation date.

“initial index value” means the index value of an underlying commodity index on the pricing date or such other date as may be specified in the applicable pricing supplement. In the event of a market disruption event or a non-index business day in respect of any underlying commodity index on the pricing date or such other date as may be specified in the applicable pricing supplement, the initial index value of such underlying commodity index shall be determined in accordance with the mechanics described in paragraph (ii) under “––Postponement of Valuation Date” on page S-60 below as if the pricing date or such specified date were a valuation date.

“interest payment date” for any security means a date on which, under the terms of that security, regularly scheduled interest, if any, is payable.

“issue price” means the amount per security specified in the applicable pricing supplement and will equal the stated principal amount of each security, unless otherwise specified.

“market disruption event” means:

•	with respect to any underlying commodity or index commodity, a price source disruption or a disappearance of commodity reference price, as determined by the Calculation Agent in its sole discretion,

•	with respect to any underlying commodity or index commodity, a trading disruption or a tax disruption, as determined by the Calculation Agent in its sole discretion,

•	with respect to any underlying commodity index, a material change in formula or a material change in content, as determined by the Calculation Agent in its sole discretion, or

•	with respect to any underlying commodity ETF,

(i)	the occurrence or existence of a suspension, absence or material limitation of trading of the underlying commodity ETF shares on the primary market for the underlying commodity ETF shares for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session in such market; or a breakdown or failure in the price and trade reporting systems of the primary market for the underlying commodity ETF shares as a result of which the reported trading prices for the underlying commodity ETF shares during the last one-half hour preceding the close of the principal trading session in such market are materially inaccurate; or the suspension, absence or material limitation of trading on the primary market for trading in futures or options contracts related to the underlying commodity ETF shares, if available, during the one-half hour period preceding the close of the principal trading session in the applicable market, in each case as determined by the Calculation Agent in its sole discretion; or

(ii)	the suspension, material limitation or absence of trading on any major U.S. securities market for trading in futures or options contracts related to the underlying commodity ETF shares for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such market, in each case as determined by the Calculation Agent in its sole discretion; and

(iii)	a determination by the Calculation Agent in its sole discretion that any event described in clauses (i) or (ii) above materially interfered with our ability or the ability of any of our affiliates to unwind or adjust all or a material portion of the hedge position with respect to the securities.

For the purpose of determining whether a market disruption event in respect of underlying commodity ETF shares has occurred: (1) a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the market, (2) a decision to permanently discontinue trading in the underlying commodity ETF shares or in the relevant futures or options contract will not constitute a market disruption event, (3) a suspension of trading in futures or options contracts on the underlying commodity ETF shares by the primary securities market trading in such contracts by reason of (a) a price change exceeding limits set by such securities exchange or market, (b) an imbalance of orders relating to such contracts or (c) a disparity in bid and ask quotes relating to such contracts will constitute a suspension, absence or material limitation of trading in futures or options contracts related to the underlying commodity ETF shares and (4) a “suspension, absence or material limitation of trading” on the primary market on which futures or options contracts related to the underlying commodity ETF shares are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances. Upon any permanent discontinuance of trading in the underlying commodity ETF shares, see “––Discontinuance of Any Underlying Commodity ETF; Alteration of Method of Calculation” below.

A market disruption event with respect to one or more basket commodities, for any security linked to a basket of commodities, or index commodities, for any security linked to an underlying commodity index, will not constitute a market disruption event for the other basket commodities or index commodities, as applicable.

“material change in content” means, with respect to an underlying commodity index, the occurrence since the date of the applicable pricing supplement of a material change in the content, composition or constitution of such index or relevant futures contracts.

“material change in formula” means, with respect to an underlying commodity index, the occurrence since the date of the applicable pricing supplement of a material change in the formula for, or the method of calculating, the official settlement price of such index.

“maturity date” means the date specified in the applicable pricing supplement, subject to extension if the valuation date or final valuation date, as applicable, is postponed.  If the valuation date or final valuation date, as applicable, is postponed so that it falls less than two business days prior to the scheduled maturity date, the maturity date will be postponed to the second business day following the valuation date or final valuation date, as applicable, as postponed.  See “—Postponement of Valuation Date(s)” below.

“original issue date” means the date specified in the applicable pricing supplement on which a particular issuance of securities will be issued.

“payment at maturity” means the payment due at maturity with respect to each security, as described under “—Payment at Maturity” below.

“price source disruption” means (a) with respect to an underlying commodity index, either (i) the temporary failure of the underlying commodity index publisher to announce or publish the official settlement price of such index (or the price of any successor index, if applicable), or the information necessary for determining such price (or the price of any successor index, if applicable) or (ii) the temporary discontinuance or unavailability of such index, and (b) with respect to any underlying commodity or any index commodity, the temporary or permanent failure of any relevant exchange to announce or publish the relevant price specified in the applicable pricing supplement for the relevant underlying commodity or index commodity.

“pricing date” means the day on which we price the securities for initial sale to the public.

“record date” for any interest payment date, if applicable, shall be:

(i) for any definitive registered note, the date 15 calendar days prior to that interest payment date, whether or not that date is a business day; provided, however, that any interest payable at maturity shall be payable to the person to whom the payment at maturity shall be payable; and

(ii) for any global registered note, the date one business day prior to such interest payment date; provided, however, that any interest payable at maturity shall be payable to the person to whom the payment at maturity shall be payable.

“relevant exchange” means, with respect to an underlying commodity or an index commodity:

(i)	for aluminum, copper, lead, nickel, tin and zinc, the London Metal Exchange (“LME”),

(ii)	for gold and silver, the London Bullion Market Association (“LBMA”),

(iii)	for platinum and palladium, the LME,

(iv)	for WTI crude oil, heating oil, RBOB gasoline and natural gas, the NYMEX Division, or its successor, of the NYMEX,

(v)	for Brent crude oil, the ICE Futures Europe,

(vi)	for corn, rough rice, soybeans, soybean meal and wheat, the Chicago Board of Trade,

(vii)	for cocoa, coffee, cotton and sugar, the ICE Futures U.S.,

(viii)	for lean hogs, live cattle and milk, the Chicago Mercantile Exchange,

(ix)	for palm oil, the Malaysia Derivatives Exchange, and

(x)	for any other index commodity, the primary exchange or market for trading such index commodity,

or, if such relevant exchange is no longer the principal exchange or trading market for such underlying commodity or index commodity, such exchange or principal trading market for such underlying commodity or index commodity that serves as the source of prices for such underlying commodity or index commodity and any principal exchanges where options or futures contracts on such commodities are traded.

Reuters and various other third party sources may report the official settlement price or the official cash offer price, as applicable, of the underlying commodity indices, the index commodities and the underlying commodities. If any such reported price for any index commodity, underlying commodity or underlying commodity index differs from that as determined by the relevant exchange in the case of any index commodity or underlying commodity or from that as published by any underlying commodity index publisher or its successor, in the case of any underlying commodity index, the official settlement price or the official cash offer price determined by such relevant exchange, as applicable, or the official settlement price as published by such underlying commodity index publisher or its successor, will prevail.

“share closing price” for any underlying commodity ETF share (or one unit of any other security for which a share closing price must be determined) on any trading day means:

(i)	if the underlying commodity ETF shares (or any such other security) are listed on a national securities exchange (other than The Nasdaq Stock Market LLC (“Nasdaq”)), the last reported sale price, regular way, of the principal trading session on such day on the principal national securities exchange registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on which the underlying commodity ETF shares (or any such other security) are listed,

(ii)	if the underlying commodity ETF shares (or any such other security) are securities of Nasdaq, the official closing price published by Nasdaq on such day, or

(iii)	if the underlying commodity ETF shares (or any such other security) are not listed on any national securities exchange but are included in the OTC Bulletin Board Service (the “OTC Bulletin Board”) operated by the Financial Industry Regulatory Authority, Inc. (“FINRA”), the last reported sale price of the principal trading session on the OTC Bulletin Board on such day.

If the underlying commodity ETF shares (or any such other security) are listed on any national securities exchange but the last reported sale price or the official closing price published by Nasdaq, as applicable, is not available pursuant to the preceding sentence, then the share closing price for one underlying commodity ETF share (or one unit of any such other security) on any trading day will mean the last reported sale price of the principal trading session on the over-the-counter market as reported on Nasdaq or the OTC Bulletin Board on such day. If a market disruption event (as defined above) occurs with respect to the underlying commodity ETF shares (or any such other security) or the last reported sale price or the official closing price published by Nasdaq, as applicable, for the underlying commodity ETF shares (or any such other security) is not available pursuant to either of the two preceding sentences, then the share closing price for any trading day will be the mean, as determined by the Calculation Agent, of the bid prices for the underlying commodity ETF shares (or any such other security) for such trading day obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the Calculation Agent. Bids of Morgan Stanley & Co. LLC (“MS & Co.”) and its successors or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained. If no bid prices are provided from any third party dealers, the share closing price will be determined by the Calculation Agent in its sole and absolute discretion (acting in good faith) taking into account any information that it deems relevant. The term “OTC Bulletin Board Service” will include any successor service thereto. This definition of “share closing price” is subject to the provisions under “—Discontinuance of Any Underlying Commodity ETF; Alteration of Method of Calculation” below.

“stated principal amount” for an issuance of securities shall be the principal amount per security payable at maturity, as specified in the applicable pricing supplement.

“tax disruption” means the imposition of, change in or removal of an excise, severance, sales, use, value-added, transfer, stamp, documentary, recording or similar tax on, or measured by reference to, an underlying commodity or index commodity (other than a tax on, or measured by reference to overall gross or net income) by any government or taxation authority after the date of the applicable pricing supplement, if the direct effect of such imposition, change or removal is to raise or lower the price on any day that would otherwise be a valuation date from what it would have been without that imposition, change or removal.

“trading day” means in respect of each underlying commodity and each index commodity, a day, as determined by the Calculation Agent, that is a day on which the relevant exchange for such underlying commodity or index commodity is open for trading during its regular trading session, notwithstanding any such relevant exchange closing prior to its scheduled closing time.

“trading disruption” means, with respect to an underlying commodity or any index commodity, the material suspension of, or the material limitation imposed on, trading in an underlying commodity or index commodity or futures contracts related to such underlying commodity or index commodity on the relevant exchange for such underlying commodity or index commodity.

“trigger amount” means, for any security with a trigger feature, the percentage specified in the applicable pricing supplement by which the final commodity price, final index value, final ETF price or final basket value, as applicable, may decline from the initial commodity price, initial index value, initial ETF price or initial basket value, as applicable, before you will lose any part of the stated principal amount per security.

“underlying asset” means the commodity, commodity index, commodity ETF or basket of commodities specified in the applicable pricing supplement, the performance of which underlies the securities.

“underlying commodity” means any commodity specified in the applicable pricing supplement, the performance of which underlies the securities.

“underlying commodity ETF” means any commodity exchange-traded fund specified in the applicable pricing supplement.

“underlying commodity ETF shares” means shares of any underlying commodity ETF specified in the applicable pricing supplement, the performance of which underlies the securities.

“underlying commodity index” means any commodity index specified in the applicable pricing supplement, the performance of which underlies the securities.

“underlying commodity index publisher” means the publisher of the applicable underlying commodity index.

“valuation date” or “valuation dates” with respect to an issuance of securities will be specified in the applicable pricing supplement, subject to postponement as described below. If there is only one valuation date, the final commodity price, final index value or final ETF price, as applicable, will be determined on that valuation date. If there are multiple valuation dates, then the final average commodity price, final average index value or final average ETF price, as applicable, will be determined on the last valuation date, which we refer to as the “final valuation date.” In the event of a market disruption event, non-trading day or non-index business day, as applicable, the valuation date is subject to postponement as described under “––Postponement of Valuation Date” on page S-60 below.

References in this prospectus supplement to “U.S. dollars” or “U.S.$” or “$” are to the currency of the United States of America.

In this “Description of Securities,” references to the underlying commodity index will include the index or indices specified in the applicable pricing supplement and any successor index or indices, unless the context requires otherwise.

Other terms of the securities are described in the following paragraphs.

Payment at Maturity

At maturity, upon delivery of the securities to the Trustee, we will pay with respect to each security an amount in cash equal to:

•	for securities without a buffer or trigger that pay a fixed upside payment, and there is no further participation in the appreciation of the underlying asset,

if the final commodity price, final index value, final ETF price or final basket value, or the final average commodity price, final average index value, final average ETF price or final average basket value, as applicable, is greater than the initial commodity price, initial index value, initial ETF price or initial basket value, as applicable:

stated principal amount + upside payment

if the final commodity price, final index value, final ETF price or final basket value, or the final average commodity price, final average index value, final average ETF price or final average basket value, as applicable, is less than or equal to the initial commodity price, initial index value, initial ETF price or initial basket value, as applicable:

stated principal amount × commodity performance factor

OR

stated principal amount × index performance factor

OR

stated principal amount × ETF performance factor

OR

stated principal amount × basket performance factor

where,

commodity performance factor	=	final commodity price
initial commodity price

OR

index performance factor	=	final index value
initial index value

OR

ETF performance factor	=	final ETF price
initial ETF price

OR

basket performance factor	=	final basket value
initial basket value

, depending on whether the securities are linked to a single commodity, a commodity index, a share of a commodity ETF or a basket of commodities.

In determining the commodity performance factor, index performance factor, ETF performance factor or basket performance factor for securities with multiple valuation dates, “final average commodity price,” “final average index value,” “final average ETF price” and “final average basket value” will be used in place of “final commodity price,” “final index value,” “final ETF price” and “final basket value,” respectively.

•	for securities with a buffer that pay a fixed upside payment, and there is no further participation in the appreciation of the underlying asset,

if the final commodity price, final index value, final ETF price or final basket value, or the final average commodity price, final average index value, final average ETF price or final average basket value, as applicable, is greater than the initial commodity price, initial index value, initial ETF price or initial basket value, as applicable:

stated principal amount + upside payment

if the final commodity price, final index value, final ETF price or final basket value, or the final average commodity price, final average index value, final average ETF price or final average basket value, as applicable, is less than or equal to the initial commodity price, initial index value, initial ETF price or initial basket value, as applicable, but greater than or equal to the buffer threshold value, the stated principal amount.

where,

buffer threshold value	=	initial commodity price × (100% – buffer amount)

OR

initial index value × (100% – buffer amount)

OR

initial ETF price × (100% – buffer amount)

OR

initial basket value × (100% – buffer amount)

, depending on whether the securities are linked to a single commodity, a commodity index, a share of a commodity ETF or a basket of commodities.

if the final commodity price, final index value, final ETF price or final basket value, or the final average commodity price, final average index value, final average ETF price or final average basket value, as applicable, is less than the buffer threshold value:

stated principal amount × (commodity performance factor + buffer amount)

OR

stated principal amount × (index performance factor + buffer amount)

OR

stated principal amount × (ETF performance factor + buffer amount)

OR

stated principal amount × (basket performance factor + buffer amount)

, depending on whether the securities are linked to a single commodity, a commodity index, a share of a commodity ETF or a basket of commodities.

Accordingly, where the final commodity price (or final average commodity price), final index value (or final average index value), final ETF price (or final average ETF price) or final basket value (or final average basket value), as applicable, has decreased from the initial commodity price, initial index value, initial ETF price or initial basket value, as applicable, by more than the buffer amount, the payment at maturity will be less than the stated principal amount by an amount proportionate to the decrease in the value of the underlying commodity, underlying index, underlying commodity ETF or underlying basket, as applicable, in excess of the buffer amount. However, under no circumstances will the payment due at maturity be less than the product of the stated principal amount and the buffer amount per security.

•	for securities with a trigger that pay a fixed upside payment, and there is no further participation in the appreciation of the underlying asset,

if the final commodity price, final index value, final ETF price or final basket value, or the final average commodity price, final average index value, final average ETF price or final average basket value, as applicable, is greater than the initial commodity price, initial index value, initial ETF price or initial basket value, as applicable:

stated principal amount + upside payment

if the final commodity price, final index value, final ETF price or final basket value, or the final average commodity price, final average index value, final average ETF price or final average basket value, as applicable, is less than or equal to the initial commodity price, initial index value, initial ETF price or initial basket value, as applicable, but greater than or equal to the downside threshold value, the stated principal amount.

where,

downside threshold value	=	initial commodity price × (100% – trigger amount)

OR

initial index value × (100% – trigger amount)

OR

initial ETF price × (100% – trigger amount)

OR

initial basket value × (100% – trigger amount)

, depending on whether the securities are linked to a single commodity, a commodity index, a share of a commodity ETF or a basket of commodities.

if the final commodity price, final index value, final ETF price or final basket value, or the final average commodity price, final average index value, final average ETF price or final average basket value, as applicable, is less than the downside threshold value:

stated principal amount × commodity performance factor

OR

stated principal amount × index performance factor

OR

stated principal amount × ETF performance factor

OR

stated principal amount × basket performance factor

, depending on whether the securities are linked to a single commodity, a commodity index, a share of a commodity ETF or a basket of commodities.

•	for securities without a buffer or trigger that pay the greater of a fixed upside payment and a return based on the percentage appreciation of the underlying commodity, underlying commodity index, underlying commodity ETF or underlying basket of commodities, if the final commodity price, final index value, final ETF price or final basket value, or the final average commodity price, final average index value, final average ETF price or final average basket value, as applicable, is greater than the initial commodity price, initial index value, initial ETF price or initial basket value, as applicable:

stated principal amount + the greater of (i) upside payment and (ii) stated principal amount × commodity percent change

OR

stated principal amount + the greater of (i) upside payment and (ii) stated principal amount × index percent change

OR

stated principal amount + the greater of (i) upside payment and (ii) stated principal amount × ETF percent change

OR

stated principal amount + the greater of (i) upside payment and (ii) stated principal amount × basket percent change where,

commodity percent change	=	final commodity price – initial commodity price
initial commodity price

  OR

index percent change	=	final index value – initial index value
initial index value

  OR

ETF percent change	=	final ETF price – initial ETF price
initial ETF price

  OR

basket percent change	=

The sum of the products of (x) (i) the final basket commodity price for each basket commodity minus the initial basket commodity price for such basket commodity divided by (ii) the initial basket commodity price of such basket commodity times (y) the basket commodity weighting for such basket commodity.

Each such product for a basket commodity may be expressed by the following formula:

(final basket commodity price – initial basket commodity price)	×	basket commodity weighting
initial basket commodity price

, depending on whether the securities are linked to a single commodity, a commodity index, a share of a commodity ETF or a basket of commodities.

In determining the commodity percent change, index percent change, ETF percent change or basket percent change for securities with multiple valuation dates, “final average commodity price,” “final average index value,” “final average ETF price” and “final average basket value” will be used in place of “final commodity price,” “final index value,” “final ETF price” and “final basket value,” respectively.

if the final commodity price, final index value, final ETF price or final basket value, or the final average commodity price, final average index value, final average ETF price or final average basket value, as applicable, is less than or equal to the initial commodity price, initial index value, initial ETF price or initial basket value, as applicable:

stated principal amount × commodity performance factor

OR

stated principal amount × index performance factor

OR

stated principal amount × ETF performance factor

OR

stated principal amount × basket performance factor

, depending on whether the securities are linked to a single commodity, a commodity index, a share of a commodity ETF or a basket of commodities.

•	for securities with a buffer that pay the greater of a fixed upside payment and a return based on the percentage appreciation of the underlying commodity, underlying commodity index, underlying commodity ETF or underlying basket of commodities, if the final commodity price, final index value, final ETF price or final basket value, or the final average commodity price, final average index value, final average ETF price or final average basket value, as applicable, is greater than the initial commodity price, initial index value, initial ETF price or initial basket value, as applicable:

stated principal amount + the greater of (i) upside payment and (ii) stated principal amount × commodity percent change

OR

stated principal amount + the greater of (i) upside payment and (ii) stated principal amount × index percent change

OR

stated principal amount + the greater of (i) upside payment and (ii) stated principal amount × ETF percent change

OR

stated principal amount + the greater of (i) upside payment and (ii) stated principal amount × basket percent change

, depending on whether the securities are linked to a single commodity, a commodity index, a share of a commodity ETF or a basket of commodities.

if the final commodity price, final index value, final ETF price or final basket value, or the final average commodity price, final average index value, final average ETF price or final average basket value, as applicable, is less than or equal to the initial commodity price, initial index value, initial ETF price or initial basket value, as applicable, but greater than or equal to the buffer threshold value, the stated principal amount.

if the final commodity price, final index value, final ETF price or final basket value, or the final average commodity price, final average index value, final average ETF price or final average basket value, as applicable, is less than the buffer threshold value:

stated principal amount × (commodity performance factor + buffer amount)

OR

stated principal amount × (index performance factor + buffer amount)

OR

stated principal amount × (ETF performance factor + buffer amount)

OR

stated principal amount × (basket performance factor + buffer amount)

, depending on whether the securities are linked to a single commodity, a commodity index, a share of a commodity ETF or a basket of commodities.

Accordingly, where the final commodity price (or final average commodity price), final index value (or final average index value), final ETF price (or final average ETF price) or final basket value (or final average basket value), as applicable, has decreased from the initial commodity price, initial index value, initial ETF price or initial basket value, as applicable, by more than the buffer amount, the payment at maturity will be less than the stated principal amount by an amount proportionate to the decrease in the value of the underlying commodity, underlying index, underlying commodity ETF or underlying basket, as applicable, in excess of the buffer amount. However, under no circumstances will the payment due at maturity be less than the product of the stated principal amount and the buffer amount per security.

•	for securities with a trigger that pay the greater of a fixed upside payment and a return based on the percentage appreciation of the underlying commodity, underlying commodity index, underlying commodity ETF or underlying basket of commodities, if the final commodity price, final index value, final ETF price or final basket value, or the final average commodity price, final average index value, final average ETF price or final average basket value, as applicable, is greater than the initial commodity price, initial index value, initial ETF price or initial basket value, as applicable:

stated principal amount + the greater of (i) upside payment and (ii) stated principal amount × commodity percent change

OR

stated principal amount + the greater of (i) upside payment and (ii) stated principal amount × index percent change

OR

stated principal amount + the greater of (i) upside payment and (ii) stated principal amount × ETF percent change

OR

stated principal amount + the greater of (i) upside payment and (ii) stated principal amount × basket percent change

, depending on whether the securities are linked to a single commodity, a commodity index, a share of a commodity ETF or a basket of commodities.

if the final commodity price, final index value, final ETF price or final basket value, or the final average commodity price, final average index value, final average ETF price or final average basket value, as applicable, is less than or equal to the initial commodity price, initial index value, initial ETF price or initial basket value, as applicable, but greater than or equal to the downside threshold value, the stated principal amount.

if the final commodity price, final index value, final ETF price or final basket value, or the final average commodity price, final average index value, final average ETF price or final average basket value, as applicable, is less than the downside threshold value:

stated principal amount × commodity performance factor

OR

stated principal amount × index performance factor

OR

stated principal amount × ETF performance factor

OR

stated principal amount × basket performance factor

, depending on whether the securities are linked to a single commodity, a commodity index, a share of a commodity ETF or a basket of commodities.

Buffered Jump Securities with a Downside Factor

Buffered jump securities may be structured to have a downside factor which is the factor by which any percentage decline in the underlying commodity, underlying commodity index, underlying commodity ETF or underlying basket of commodities in excess of the buffer amount is multiplied. For buffered jump securities with a downside factor, if the final commodity price, final index value, final ETF price or final basket value, or the final average commodity price, final average index value, final average ETF price or final average basket value, as applicable, is less than the buffer threshold value, the payment at maturity for each security will equal:

, depending on whether the securities are linked to a single commodity, a commodity index, a share of a commodity ETF or a basket of commodities.

Because in this scenario the sum of the commodity percent change, index percent change, ETF percent change or basket percent change, as applicable, and the buffer amount will be less than zero, the payment at maturity will be less than the stated principal amount and could be zero.

Postponement of Valuation Date

In the calculation of the final commodity price (or final average commodity price), final index value (or final average index value) or final ETF price (or final average ETF price), as applicable, in connection with the payment at maturity, the Calculation Agent will take into account non-trading days and non-index business days, as applicable, and market disruption events as follows:

(i) For issuances of securities linked to a single commodity: If any scheduled valuation date is not a trading day or if a market disruption event occurs on such valuation date, the commodity price for such date will be the commodity price on the next trading day on which no market disruption event occurs; provided that if a market disruption event has occurred on each of the five consecutive trading days immediately succeeding such valuation date, the Calculation Agent will determine the commodity price for such valuation date on such fifth succeeding trading day by requesting the principal office of each of the three leading dealers in the relevant market, selected by the Calculation Agent, to provide a quotation for the relevant price. If such quotations are provided as requested, the commodity price for such valuation date shall be the arithmetic mean of such quotations. If fewer than three quotations are provided as requested, the commodity price for such valuation date shall be determined by the Calculation Agent in its sole discretion (acting in good faith) taking into account any information that it deems relevant.

(ii) For issuances of securities linked to a single commodity index: (a) if any scheduled valuation date is not an index business day, the index value for such valuation date will be the index value on the next succeeding index business day, subject to the market disruption event provisions described in (b); and (b) if a market disruption event occurs on any scheduled valuation date with respect to any underlying commodity index or one or more index commodities, the Calculation Agent will calculate the index value for such valuation date using as a price (i) for each index commodity which did not suffer a market disruption event on such valuation date, the official settlement price on that date of each such index commodity and (ii) for each index commodity which did suffer a market disruption event on such valuation date, the official settlement price of that index commodity on the next trading day on which no market disruption event occurs with respect to such index commodity; provided that, if a market disruption event has occurred with respect to such index commodity on each of the five consecutive trading days immediately succeeding such valuation date, the Calculation Agent will determine the price of such index commodity for such valuation date on such fifth succeeding trading day by requesting the principal office of each of the three leading dealers in the relevant market, selected by the Calculation Agent, to provide a quotation for the relevant price. If such quotations are provided as requested, the price of the relevant index commodity for such valuation date shall be the arithmetic mean of such quotations. If fewer than three quotations are provided as requested, the price of the relevant index commodity for such valuation date shall be determined by the Calculation Agent in its sole discretion (acting in good faith) taking into account any information that it deems relevant. In calculating the price of any underlying commodity index for the purposes of this paragraph, the Calculation Agent will use the formula for calculating the relevant index last in effect prior to the relevant valuation date; provided that if the relevant market disruption event in respect of such index is due to a material change in formula, the Calculation Agent will use the formula last in effect prior to that market disruption event.

(iii) For issuances of securities linked to a single commodity ETF: In respect of any underlying commodity ETF shares, if a valuation date is not a trading day or if a market disruption event occurs on that date with respect to such underlying commodity ETF shares, the share closing price for such valuation date will be the share closing price on the next trading day on which no market disruption event occurs; provided that the relevant share closing price for a valuation date will not be determined on a date later than the fifth scheduled trading day following the relevant valuation date and if such date is not a trading day or if there is a market disruption event with respect to the underlying commodity ETF shares on such date, the Calculation Agent will determine the share closing price for the relevant valuation date as the arithmetic mean of the bid prices for the underlying commodity ETF shares for such date obtained from as many recognized dealers in such underlying commodity ETF shares, but not exceeding three, as will make such bid prices available to the Calculation Agent. Bids of MS & Co. or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained. If no bid prices are provided from any third party dealers, the share closing price will be determined by the Calculation Agent in its sole and absolute discretion (acting in good faith) taking into account any information that it deems relevant.

(iv) For issuances of securities linked to a basket of commodities or to multiple underlying commodities, commodity indices or commodity ETFs: If any scheduled valuation date is not a trading day or an index business day, as applicable, with respect to any basket commodity, underlying commodity, commodity index or commodity ETF or if a market disruption event occurs on any valuation date with respect to any basket commodity, underlying commodity, commodity index or commodity ETF, the closing value solely with respect to such affected basket commodity, underlying commodity, commodity index or commodity ETF will be determined on the immediately succeeding trading day or index business day, as applicable, on which no market disruption event occurs with respect to such affected basket commodity, underlying commodity, commodity index or commodity ETF, subject to the additional provisions described above with respect to each relevant basket commodity, underlying commodity, commodity index or commodity ETF. The basket performance factor, commodity performance factor, index performance factor, ETF performance factor, basket percent change, commodity percent change, index percent change or ETF percent change for any scheduled valuation date will be determined on the date on which the closing value for each of the basket commodities, underlying commodities, commodity indices or commodity ETFs for such valuation date is available.

Antidilution Adjustments for Securities linked to Commodity ETFs

If the underlying commodity ETF shares are subject to a share split or reverse share split, then once such split has become effective, the adjustment factor will be adjusted to equal the product of the prior adjustment factor and the number of shares issued in such share split or reverse share split with respect to one ETF share. No such adjustment to the adjustment factor will be required unless such adjustment would require a change of at least 0.1% in the amount being adjusted as then in effect. Any number so adjusted will be rounded to the nearest one hundred-thousandth with five one-millionths being rounded upward.

Alternate Exchange Calculation in Case of an Event of Default

In case an event of default (as defined in the accompanying prospectus) with respect to any issuance of securities shall have occurred and be continuing, the amount declared due and payable per security upon any acceleration of such securities shall be an amount in cash equal to the value of such security on the day that is two business days prior to the date of such acceleration, as determined by the Calculation Agent (acting in good faith and in a commercially reasonable manner) by reference to factors that the Calculation Agent considers relevant, including, without limitation: (i) then-current market interest rates; (ii) our credit spreads as of the pricing date, without adjusting for any subsequent changes to our creditworthiness; and (iii) the then-current value of the performance-based component of such security. Because the Calculation Agent will take into account movements in market interest rates, any increase in market interest rates since the pricing date will lower the value of your claim in comparison to if such movements were not taken into account.

Notwithstanding the foregoing, if a voluntary or involuntary liquidation, bankruptcy or insolvency of, or any analogous proceeding is filed with respect to the relevant issuer, then depending on applicable bankruptcy law, your claim may be limited to an amount that could be less than the default amount.

Discontinuance of Any Underlying Commodity Index; Alteration of Method of Calculation

If the underlying commodity index publisher permanently discontinues publication of an underlying commodity index and the underlying commodity index publisher or another entity (including the Calculation Agent or any of its affiliates) publishes a successor or substitute index that the Calculation Agent determines, in its sole discretion, to be comparable to the discontinued index (such index being referred to herein as a “successor index”), then any subsequent price for such index will be determined by reference to such successor index at the regular official weekday close of trading on the index business day that any index value is to be determined and, to the extent the index value of such successor index differs from the index value of the discontinued underlying commodity index at the time of such substitution, a proportionate adjustment will be made by the Calculation Agent to the relevant initial index value.

Upon any selection by the Calculation Agent of a successor index, the Calculation Agent will cause written notice thereof to be furnished to the Trustee, to us and to the Depositary, as holder of the securities, within three business days of such selection.  We expect that such notice will be made available to you, as a beneficial owner of the securities, in accordance with the standard rules and procedures of the Depositary and its direct and indirect participants.

If the underlying commodity index publisher discontinues publication of an underlying commodity index prior to, and such discontinuance is continuing on, any valuation date and the Calculation Agent determines, in its sole discretion, that no successor index is available on such date, then the Calculation Agent will determine the price for such index on such valuation date using the formula for calculating such index last in effect prior to such discontinuance.

If the method of calculating an underlying commodity index or a successor index is modified so that the value of such index is a fraction of what it would have been if it had not been modified (e.g., due to a split in the index), and the Calculation Agent, in its sole discretion, determines that such modification is not a material change in formula, then the Calculation Agent will adjust such index in order to arrive at a price of such index or successor index as if it had not been modified (e.g., as if such split had not occurred).

Discontinuance of Any Underlying Commodity ETF; Alteration of Method of Calculation

With respect to any underlying commodity ETF tracking the price performance of a physical commodity

If trading in the underlying commodity ETF shares tracking the price performance of a physical commodity on every applicable national securities exchange, on the OTC Bulletin Board and in the over-the-counter market is permanently discontinued or an underlying commodity ETF is liquidated or otherwise terminated (a “discontinuance or liquidation event”), the securities will be deemed accelerated to the fifth business day following the date notice of such liquidation event is provided to holders of the underlying commodity ETF shares under the terms of the relevant underlying commodity ETF (the date of such notice, the “liquidation announcement date” and the fifth business day following the liquidation announcement date, the “acceleration date”), and the payment to you on the acceleration date will be equal to the fair market value of the securities on the trading day immediately following the liquidation announcement date as determined by the Calculation Agent in its sole discretion based on its internal models, which will take into account the reasonable costs incurred by us or any of our affiliates in unwinding any related hedging arrangements.

With respect to any underlying commodity ETF tracking the performance of a commodity index

If trading in the underlying commodity ETF shares tracking the performance of a commodity index on every applicable national securities exchange, on the OTC Bulletin Board and in the over-the-counter market is permanently discontinued or an underlying commodity ETF is liquidated or otherwise terminated, the closing price of the underlying commodity ETF shares on the valuation date will be determined by the Calculation Agent and will be deemed to equal the product of (i) the closing value of the commodity index being tracked by the underlying commodity ETF (the “share underlying index”) (or any successor index, as described below) on the valuation date (taking into account any material changes in the method of calculating the share underlying index following such discontinuance or liquidation event) times (ii) a fraction, the numerator of which is the closing price of the underlying commodity ETF shares and the denominator of which is the closing value of the share underlying index (or any successor index, as described below), each determined as of the last day prior to the occurrence of the discontinuance or liquidation event on which a closing price of the underlying commodity ETF shares was available.

If, subsequent to a discontinuance or liquidation event, the underlying commodity index publisher of the share underlying index discontinues publication of the share underlying index and the underlying commodity index publisher of the share underlying index or another entity (including MSCG or MS & Co.) publishes a successor or substitute index that the Calculation Agent, determines, in its sole discretion, to be comparable to the discontinued share underlying index (such index being referred to herein as a “successor index”), then any subsequent closing price on any trading day, following a discontinuance or liquidation event will be determined by reference to the published value of such successor index at the regular weekday close of trading on such trading day and, to the extent the value of the successor index differs from the value of the share underlying index at the time of such substitution, proportionate adjustments will be made by the Calculation Agent for purposes of calculating payments on the securities.

Upon any selection by the Calculation Agent of a successor index, the Calculation Agent will cause written notice thereof to be furnished to the Trustee, to us and to the Depositary, as holder of the securities linked to underlying commodity ETF shares, within three trading days of such selection. We expect that such notice will be made available to you, as a beneficial owner of such securities, in accordance with the standard rules and procedures of the Depositary and its direct and indirect participants.

If, subsequent to a discontinuance or liquidation event, the underlying commodity index publisher of the share underlying index discontinues publication of the share underlying index prior to, and such discontinuance is continuing on, any valuation date and the Calculation Agent determines, in its sole discretion, that no successor index is available at such time, then the Calculation Agent will determine the price for such index on such valuation date using the formula for calculating such index last in effect prior to such discontinuance. Notwithstanding these alternative arrangements, discontinuance of the publication of the share underlying index may adversely affect the value of the securities linked to underlying commodity ETF shares.

Trustee

The “Trustee” for each offering of securities issued under each of the Senior Debt Indenture and the MSFL Senior Debt Indenture will be The Bank of New York Mellon, a New York banking corporation (as successor Trustee to JPMorgan Chase Bank, N.A.).

We shall, or shall cause the Calculation Agent to, (i) provide written notice to the Trustee and to the Depositary of the amount of cash to be delivered with respect to the stated principal amount of each security, on or prior to 10:30 a.m. (New York City time) on the business day preceding the maturity date, and (ii) deliver the aggregate cash amount due with respect to the securities to the Trustee for delivery to the Depositary, as holder of the securities, on the maturity date. We expect such amount of cash will be distributed to investors on the maturity date in accordance with the standard rules and procedures of the Depositary and its direct and indirect participants. See “—Forms of Securities—Book-Entry Securities” or “—Forms of Securities—Certificated Securities” below, and see “Forms of Securities—The Depositary” in the accompanying prospectus.

Agent

Unless otherwise specified in the applicable pricing supplement, the “agent” for each underwritten offering of securities will be MS & Co.

Calculation Agent and Calculations

The “Calculation Agent” will be MSCG for securities linked to a single commodity or a commodity index, and MS & Co. for securities linked to a commodity ETF. The Calculation Agent will determine, among other things, the initial commodity price, the initial index value, the initial ETF price, the final commodity price (or final average commodity price), the final index value (or final average index value), the final ETF price (or final average ETF price), the percentage change in the underlying asset, the commodity performance factor, the index performance factor, the ETF performance factor, the basket performance factor, as applicable, whether a market disruption event has occurred, the payment at maturity, if any, and the amount due and payable upon any acceleration of the securities that we describe in the section of this prospectus supplement called “—Alternate Exchange Calculation in case of an Event of Default.”

All determinations made by the Calculation Agent will be at the sole discretion of the Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you, the Trustee and us.

All calculations with respect to the payment at maturity, if any, for securities linked to a single underlying commodity or underlying commodity index or shares of a single commodity exchange-traded fund will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., .876545 would be rounded to .87655); all dollar amounts related to determination of the amount of cash payable per security will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid on the aggregate number of securities will be rounded to the nearest cent, with one-half cent rounded upward.

All calculations with respect to the payment at maturity, if any, for securities linked to a basket of commodities will be rounded to the nearest one billionth, with five ten-billionths rounded upward (e.g., .9876543215 would be rounded to .987654322); all dollar amounts related to determination of the amount of cash payable per security will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., ..76545 would be rounded up to .7655); and all dollar amounts paid on the aggregate number of securities will be rounded to the nearest cent, with one-half cent rounded upward.

Because the Calculation Agent is our affiliate, the economic interests of the Calculation Agent and its affiliates may be adverse to your interests, as an owner of the securities, including with respect to certain determinations and judgments that the Calculation Agent must make. See “Description of Securities—Discontinuance of Any Underlying Commodity Index; Alteration of Method of Calculation” or “—Discontinuance of Any Underlying Commodity ETF; Alteration of Method of Calculation,” as applicable, and the definition of market disruption event under “Description of Securities—General Terms of Securities—Some Definitions.” MS & Co., as a registered broker-dealer, is required to maintain policies and procedures regarding the handling and use of confidential proprietary information, and such policies and procedures will be in effect throughout the term of the securities to restrict the use of information relating to the calculations made by the Calculation Agent with respect to the securities prior to the dissemination of such information. MS & Co. is obligated to carry out its duties and functions as Calculation Agent in good faith and using its reasonable judgment.

Forms of Securities

As noted above, the securities are issued as part of Morgan Stanley’s Series I medium-term note program or MSFL’s Series A medium-term note program, as applicable. We will issue securities only in fully registered form either as book-entry securities or as certificated securities. References to “holders” mean those who own securities registered in their own names, on the books that we or the Trustee maintain for this purpose, and not those who own beneficial interests in securities registered in street name or in securities issued in book-entry form through one or more depositaries.

Book-Entry Securities. For securities in book-entry form, we will issue one or more global certificates representing the entire issue of securities. Except as set forth in the prospectus under “Forms of Securities—Global Securities,” you may not exchange book-entry securities or interests in book-entry securities for certificated securities.

Each global security certificate representing book-entry securities will be deposited with, or on behalf of, the Depositary and registered in the name of the Depositary or a nominee of the Depositary. These certificates name the Depositary or its nominee as the owner of the securities. The Depositary maintains a computerized system that will reflect the interests held by its participants in the global securities. An investor’s beneficial interest will be reflected in the records of the Depositary’s direct or indirect participants through an account maintained by the investor with its broker/dealer, bank, trust company or other representative. A further description of the Depositary’s procedures for global securities representing book-entry securities is set forth under “Forms of Securities—The Depositary” in the prospectus. The Depositary has confirmed to us, the agent and the Trustee that it intends to follow these procedures.

Certificated Securities. If we issue securities in certificated form, the certificate will name the investor or the investor’s nominee as the owner of the securities. The person named in the security register will be considered the owner of the securities for all purposes under the Senior Debt Indenture. For example, if we need to ask the holders of any issuance of securities to vote on a proposed amendment to such securities, the person named in the security register will be asked to cast any vote regarding that issuance of securities. If you have chosen to have some other entity hold the certificates for you, that entity will be considered the owner of your securities in our records and will be entitled to cast the vote regarding your securities. You may not exchange certificated securities for book-entry securities or interests in book-entry securities.

New York Law to Govern. The securities and Morgan Stanley’s guarantee of the securities issued by MSFL will be governed by, and construed in accordance with, the laws of the State of New York.

Interest and Principal Payments

You should read the section called “Description of Debt Securities” in the prospectus, where we describe generally how principal and interest payments on the securities, if any, are made, how exchanges and transfers of the securities are affected and how fixed and floating rates of interest on the securities, if any, are calculated.

Use of Proceeds and Hedging

The net proceeds from the sale of the securities will be used by us for general corporate purposes. We will receive, in aggregate, the issue price per security issued, because, when we enter into hedging transactions in order to meet our obligations under the securities, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the securities borne by you and described in the applicable pricing supplement comprise the agent’s commissions and the cost of issuing, structuring and hedging the securities. See also “Use of Proceeds” in the accompanying prospectus.

On or prior to the day we price the securities for initial sale to the public, we hedge our anticipated exposure in connection with the securities by entering into hedging transactions with our affiliates and/or third party dealers. We expect our hedging counterparties to take positions in the underlying assets, in swaps, futures or options contracts on the underlying assets listed on major securities markets, or positions in any other available securities or instruments that they may wish to use in connection with such hedging. Such purchase or sale activity on or prior to the pricing date could potentially affect the value of the underlying assets on the pricing date, and, therefore, could adversely affect the value at which the underlying assets must close on any valuation date(s) so that you do not suffer a loss on your initial investment in the securities. In addition, through our affiliates, we are likely to modify our hedge position throughout the life of the securities by purchasing and selling the underlying assets or swaps, futures or options contracts on the underlying assets listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging activities. These entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the valuation date approaches. We cannot give any assurance that our hedging activities will not affect the value of the underlying assets, and, therefore, adversely affect the value of the securities or the payment that you will receive at maturity, if any.

Securities Offered on a Global Basis

If we offer the securities on a global basis, we will so specify in the applicable pricing supplement. The additional information contained in the prospectus under “Securities Offered on a Global Basis Through the Depositary—Book-Entry, Delivery and Form” and “—Global Clearance and Settlement Procedures” will apply to every offering on a global basis. The additional provisions described under “Securities Offered on a Global Basis Through the Depositary—Tax Redemption” and “—Payment of Additional Amounts” will apply to securities offered on a global basis only if we so specify in the applicable pricing supplement.

Benefit Plan Investor Considerations

General Fiduciary Matters

Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

Prohibited Transaction Issues

In addition, we and certain of our subsidiaries and affiliates, including MS & Co., may each be considered a “party in interest” within the meaning of ERISA, or a “disqualified person” within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”) with respect to many Plans, as well as many individual retirement accounts and Keogh plans (such accounts and plans, together with other plans, accounts and arrangements subject to Section 4975 of the Code, also “Plans”). ERISA Section 406 and Code Section 4975 generally prohibit transactions between Plans and parties in interest or disqualified persons. Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the securities are acquired by or with the assets of a Plan with respect to which MS & Co. or any of its affiliates is a service provider or other party in interest or disqualified person, unless the securities are acquired pursuant to an exemption from the “prohibited transaction” rules. A violation of these “prohibited transaction” rules could result in excise tax and other penalties and liabilities under ERISA and/or Section 4975 of the Code for parties in interest or disqualified persons who engaged in the prohibited transaction, unless exemptive relief is available under an applicable statutory or administrative exemption. In addition, fiduciaries of the Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code.

The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the securities. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide an exemption for the purchase and sale of securities and the related lending transactions, provided that neither the issuer of the securities nor any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of the Plan involved in the transaction, and provided further that the Plan pays no more, and receives no less, than “adequate consideration” in connection with the transaction (the so-called “service provider” exemption). There can be no assurance that any of these class or statutory exemptions will be available with respect to transactions involving the securities.

Because we may be considered a party in interest or disqualified person with respect to many Plans, the securities may not be purchased, held or disposed of by any Plan, any entity whose underlying assets include “plan assets” of any Plan by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCEs 96-23, 95-60, 91-38, 90-1, 84-14 or the service provider exemption, or such purchase, holding or disposition is otherwise not prohibited. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the securities on behalf of or with “plan assets” of any Plan consult with their counsel regarding the availability of exemptive relief.

Non-ERISA Arrangements

Governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (collectively, “Non-ERISA

Arrangements”) are not subject to the fiduciary responsibility or prohibited transaction rules of ERISA or Section 4975 of the Code, but may be subject to similar rules under other applicable laws or regulations (“Similar Laws”). Fiduciaries of Non-ERISA Arrangements should consult with their counsel regarding the potential consequences of an investment in the securities under any applicable Similar Laws before purchasing the securities on behalf of or with assets of any Non-ERISA Arrangement.

Representations

Any purchaser, including any fiduciary purchasing on behalf of a Plan, Plan Asset Entity or Non-ERISA Arrangement, transferee or holder of the securities will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the securities that either (a) it is not a Plan, Plan Asset Entity or Non-ERISA Arrangement and is not purchasing such securities on behalf of or with the assets of any Plan or Non-ERISA Arrangement or (b) its purchase, holding and disposition of these securities will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or violate any Similar Law.

The securities are contractual financial instruments. The financial exposure provided by the securities is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the securities. The securities have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the securities.

Each purchaser or holder of any securities acknowledges and agrees that:

(i) the purchaser or holder or its fiduciary has made and shall make all investment decisions for the purchaser or holder and the purchaser or holder has not relied and shall not rely in any way upon us or any of our affiliates to act as a fiduciary or adviser of the purchaser or holder with respect to (A) the design and terms of the securities, (B) the purchaser or holder’s investment in the securities, or (C) the exercise of or failure to exercise any rights we or any of our affiliates or the purchaser or holder has under or with respect to the securities;

(ii) we and our affiliates have acted and will act solely for our own account in connection with (A) all transactions relating to the securities and (B) all hedging transactions in connection with our and our affiliates’ obligations under the securities;

(iii) any and all assets and positions relating to hedging transactions by us or our affiliates are assets and positions of those entities and are not assets and positions held for the benefit of the purchaser or holder;

(iv) our interests are adverse to the interests of the purchaser or holder; and

(v) neither we nor any of our affiliates is a fiduciary or adviser of the purchaser or holder in connection with any such assets, positions or transactions, and any information that we or any of our affiliates may provide is not intended to be impartial investment advice.

Each purchaser and holder of the securities has exclusive responsibility for ensuring that its purchase, holding and disposition of the securities do not violate the fiduciary or prohibited transaction rules of ERISA or the Code or any Similar Law. The sale of any securities to any Plan, Plan Asset Entity or Non-ERISA Arrangement is in no respect a representation or advice by us or any of our affiliates or representatives as to whether such an investment meets all relevant legal requirements with respect to investments by Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement, or that such an investment is appropriate for Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement. In this regard, neither this discussion nor anything provided in this prospectus supplement is or is intended to be investment advice directed at any potential Plan, Plan Asset Entity or Non-ERISA Arrangement purchaser or at such purchasers generally and such purchasers of these securities should consult and rely on their own counsel and advisers as to whether an investment in these securities is suitable.

United States Federal Taxation

The following is a general discussion of the material U.S. federal income tax consequences and certain estate tax consequences of the ownership and disposition of the securities.

The discussion below assumes that the securities will not pay any stated interest. The U.S. federal tax consequences of an investment in securities that provide for stated interest will be set forth in the applicable pricing supplement.

This discussion applies only to you if you are an initial investor in the securities who:

•	purchases the securities at their “issue price,” which will equal the first price at which a substantial amount of the securities is sold to the public (not including bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers); and

•	holds the securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

Subject to any additional discussion in the applicable pricing supplement, it is expected, and the discussion below assumes, that, for U.S. federal income tax purposes, the issue price of a security is equal to its stated issue price indicated in the applicable pricing supplement.

This discussion does not describe all of the tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as:

•	certain financial institutions;

•	insurance companies;

•	dealers and certain traders in securities or commodities;

•	investors holding the securities as part of a “straddle,” wash sale, conversion transaction, integrated transaction or constructive sale transaction;

•	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

•	partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

•	regulated investment companies;

•	real estate investment trusts; or

•	tax-exempt entities, “individual retirement accounts” or “Roth IRAs” as defined in Section 408 or 408A of the Code, respectively.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds the securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partnership holding the securities or a partner in such a partnership, you should consult your tax adviser as to the particular U.S. federal tax consequences of holding and disposing of the securities to you.

As the law applicable to the U.S. federal income taxation of instruments such as the securities is technical and complex, the discussion below necessarily represents only a general summary. Moreover, the effect of any applicable state, local or non-U.S. tax laws is not discussed, nor are any alternative minimum tax consequences, special tax accounting rules under Section 451 of the Code or consequences resulting from the Medicare tax on investment income.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date hereof, changes to any of which subsequent to the date hereof may affect the tax consequences described herein, possibly with retroactive effect. Persons considering the purchase of the securities should consult their tax advisers with regard to the application of the U.S. federal income and estate tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

This discussion is subject to any additional discussion regarding U.S. federal income taxation contained in the applicable pricing supplement. Accordingly, you should also consult the applicable pricing supplement for any additional discussion of U.S. federal income taxation with respect to the specific securities offered thereunder.

General

For U.S. federal income tax purposes, Morgan Stanley Finance LLC is disregarded as an entity separate from Morgan Stanley. Therefore, unless otherwise indicated in the applicable pricing supplement, securities issued by Morgan Stanley Finance LLC will be treated as if they were securities issued by Morgan Stanley for U.S. federal income tax purposes.

Except as otherwise provided in the applicable pricing supplement, under current law, we intend to treat each security as a single financial contract that is an “open transaction” for U.S. federal income tax purposes.

The discussion below is subject to, and should be read in conjunction with, the discussion below under “Possible Taxable Events.”

Due to the absence of statutory, judicial or administrative authorities that directly address the treatment of the securities or instruments that are similar to the securities for U.S. federal income tax purposes, no assurance can be given that the Internal Revenue Service (the “IRS”) or a court will agree with the treatment described herein. Accordingly, you should consult your tax adviser regarding all aspects of the U.S. federal tax consequences of an investment in the securities (including possible alternative treatments of the securities). Unless otherwise stated, the following discussion is based on the treatment of each security as described above.

Tax Consequences to U.S. Holders

This section applies to you only if you are a U.S. Holder. As used herein, the term “U.S. Holder” means a beneficial owner of a security that is for U.S. federal income tax purposes:

•	a citizen or individual resident of the United States;

•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or

•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Tax Treatment of the Securities

Tax Treatment Prior to Settlement. Subject to the discussions below under “Possible Taxable Events” and “—Possible Application of Section 1256 of the Code,” a U.S. Holder should not be required to recognize taxable income over the term of the securities prior to settlement, other than pursuant to a sale or exchange as described below.

Tax Basis. Subject to the discussions below under “Possible Taxable Events” and “—Possible Application of Section 1256 of the Code,” a U.S. Holder’s tax basis in a security should equal the amount paid by the U.S. Holder to acquire the security.

Sale, Exchange or Settlement of the Securities. Upon a sale, exchange or settlement of a security, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized on the sale, exchange or settlement and the U.S. Holder’s tax basis in the security sold, exchanged or settled. Subject to the discussions below regarding the possible application of Sections 1258, 1256 and 1260 of the Code and under “Possible Taxable Events,” any gain or loss recognized should be long-term capital gain or loss if the U.S. Holder has held the security for more than one year at the time of the sale, exchange or settlement, and short-term capital gain or loss otherwise.

Possible Application of Section 1258 of the Code

There is a risk that a portion of any capital gain realized upon sale, exchange or settlement of a security will be recharacterized pursuant to the “conversion transaction” under Section 1258 of the Code. A conversion transaction is a transaction marketed or sold as producing capital gains and from which substantially all of the taxpayer’s expected return is attributable to the time value of the taxpayer’s net investment. If an investment in the securities were treated as a conversion transaction, the gain from the sale, exchange or settlement of the securities would be treated as ordinary income to the extent of the “applicable imputed income amount.” The applicable imputed income amount is an amount equal to the amount of interest that would have accrued on the taxpayer’s net investment in the conversion transaction (i.e., the amount paid by the U.S. Holder to acquire the securities) for the period ending on the date of sale (including a deemed sale described above under “Possible Taxable Events” or under the mark-to-market treatment discussed below under “—Possible Application of Section 1256 of the Code”), exchange or settlement at a rate equal to 120 percent of the applicable federal rate. Unless otherwise provided in the applicable pricing supplement, Section 1258 of the Code should not apply to the securities. U.S. Holders should consult their tax advisers regarding the possible application of Section 1258 of the Code to the securities.

Possible Application of Section 1256 of the Code

Special rules will apply if a security constitutes, in whole or in part, a “Section 1256 Contract” under Section 1256 of the Code. Section 1256 Contracts include, among others, “listed options.” Accordingly, if a security is listed on (or subject to the rules of) an exchange, board of trade or market, it is possible that the security may be treated, in whole or in part, as a Section 1256 Contract. If Section 1256 of the Code were to apply to a security, U.S. Holders would be required (i) to mark to market all or a portion of the security as if it were sold at its fair market value on the last business day of each year it is held, and (ii) to recognize any gain or loss in respect of the portion of the security that is treated as a Section 1256 Contract as 40% short-term capital gain or loss and 60% long-term capital gain or loss. U.S. Holders should consult their tax advisers regarding the potential application of Section 1256 of the Code to the securities.

Possible Application of Section 1260 of the Code

If a security (other than a security that provides for only a single fixed upside payment if the underlying increases in value over the term of the security or a security that provides for an upside payment only if the underlying decreases in value over the term of the security) is linked to an equity interest in one of a specified list of entities (“Pass-Thru Entities”), including an exchange-traded fund or other regulated investment company, a real estate investment trust, a partnership or a PFIC, there is a substantial risk that an investment in the security will be treated as a “constructive ownership transaction,” as defined in Section 1260 of the Code. If an investment in the security is treated as a constructive ownership transaction, all or a portion of any long-term capital gain recognized by a U.S. Holder in respect of the security could be recharacterized as ordinary income (the “Recharacterized Gain”). In addition, an interest charge would be imposed on any deemed underpayment of tax for each year that the constructive ownership transaction was outstanding. The amount of the interest charge is determined by treating any Recharacterized Gain as having accrued such that the gain in each successive year is equal to the gain in the prior year increased by the applicable federal rate (determined as of the date of sale, exchange or settlement of the security) during the term of the constructive ownership transaction.

The amount of the Recharacterized Gain (if any) that would be treated as ordinary income in respect of the security equals the excess of (i) any long-term capital gain recognized by the U.S. Holder in respect of the security over (ii) the “net underlying long-term capital gain” (as defined in Section 1260 of the Code). Even if an investment in the security is treated as a constructive ownership transaction, the amount of net underlying long-term capital gain, and therefore the amount of Recharacterized Gain, is unclear. It is possible, for example, that the net underlying long-term capital gain is equal to the aggregate net capital gain that the U.S. Holder would have had if the Underlying Shares had been acquired for fair market value on the issue date of the security and sold for fair market value upon the date of sale, exchange or settlement of the security (which would reflect the percentage increase, without any multiple, in the value of the Underlying Shares over the term of the security). However, the net underlying long-term capital gain could alternatively be calculated using a number of Underlying Shares that reflects the multiple upon which any gain on the security will be calculated, in which case the amount of Recharacterized Gain would generally be zero. Moreover, other features of a security (such as a security linked to multiple Pass-Thru Entities or a Pass-Thru Entity and one or more indices which do not contain any Pass-Thru Entity), may also give rise to uncertainty about the proper method for calculating the amount of Recharacterized Gain. Under Section 1260 of the Code, the amount of net underlying long-term capital gain is treated as zero unless otherwise “established by clear and convincing evidence.” Furthermore, if a Pass-Thru Entity holds certain commodities, the long-term capital gain that a U.S. Holder would otherwise recognize in respect of the security up to the amount of the net underlying long-term capital gain could, if the U.S. Holder is an individual or other non-corporate investor, be subject to tax at the higher rates applicable to “collectibles” instead of the general rates that apply to long-term capital gain.

Unless otherwise provided in the applicable pricing supplement, due to the lack of governing authority, our counsel expects to be unable to opine as to whether or how Section 1260 of the Code applies to securities linked to Pass-Thru Entities. U.S. Holders should consult their tax advisers regarding the potential application of the “constructive ownership” rule to the securities.

Possible Alternative Tax Treatments of an Investment in the Securities

Due to the absence of authorities that directly address the proper tax treatment of the securities, no assurance can be given that the IRS will accept, or that a court will uphold, the treatment described above. The IRS could, for instance, seek to treat a security as a debt instrument. The risk that financial instruments providing for buffers, triggers or similar downside protection features would be recharacterized, for U.S. federal income tax purposes, as debt instruments giving rise to ordinary income, rather than as open transactions, is greater than the risk of recharacterization for comparable financial instruments that do not have such features.

If a security that matures (after taking into account the last possible date that the security could be outstanding under its terms) more than one year from its date of issuance were treated as a debt instrument, it would be subject to Treasury regulations governing contingent payment debt instruments (the “Contingent Debt Regulations”). If the IRS were successful in asserting that the Contingent Debt Regulations applied to a security, the timing and character of income thereon would be significantly affected. Among other things, a U.S. Holder would be required to accrue into income original issue discount (“OID”) on the security every year at a “comparable yield” determined at the time of issuance of the security. Furthermore, any gain realized by a U.S. Holder at maturity or upon a sale, exchange or other disposition of the security would generally be treated as ordinary income, and any loss realized would be treated as ordinary loss to the extent of the U.S. Holder’s prior accruals of OID and as capital loss thereafter.

If a security that matures (after taking into account the last possible date that the security could be outstanding under its terms) one year or less from its date of issuance (a “Short-term Security”) were treated as a debt instrument, the timing and character of income thereon would be significantly affected. Among other things, gain realized by a U.S. Holder upon settlement of a Short-term Security at maturity would be treated as ordinary income. In addition, such a Short-term Security would be treated as issued with OID. Moreover, (1) gain recognized by a U.S. Holder upon the sale or other disposition of the Short-term Security (other than at maturity) would be treated as ordinary income to the extent of any accrued OID not yet included in income, and (2) accrual-method U.S. Holders (and cash-method U.S. Holders that elect to apply an accrual method of tax accounting to the Short-term Security) might be required to accrue into income OID over the term of the Short-term Security before maturity. However, the amount of accrued OID would be unclear because the amount payable at maturity of the Short-term Security would not be known as of the issue date.

Even if the Contingent Debt Regulations or short-term debt treatment do not apply to the securities, other alternative U.S. federal income tax treatments of the securities are possible, which, if applied, could significantly affect the timing and character of the income or loss with respect to the securities. It is possible, for example, that a security could be treated as a unit consisting of a loan and a forward contract, in which case a U.S. Holder might be required to accrue OID into income on a current basis.

The U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. Such issues include whether to require holders of these instruments to accrue income over the term of their investment; the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; and whether these instruments are or should be subject to the “constructive ownership” rule (as discussed above under “—Possible Application of Section 1260 of the Code”). In addition, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. Accordingly, prospective investors should consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the securities.

Backup Withholding and Information Reporting

Backup withholding may apply in respect of the payment on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities, unless a U.S. Holder provides proof of an applicable exemption or a correct taxpayer identification number and otherwise complies with applicable requirements of the backup withholding rules. The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the U.S. Holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS. In addition, information returns may be filed with the IRS in connection with the payment on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities, unless the U.S. Holder provides proof of an applicable exemption from the information reporting rules.

Tax Consequences to Non-U.S. Holders

This section applies to you only if you are a Non-U.S. Holder. As used herein, the term “Non-U.S. Holder” means a beneficial owner of a security that is for U.S. federal income tax purposes:

•	an individual who is classified as a nonresident alien;

•	a foreign corporation; or

•	a foreign estate or trust.

The term “Non-U.S. Holder” does not include any of the following holders:

•	a holder who is an individual present in the United States for 183 days or more in the taxable year of disposition and who is not otherwise a resident of the United States for U.S. federal income tax purposes;

•	certain former citizens or residents of the United States; or

•	a holder for whom income or gain in respect of the securities is effectively connected with the conduct of a trade or business in the United States.

Such holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities.

Tax Treatment upon Sale, Exchange or Settlement of the Securities

Assuming the treatment of the securities as set forth above under “—General” is respected, and subject to the discussions below regarding backup withholding and FATCA, a Non-U.S. Holder of the securities will not be subject to U.S. federal income or withholding tax in respect of amounts paid to the Non-U.S. Holder.

Subject to the discussion regarding FATCA, if all or any portion of a security were treated as a debt instrument, any payment made to a Non-U.S. Holder with respect to the security would not be subject to U.S. federal withholding tax, provided that:

•	the Non-U.S. Holder does not own, directly or by attribution, ten percent or more of the total combined voting power of all classes of Morgan Stanley stock entitled to vote;

•	the Non-U.S. Holder is not a controlled foreign corporation related, directly or indirectly, to Morgan Stanley through stock ownership;

•	the Non-U.S. Holder is not a bank receiving interest under Section 881(c)(3)(A) of the Code; and

•	the certification requirement described below has been fulfilled with respect to the beneficial owner.

Certification Requirement. The certification requirement referred to in the preceding paragraph will be fulfilled if the beneficial owner of a security (or a financial institution holding the security on behalf of the beneficial owner) furnishes to the applicable withholding agent an applicable IRS Form W-8, on which the beneficial owner certifies under penalties of perjury that it is not a U.S. person.

The U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. Such issues include the degree, if any, to which any income with respect to these instruments should be subject to U.S. withholding tax. In addition, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of this issue could materially and adversely affect the withholding tax consequences of an investment in and disposition of the securities, possibly with retroactive effect. Non-U.S. Holders should note that we currently do not intend to withhold on payments made with respect to the securities to Non-U.S. Holders (subject to compliance by such holders with the certification requirement described above and to the discussion below regarding FATCA). However, in the event of a change of law or any formal or informal guidance by the IRS, the U.S. Treasury Department or Congress, we may decide to withhold on payments made with respect to the securities to Non-U.S. Holders, and we will not be required to pay any additional amounts with respect to amounts withheld. Accordingly, Non-U.S. Holders should consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the securities, including the possible implications of the notice referred to above.

U.S. Federal Estate Tax

Individual Non-U.S. Holders and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers) should note that, absent an applicable treaty exemption, the securities may be treated as U.S.-situs property subject to U.S. federal estate tax. Prospective investors that are non-U.S. individuals, or are entities of the type described above, should consult their tax advisers regarding the U.S. federal estate tax consequences of an investment in the securities.

Backup Withholding and Information Reporting

Information returns may be filed with the IRS in connection with the payment on the securities at maturity as well as in connection with the payment of proceeds from a sale, exchange or other disposition of the securities. A Non-U.S. Holder may be subject to backup withholding in respect of amounts paid to the Non-U.S. Holder, unless the Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person for U.S. federal income tax purposes or otherwise establishes an exemption. Compliance with the certification procedures described above under “―Tax Treatment upon Sale, Exchange or Settlement of the Securities” will satisfy the certification requirements necessary to avoid backup withholding as well. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA

Legislation commonly referred to as “FATCA” generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied. An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements. FATCA generally applies to certain financial instruments that are treated as paying U.S.-source interest or dividends or other U.S.-source “fixed or determinable annual or periodical” income (“FDAP income”). If the securities were recharacterized as debt instruments, as described above under “—Tax Consequences to U.S. Holders—Possible Alternative Tax Treatments of an Investment in the Securities,” FATCA would apply to any payment of U.S.-source FDAP income and any payment of gross proceeds of the disposition (including upon retirement) of the securities. However, under proposed Treasury regulations (the preamble to which specifies that taxpayers are permitted to rely on them pending finalization) no withholding will apply to payments of gross proceeds (other than amounts treated as FDAP income). If withholding applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the potential application of FATCA to the securities.

Possible Taxable Events

A change in the methodology by which an underlying commodity index is calculated, a change in the components of an underlying commodity index, the designation of a successor commodity index or other similar circumstances resulting in a material change to a basket or an underlying asset or to the method by which amounts payable are determined on the securities could result in a “significant modification” of the affected securities.

A significant modification of the securities would generally result in the securities being treated as terminated and reissued for U.S. federal income tax purposes. In that event, you might be required to recognize gain or loss (subject to the possible application of the wash sale rules) with respect to the securities, and your holding period for your securities could be affected. Moreover, depending on the facts at the time of the significant modification, the reissued securities could be characterized for U.S. federal income tax purposes in a manner different from their original treatment, which could have a significant and potentially adverse effect on the timing and character of income you recognize with respect to the securities after the significant modification if you are a U.S. Holder, and potentially adverse withholding consequences if you are a Non-U.S. Holder.

You should consult your tax adviser regarding the consequences of a significant modification of the securities. Except where stated otherwise, the discussion herein assumes that there has not been a significant modification of the securities.

Plan of Distribution (Conflicts of Interest)

We are offering the securities as part of Morgan Stanley’s Series I medium-term notes or MSFL’s Series A medium-term notes, as applicable, on a continuing basis through Morgan Stanley & Co. LLC (“MS & Co.”), which we refer to as the “agent.” We may also use other agents that will be named in the applicable pricing supplement. The agent has, or will have, agreed to use reasonable efforts to solicit offers to purchase the securities. We will have the sole right to accept offers to purchase the securities and may reject any offer in whole or in part. The agent may reject, in whole or in part, any offer it solicited to purchase securities. We will pay the agent, in connection with sales of the securities resulting from a solicitation the agent made or an offer to purchase the agent received, a commission that will be specified in the applicable pricing supplement.

We may also sell the securities to the agent as principal for its own account at discounts to be agreed upon at the time of sale as disclosed in the applicable pricing supplement. The agent may resell the securities to investors and other purchasers at a fixed offering price or at prevailing market prices, or prices related thereto at the time of resale or otherwise, as the agent determines and as we will specify in the applicable pricing supplement. The agent may offer the securities it has purchased as principal to Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”) as selected dealer, or to other dealers, including Morgan Stanley & Co. International plc (“MSIP”) and Bank Morgan Stanley AG. Morgan Stanley Wealth Management, MSIP and Bank Morgan Stanley AG are affiliates of Morgan Stanley and MSFL. The agent may sell the securities to any dealer at a discount and, unless otherwise specified in the applicable pricing supplement, the discount allowed to any dealer will not be in excess of the discount the agent will receive from us. After the initial public offering of securities that the agent is to resell on a fixed public offering price basis, the agent may change the public offering price, concession, discount and other selling terms from time to time.

The agent may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended. We and the agent have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act, or to contribute to payments made in respect of those liabilities. We have also agreed to reimburse the agent for specified expenses.

Unless otherwise provided in the applicable pricing supplement, we do not intend to apply for the listing of the securities on a national securities exchange. The agent may make a market in the securities as applicable laws and regulations permit. The agent is not obligated to do so, however, and the agent may discontinue making a market at any time without notice. No assurance can be given as to the liquidity of any trading market for the securities.

MS & Co. is a wholly owned subsidiary of Morgan Stanley and an affiliate of MSFL, and it and other subsidiaries of Morgan Stanley and affiliates of MSFL expect to make a profit by selling, structuring and, when applicable, hedging the securities. When MS & Co. prices an offering of securities, it will determine the economic terms for such securities such that for each securities the estimated value on the pricing date will be no lower than the predetermined minimum level set forth and described in the applicable pricing supplement.

The agent will conduct each offering of the securities in compliance with the requirements of FINRA Rule 5121 regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. In accordance with FINRA Rule 5121, no agent or dealer that is an affiliate of ours will make sales in this offering to any discretionary account without the prior written approval of the customer. Following the initial distribution of the securities, the agent may offer and sell those securities in the course of its business as a broker-dealer. The agent may act as principal or agent in those transactions and will make any sales at varying prices related to prevailing market prices at the time of sale or otherwise. The agent may use this prospectus supplement in connection with any of those transactions. The agent is not obligated to make a market in any of the securities and may cease to make a market at any time without notice.

In order to facilitate the offering of the securities, the agent may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or of the underlying assets. Specifically, the agent may sell more securities than it is obligated to purchase in connection with the offering, creating a naked short position for its own account. The agent must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the agent is concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

As an additional means of facilitating the offering, the agent may bid for, and purchase, the securities or the underlying assets in the open market to stabilize the price of the securities or of such underlying assets. Finally, in any offering of the securities through a syndicate of underwriters or dealer group, the agent acting on behalf of the underwriting syndicate or for itself may also reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering, if the agent repurchases previously distributed securities to cover syndicate short positions or to stabilize the price of the securities. Any of these activities may raise or maintain the market price of the securities above independent market levels or prevent or retard a decline in the market price of the securities. The agent is not required to engage in these activities, and may end any of these activities at any time.

Concurrently with the offering of the securities through the agent, we may issue other debt securities under the applicable indenture referred to in this prospectus supplement similar to those described in this prospectus supplement. In the case of Morgan Stanley, those debt securities may include other Series I medium-term notes and medium-term notes under its Series J and Series K prospectus supplement, which we refer to as “Euro medium-term notes.” The other Series I medium-term notes and the Euro medium-term notes may have terms substantially similar to the terms of the securities offered under this prospectus supplement. The Euro medium-term notes may be offered concurrently with the offering of the securities, on a continuing basis outside the United States by us, under a distribution agreement with Morgan Stanley & Co. International plc, as agent for us. The terms of that distribution agreement, which we refer to as the Euro Distribution Agreement, are substantially similar to the terms of the distribution agreement for a U.S. offering, except for selling restrictions specified in the Euro Distribution Agreement. In the case of MSFL, those debt securities may include other Series A medium-term notes. The other Series A medium-term notes may have terms substantially similar to the terms of the securities offered under this prospectus supplement.

The agent or an affiliate of the agent will enter into a hedging transaction with us in connection with each offering of securities. See “Use of Proceeds and Hedging” above.

With respect to each issuance of securities, we expect to deliver the securities against payment therefor in New York, New York on the original issue date (settlement date) specified in the applicable pricing supplement. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, if the original issue date for any issuance of securities is more than two business days after the pricing date, purchasers who wish to trade securities more than two business days prior to the original issue date will be required to specify alternative settlement arrangements to prevent a failed settlement.

Securities Offered on a Global Basis

If the applicable pricing supplement indicates that any of our securities will be offered on a global basis, those registered global securities will be offered for sale in those jurisdictions outside of the United States where it is legal to make offers for sale of those securities.

The agent has represented and agreed, and any other agent through which we may offer any securities on a global basis will represent and agree, that it will comply with all applicable laws and regulations in force in any jurisdiction in which it purchases, offers, sells or delivers the securities or possesses or distributes the applicable pricing supplement, this prospectus supplement or the accompanying prospectus and will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the securities under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes purchases, offers or sales of the securities, and we shall not have responsibility for the agent’s compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.

With respect to sales in any jurisdictions outside of the United States of such securities offered on a global basis, purchasers of any such securities may be required to pay stamp taxes and other charges in accordance with the laws and practices of the country of purchase in addition to the issue price set forth on the cover page of the applicable pricing supplement.

General

No action has been or will be taken by us, the agent or any dealer that would permit a public offering of the securities or possession or distribution of any pricing supplement or this prospectus supplement or the accompanying prospectus in any jurisdiction, other than the United States, where action for that purpose is required. No offers, sales or deliveries of the securities, or distribution of any pricing supplement or this prospectus supplement and the accompanying prospectus or any other offering material relating to the securities, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, any agent or any dealer.

The agent has represented and agreed, and each dealer through which we may offer the securities has represented and agreed, that it (i) will comply with all applicable laws and regulations in force in each non-U.S. jurisdiction in which it purchases, offers, sells or delivers the securities or possesses or distributes any pricing supplement, this prospectus supplement and the accompanying prospectus and (ii) will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the securities under the laws and regulations in force in each non-U.S. jurisdiction to which it is subject or in which it makes purchases, offers or sales of the securities. We shall not have responsibility for any agent’s or any dealer’s compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.

Canada

With respect to sales of the securities in Canada, the securities may be sold only to purchasers that (i) are not individuals, (ii) are purchasing, or deemed under applicable securities legislation to be purchasing, as principal, (iii) are “accredited investors,” as defined in National Instrument 45-106 – Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), as applicable, and (iv) are “permitted clients,” as defined in National Instrument 31-103 – Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this document (including any amendment hereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Unless otherwise noted in the applicable pricing supplement, pursuant to section 3A.3 of National Instrument 33-105 – Underwriting Conflicts (“NI 33-105”), the dealers, underwriters or agents, if any, involved in the sale of the securities are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area

This prospectus supplement, the accompanying prospectus and any related pricing supplement are not a prospectus for the purposes of Regulation (EU) 2017/1129, as amended (the “Prospectus Regulation”). This prospectus supplement, the accompanying prospectus and any related pricing supplement have been prepared on the basis that any offer of securities in any Member State of the European Economic Area (the “EEA”) will only be made to a legal entity which is a qualified investor under the Prospectus Regulation (“EEA Qualified Investors”). Accordingly, any person making or intending to make an offer in any Member State of the EEA of securities which are the subject of the offering contemplated in this prospectus supplement, the accompanying prospectus and any related pricing supplement may only do so with respect to EEA Qualified Investors. Neither we nor the agent have authorized, nor do they authorize, the making of any offer of securities in the EEA other than to EEA Qualified Investors.

PROHIBITION OF SALES TO EEA RETAIL INVESTORS – The securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, (a) a “retail investor” means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97, as amended (the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Regulation; and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities. Consequently, no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”) for offering or selling the securities or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the securities or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

The agent has represented and agreed, and each further agent, dealer and underwriter appointed under this program will be required to represent and agree, that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any securities which are the subject of the offering contemplated by this prospectus supplement in relation thereto to any retail investor in the EEA.

United Kingdom

This prospectus supplement, the accompanying prospectus and any related pricing supplement are not a prospectus for the purposes of Regulation (EU) 2017/1129 as it forms part of domestic law in the United Kingdom by virtue of the European Union (Withdrawal) Act 2018, as amended (the “EUWA”) (the “UK Prospectus Regulation”). This prospectus supplement, the accompanying prospectus and any related pricing supplement have been prepared on the basis that any offer of securities in the United Kingdom will only be made to a legal entity which is a qualified investor under the UK Prospectus Regulation (“UK Qualified Investors”). Accordingly, any person making or intending to make an offer in the United Kingdom of securities which are the subject of the offering contemplated in this prospectus supplement, the accompanying prospectus and any related pricing supplement may only do so with respect to UK Qualified Investors. Neither we nor the agent have authorized, nor do they authorize, the making of any offer of securities in the United Kingdom other than to UK Qualified Investors.

PROHIBITION OF SALES TO UNITED KINGDOM RETAIL INVESTORS – The securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For these purposes, (a) a “retail investor” means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law in the United Kingdom by virtue of the EUWA; or (ii) a customer within the meaning of the provisions of the United Kingdom's Financial Services and Markets Act 2000, as amended (the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law in the United Kingdom by virtue of the EUWA (“UK MiFIR”); and (iii) not a qualified investor as defined in Article 2 of the UK Prospectus Regulation; and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities. Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law in the United Kingdom by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the securities or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering or selling the securities or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the UK PRIIPs Regulation.

The agent has represented and agreed, and each further agent, dealer and underwriter appointed under this program will be required to represent and agree, that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any securities which are the subject of the offering contemplated by this prospectus supplement in relation thereto to any retail investor in the United Kingdom.

The agent has represented and agreed, and each further agent, dealer and underwriter appointed under this program will be required to represent and agree, that:

(a)	securities which have a maturity of less than one year may not be offered or sold other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the securities would otherwise constitute a contravention of Section 19 of the FSMA by us;

(b)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the securities in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(c)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the securities in, from or otherwise involving the United Kingdom.

Where securities have a maturity of less than one year from their date of issue and either (a) the issue proceeds are received by us in the United Kingdom and (b) the activity of issuing the securities is carried on from an establishment maintained by us in the United Kingdom, each such security must: (i)(A) have a minimum redemption value of £100,000 (or its equivalent in other currencies) (B) no part of any such security may be transferred unless the minimum redemption value of that part is not less than £100,000 (or its equivalent in other currencies).

The communication of this prospectus supplement, the accompanying prospectus and any related pricing supplement and any other document or materials relating to the issue of the securities offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the FSMA. Accordingly, this prospectus supplement, the accompanying prospectus and any related pricing supplement and such other documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. This prospectus supplement, the accompanying prospectus and any related pricing supplement and such other documents and/or materials are for distribution only to persons who (i) have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), (ii) fall within Article 49(2)(a) to (d) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are other persons to whom it may otherwise lawfully be made under the Financial Promotion Order (all such persons together being referred to as “relevant persons”). This prospectus supplement, the accompanying prospectus and any related pricing supplement and any other document or materials are directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement, the accompanying prospectus and any related pricing supplement and any other document or materials relates will be engaged in only with relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement, the accompanying prospectus and any related pricing supplement or any other documents and/or materials relating to the issue of the securities offered hereby or any of their contents.

Japan

The securities have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended) (the “FIEA”) on the basis that the solicitation for subscription of the securities falls within the definition of “solicitation to qualified institutional investors” as defined in Article 2, paragraph 3, item 2 (I) of the FIEA and Article 10 of the Ministerial Ordinance Concerning Definitions. Such solicitation shall be subject to the condition that qualified institutional investors (as defined under the FIEA, “QIIs”) who desire to acquire the securities shall be made aware that they shall not transfer the securities to anyone other than to other QIIs. Any QII who acquires the securities shall be deemed to have agreed to such transfer restriction.

Accordingly, the securities will not be offered or sold, directly or indirectly, in Japan or to or for the account or benefit of any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to, or for the account or benefit of, others for reoffering or resale, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan, except in a private placement to QIIs as described above pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

France

The agent has represented and agreed, and each further agent, dealer and underwriter appointed with respect to any securities will be required to represent and agree, that it will not offer or sell, directly or indirectly, any securities in the Republic of France and will not distribute or cause to be distributed in the Republic of France this prospectus supplement or the accompanying prospectus or any other offering material relating to the securities, except to qualified investors (investisseurs qualifiés) as defined in and in accordance with Articles L.411-2 and D.411-1 of the French Code Monétaire et Financier.

Hong Kong

The contents of this prospectus supplement and the accompanying prospectus have not been reviewed or approved by any regulatory authority in Hong Kong. This prospectus supplement or the accompanying prospectus does not constitute an offer or invitation to the public in Hong Kong to acquire securities. No securities have been offered or sold or will be offered or sold, in Hong Kong, by means of any document, other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the “SFO”) and any rules made thereunder; or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (the “C(WUMP)O”) or which do not constitute an offer to the public within the meaning of the C(WUMP)O. No document, invitation or advertisement relating to the securities has been or will be issued or has been or will be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder. The offer of the securities is personal to the person to whom this prospectus supplement or the accompanying prospectus has been delivered by or on behalf of us, and a subscription for securities will only be accepted from such person. No person to whom a copy of this prospectus supplement or the accompanying prospectus is issued may copy, issue or distribute this prospectus supplement or the accompanying prospectus to any other person. You are advised to exercise caution in relation to the offer. If you are in any doubt about the contents of this prospectus supplement or the accompanying prospectus, you should obtain independent professional advice.

Singapore

Neither this prospectus supplement nor the accompanying prospectus has been registered as a prospectus under the Securities and Futures Act 2001 (the “SFA”) by the Monetary Authority of Singapore, and the securities will be offered pursuant to exemptions under the SFA.  Accordingly, none of this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of any securities may be circulated or distributed, nor may any securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the SFA (an “Institutional Investor”)) pursuant to Section 274 of the SFA, (ii) to an accredited investor (as defined in Section 4A of the SFA (an “Accredited Investor”)) or other relevant person (as defined in Section 275(2) of the SFA (a “Relevant Person”)) and pursuant to Section 275(1) of the SFA, or to any person pursuant to an offer referred to in Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018, or (iii) otherwise pursuant to, and in accordance with, the conditions of any other applicable exemption or provision of the SFA.  It is a condition of the offer that where the securities are subscribed for or acquired pursuant to an offer made in reliance on Section 275 of the SFA by a Relevant Person which is:

(i)       a corporation (which is not an Accredited Investor), the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an Accredited Investor; or

(ii)       a trust (where the trustee is not an Accredited Investor), the sole purpose of which is to hold investments and each beneficiary of the trust is an individual who is an Accredited Investor,

securities or securities-based derivatives contracts (each as defined in Section 2(1) of the SFA) of that corporation and the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has subscribed for or acquired the securities except:

(A) to an Institutional Investor, or an Accredited Investor or other Relevant Person, or which arises from an offer referred to in Section 275(1A) of the SFA (in the case of that corporation) or Section 276(4)(c)(ii) of the SFA (in the case of that trust);

(B) where no consideration is or will be given for the transfer;

(C) where the transfer is by operation of law;

(D) as specified in Section 276(7) of the SFA; or

(E) as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Switzerland

The agent has represented and agreed, and each further agent, dealer and underwriter appointed under this program will be required to represent and agree, that, subject to the paragraph immediately below:

(i)       the securities may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (the “FinSA”) and will not be admitted to trading on a trading venue (exchange or multilateral trading facility) in Switzerland;

(ii)       none of this prospectus supplement, the accompanying prospectus or any other offering or marketing material relating to any securities (x) constitutes a prospectus compliant with the requirements of articles 652a and 1156 of the Swiss Code of Obligations (as such articles were in effect immediately prior to the entry into effect of the FinSA) in accordance with article 109 of the Swiss Financial Services Ordinance (“FinSO”) or pursuant to articles 35 and 45 of the FinSA for a public offering of the securities in Switzerland and no such prospectus has been or will be prepared for or in connection with the offering of the securities in Switzerland or (y) has been or will be filed with or approved by a Swiss review body (Prüfstelle) pursuant to article 52 of the FinSA; and

(iii)       none of this prospectus supplement, the accompanying prospectus or other offering or marketing material relating to any securities may be publicly distributed or otherwise made publicly available in Switzerland.

Notwithstanding the paragraph immediately above, in respect of any issuance of securities, the issuer of securities, the agent and the relevant dealer(s) and underwriter(s) may agree that (x) such securities may be publicly offered in Switzerland within the meaning of the FinSA and/or (y) an application will be made by (or on behalf of) the issuer to admit such securities to trading on a trading venue (exchange or multilateral trading facility) in Switzerland, provided that:

(i)       the issuer is able to rely, and is relying, on an exemption from the requirement to prepare and publish a prospectus under the FinSA in connection with such public offer and/or application for admission to trading;

(ii)       in the case of any such public offer, the relevant agent, dealer(s) and underwriter(s) have agreed to comply with any restrictions applicable to the offer and sale of such securities that must be complied with in order for the issuer to rely on such exemption; and

(iii)       the applicable pricing supplement will specify that such securities may be publicly offered in Switzerland within the meaning of the FinSA and/or the trading venue in Switzerland to which an application will be made by (or on behalf of) the issuer to admit such securities to trading thereon.

The agent has represented and agreed, and each further agent, dealer and underwriter appointed under this program will be required to represent and agree, that,

(i)       no key information document (Basisinformationsblatt) pursuant to article 58 (1) of the FinSA (or any equivalent document under the FinSA) has been or will be prepared in relation to any securities; and

(ii)       therefore, any securities with a derivative character within the meaning of article 86 (2) of the FinSO may not be offered or recommended to private clients within the meaning of the FinSA in Switzerland.

Chile

The agent has represented and agreed, and each further agent, dealer and underwriter appointed with respect to any securities will be required to represent and agree, that it will not offer or sell, directly or indirectly, any securities in the Republic of Chile and will not distribute or cause to be distributed in the Republic of Chile this prospectus supplement, the accompanying prospectus or any other offering material relating to the securities, except to “qualified investors” and subject to Norma de Carácter General No. 336 (“NCG 336”) of June 27, 2012 issued by the Financial Market Commission of Chile (“CMF”).

The CMF nor any other regulatory authority in the Republic of Chile has reviewed or approved the contents of this prospectus supplement or the accompanying prospectus. This prospectus supplement or the accompanying prospectus does not constitute an offer or invitation to the public in Chile to acquire securities.

According to NCG 336, on or before making any offer of the securities in Chile, the person making the offer shall include in all offering materials the following cautionary language in English and in Spanish:

“IMPORTANT INFORMATION FOR INVESTORS RESIDENT IN CHILE: (1) The offering of the securities will commence in Chile on [dd/mm/yyyy]; (2) the offering will be subject to Norma de Carácter General N° 336 of the CMF; (3) the offered securities are not and will not be registered in the Securities Registry (Registro de Valores) or in the Foreign Securities Registry (Registro de Valores Extranjeros) of the CMF and will therefore not be subject to the supervision of the CMF; (4) the offered securities are not registered in Chile and the issuer thereof is not required to disclose information to the public in Chile about its securities; and (5) the offered securities cannot and will not be publicly offered in Chile unless and until the offered securities are registered in the corresponding securities registry of the CMF.

INFORMACIÓN IMPORTANTE PARA INVERSIONISTAS RESIDENTES EN CHILE: (1) La oferta de los valores comenzará en Chile el día [dd/mm/aaaa]; (2) la oferta se acogerá a la Norma de Carácter General N° 336 de la CMF; (3) los valores no están ni estarán inscritos en el Registro de Valores o en el Registro de Valores Extranjeros que lleva la CMF, por lo que tales valores no están sujetos a la fiscalización de ésta; (4) Por tratarse de valores no inscritos, no existe obligación por parte del emisor de entregar en Chile información pública respecto de estos valores, y (5) Los valores no podrán ser objeto de oferta pública en Chile mientras no sean inscritos en el Registro de Valores correspondiente.”

Pursuant to NCG 336, the securities may be privately offered to certain “qualified investors” as such are defined in NCG 336 and further described in Rules No. 216 of June 12, 2008 and 410 of July 27, 2016 of the CMF. The person making the offer in Chile should consult with local counsel about these definitions.

Brazil

The securities have not been, and will not be, issued, placed, distributed, offered or negotiated in the Brazilian capital markets. The issuance of the securities has not been nor will the securities be registered with the Brazilian Securities Commission (Comissão de Valores Mobiliários), or the CVM. Any public offering or distribution, as defined under Brazilian laws and regulations, of the securities in Brazil is not permitted without such registration or an express exemption or registration with the CVM pursuant to Brazilian laws and regulations. Documents relating to the offering of the securities, as well as information contained therein, may not be supplied to the public in Brazil (as the offering of the securities is not a public offering of securities in Brazil), nor be used in connection with any offer for subscription or sale of the securities to the public in Brazil. This prospectus supplement or the accompanying prospectus is not addressed to Brazilian residents and it should not be forwarded or distributed to, nor read or consulted by, acted on or relied upon by Brazilian residents. Any investment to which this prospectus supplement or the accompanying prospectus relates is available only to non-Brazilian residents and will only be made by non- Brazilian residents. If you are a Brazilian resident and received this prospectus supplement or the accompanying prospectus, please destroy it along with any copies.

Mexico

The securities have not been and will not be registered with the National Securities Registry (Registro Nacional de Valores) maintained by the Mexican National Banking and Securities Commission (Comisión Nacional Bancaria y de Valores; the “CNBV”) and, therefore, may not be offered or sold publicly in Mexico, except that the securities may be sold to Mexican institutional and accredited investors solely pursuant to the private placement exemption set forth in the Mexican Securities Market Law (Ley del Mercado de Valores). Each of this prospectus supplement and the accompanying prospectus is solely our responsibility and has not been reviewed or authorized by the CNBV. The acquisition of the securities by an investor who is a resident of Mexico will be made under its own responsibility.

I

Annex I

Certain Additional Commodity and Commodity Index Risks

We have derived all information contained in this prospectus supplement and the applicable pricing supplement regarding any specified underlying commodity or underlying commodity index, including, without limitation, changes in the historical values and the method of calculation for any commodity index, from publicly available information. In connection with the offering of securities, neither we nor the agent has made any due diligence inquiry with respect to any specified underlying commodity or underlying commodity index or underlying commodity index publisher and neither we nor the agent makes any representation that publicly available information regarding any underlying commodity or underlying commodity index is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date of any offering of securities (including events that would affect the accuracy or completeness of the publicly available information described in this paragraph or in the applicable pricing supplement) that would affect the value of any underlying commodity or underlying commodity index have been publicly disclosed. Subsequent disclosure of any such events could affect the value received at maturity or on any call date with respect to the securities and therefore the trading prices of the securities.

In this prospectus supplement and any applicable pricing supplement, unless the context requires otherwise, references to any specific underlying commodity index listed below will include any successor index to such underlying commodity index and references to the underlying commodity index publisher will include any successor thereto.

Certain Risks Applicable to Commodities Generally

The price of a given commodity is primarily affected by the global demand for and supply of such commodity, but is also influenced significantly from time to time by speculative actions and by currency exchange rates. There are substitutes for most commodities in various applications, though considerations such as relative cost often limit substitution levels. The price and availability of substitutes for a given commodity will also affect the price by affecting the demand for such commodity. For example, in 2008, when the price of coal and the price of oil reached all-time peaks, the price of natural gas reached an all-time peak.

Demand for most commodities has generally increased with worldwide growth and prosperity and is generally positively correlated with the level of global economic activity. However, certain commodities, in particular, precious metals, are used as hedges against deteriorating economic conditions including the devaluation of currencies, especially the U.S. dollar, and hence there may also be upward pressure on demand for such commodities when worldwide economic conditions worsen.

Commodity prices are volatile and may fluctuate significantly over short periods of time. For example, between July 2010 and May 2011 – a period of only ten months – the price of cotton increased by approximately 74%. However, from July 1, 2008 to January 2009, crude oil prices fell by approximately 72%. There is no assurance that commodities that have increased in price will continue to experience similar increases, and you should not take the past performance of any commodity as an indication of its future performance. It is not possible to predict the aggregate effect of all or any combination of the factors described in this general risks section, or the commodity-specific risks described below.

Certain Risks Applicable to Specific Commodities

High Grade Primary Aluminum

Demand for aluminum is significantly influenced by the level of global industrial economic activity. Industrial sectors which are particularly important to demand for aluminum include the automobile, packaging and construction sectors. An additional, but highly volatile, component of demand is adjustments to inventory in response to changes in economic activity and/or pricing levels. The supply of aluminum is widely spread around the world, with the main sources in North America, Europe and China, and the principal factor dictating the smelting of aluminum is the ready availability of inexpensive power. The supply of aluminum is also affected by current and previous price levels, which will influence investment decisions in new smelters. Other factors influencing supply include droughts, transportation problems, labor strikes and shortages of power and raw materials.

Brent Crude Oil

Brent crude oil (“Brent”) is light sweet crude oil from the North Sea. Most refinement takes place in Northwest Europe. Brent prices are generally more volatile and subject to dislocation than prices of other commodities. Demand for refined petroleum products by consumers, as well as the agricultural, manufacturing and transportation industries, affects the price of crude oil. Crude oil’s end-use as a refined product is often as transport fuel, industrial fuel and in-home heating fuel. Potential for substitution in most areas exists, although considerations including relative cost often limit substitution levels. Because the precursors of demand for petroleum products are linked to economic activity, demand will tend to reflect economic conditions. Demand is also influenced by government regulations, such as environmental or consumption policies. In addition to general economic activity and demand, prices for crude oil are affected by political events, labor activity, developments in production technology such as fracking, and, in particular, direct government intervention (such as embargos) or supply disruptions in major oil producing regions of the world. Such events tend to affect oil prices worldwide, regardless of the location of the event. Supply for crude oil may increase or decrease depending on many factors. These include production decisions by the Organization of the Petroleum Exporting Countries (“OPEC”) and other crude oil producers. OPEC has the potential to influence oil prices worldwide because its members possess a significant portion of the world’s oil supply. In the event of sudden disruptions in the supplies of oil, such as those caused by war, natural events, accidents or acts of terrorism, prices of oil futures contracts could become extremely volatile and unpredictable. Also, sudden and dramatic changes in the futures market may occur, for example, upon the commencement or cessation of hostilities that may exist in countries producing oil, the introduction of new or previously withheld supplies into the market or the introduction of substitute products or commodities. Crude oil prices may also be affected by short-term changes in supply and demand because of trading activities in the oil market and seasonality (e.g., weather conditions such as hurricanes).

Coal - API

Due to the importance of coal in the generation of electricity and the production of iron and steel, the electric and steel industries account for a significant percentage of coal demand. Nuclear power, natural gas, hydro-electric power, wind and solar power and crude oil can be used as substitutes for coal, and the availability and price of each of these alternative energy sources also affects demand for coal. Government regulations regarding air pollution affect the demand for coal, and, specifically, the demand for specific types of coal, by limiting the amount of sulfur dioxide which may be emitted during the use of coal. Other factors that affect the price of coal include weather patterns, discoveries of new coal deposits, labor and equipment costs, environmental, health and safety and other government regulations, including the regulation of mines, government subsidies and tax incentives and transportation disruptions.

Cocoa

Cocoa is primarily used by the confectionary industry. The majority of cocoa is produced in West African nations such as Ghana and the Ivory Coast. This region has historically been subject to periods of significant political instability, which could lead to disruptions in production and price volatility. The majority of cocoa consumption is in the European Union member nations and the United States. Any significant changes in demand for cocoa by these nations could result in substantial volatility and a decline in the price of cocoa.

Coffee

The supply of coffee can be affected by weather conditions, the health of coffee trees and harvesting practices. Historically, weather has played a major role in determining world supply. The internal policies of the governments of coffee-producing countries with regard to number of trees planted, price support programs and world export quotas can also impact the amount of coffee available for world trade. The demand for coffee is primarily determined by its price, the price and availability of substitute drinks and consumers’ tastes. The price of coffee has been extraordinarily volatile over the years. It is subject to supply disruptions such as freezing conditions in the major coffee growing regions, such as the Brazilian highlands, and to new exporters buying market share via lower prices, as was the case for Vietnam in the late 1990s and early 2000s. The intraday volatility of coffee futures is also high.

Copper - Grade A

Demand for copper is significantly influenced by the level of global industrial economic activity. Industrial sectors which are particularly important to demand for copper include the electrical and construction sectors. In recent years demand has been supported by strong consumption from newly industrializing countries due to their copper-intensive economic growth and infrastructure development. An additional, but highly volatile, component of demand is adjustments to inventory in response to changes in economic activity and/or pricing levels. There are substitutes for copper in various applications. Their availability and price will also affect demand for copper. The main sources of copper are mines in Latin America and Eastern Europe and copper is refined mainly in Latin America, Australia and Asia. The supply of copper is also affected by current and previous price levels, which will influence investment decisions in new smelters. In previous years, copper supply has been affected by strikes, financial problems and terrorist activity. It is not possible to predict the aggregate effect of all or any combination of these factors.

Corn - CBOT

The demand for corn is in part linked to the development of industrial and energy uses for corn. This includes the use of corn in the production of ethanol. The demand for corn is also affected by the production and profitability of the pork and poultry sectors, which use corn for feed. Negative developments in those industries may lessen the demand for corn. For example, if avian flu were to have a negative effect on world poultry markets, the demand for corn might decrease. The supply of corn is dependent on many factors including weather patterns, government regulation, the price of fuel and fertilizers and the current and previous price of corn. The United States is the world’s largest supplier of corn, followed by China and Brazil. The supply of corn is particularly sensitive to weather patterns in the United States and China. In addition, technological advances could lead to increases in worldwide production of corn and corresponding decreases in the price of corn.

Cotton No. 2 - NYBOT

The price of cotton is affected by governmental programs and policies regarding agriculture, including cotton, specifically, and trade, fiscal and monetary issues, more generally. Extrinsic factors also affect cotton prices such as weather, crop yields, natural disasters, technological developments, wars and political and civil upheavals.

Gold

The market for gold bullion is global, and gold prices are subject to volatile price movements over short periods of time and are affected by numerous factors, including macroeconomic factors such as, among other things, the structure of and confidence in the global monetary system, expectations regarding the future rate of inflation, the relative strength of, and confidence in, the U.S. dollar (the currency in which the price of gold is generally quoted), interest rates and gold borrowing and lending rates, and global or regional economic, financial, political, regulatory, judicial or other events. Gold prices may also be affected by industry factors such as industrial and jewelry demand as well as lending, sales and purchases of gold by the official governmental sector, including central banks and other governmental agencies and multilateral institutions that hold gold, sales of gold recycled from jewelry, levels of gold production and production costs and short-term changes in supply and demand due to trading activities in the gold market.

Standard Lead

Demand for lead is significantly influenced by the level of global industrial economic activity. Lead is mostly used in batteries, pigments and compounds. The storage battery industrial sector is particularly important to demand for lead given that the use of lead in the manufacture of batteries accounts for approximately two-thirds of worldwide lead demand. The use of lead in the manufacture of power generation units accounts for a significant percentage of worldwide lead demand. Lead is used to house power generation units as it protects against electrical charges and dangerous radiation. Additional applications of lead include gasoline additives, pigments, chemicals and crystal glass. Use in the manufacture of these products will influence demand for lead as well. An additional, highly volatile component of demand is adjustments to inventory in response to changes in economic activity and/or pricing levels. The supply of lead is widely spread around the world, with the main sources in Australia, North America and Latin America. The supply of lead is also affected by current and previous price levels, which influence investment decisions regarding new mines and smelters. A critical factor influencing supply is the environmental and regulatory regimes of the countries in which lead is mined and processed.

Lean Hogs

Lean hogs refers to industrially-raised pigs or hogs that have reached the requisite weight for slaughter in the United States. Futures and options contracts on hog (barrow and gilt) carcasses (in each case, with a contract size of 40,000 pounds) are traded on the Chicago Mercantile Exchange. Lean hogs are a “non-storable” commodity, which means that the hogs can be kept in their “finished condition” (that is, ready for slaughter) for only a limited period of time. As lean hogs reach market weights, they must be sold or suffer discounts. As a result, lean hogs may experience greater price volatility than “storable” commodities. Lean hogs prices are primarily affected by the U.S. domestic demand for and supply of lean hogs, but are also influenced by speculative actions and by currency exchange rates. Lean hogs are sourced from within the United States and the United States is the largest consumer of the lean hogs. In addition, prices for lean hogs are affected by governmental programs and policies regarding livestock, as well as general trade, fiscal and exchange control policies. Extrinsic factors such as drought, floods, general weather conditions, disease, availability of and prices for livestock feed, availability of grazing land and natural disasters will also affect live lean hog prices. Demand for livestock commodities such as lean hogs has generally increased with worldwide growth and prosperity and global or U.S.-specific recessions will likely adversely affect demand for, and consequently the prices of, lean hogs.

Live Cattle

Live cattle refers to cattle that have reached the requisite weight for slaughter in the United States. Futures and options contracts on live cattle (in each case, with a contract size of 40,000 pounds) are traded on the Chicago Mercantile Exchange. Live cattle is a “non-storable” commodity, which means that the cattle can be kept in their “finished condition” ( that is, ready for slaughter) for only a limited period of time. As live cattle reach market weights, they must be sold or suffer discounts. As a result, live cattle may experience greater price volatility than “storable” commodities. Live cattle prices are primarily affected by the U.S. domestic demand for and supply of live cattle, but are also influenced by speculative actions and by currency exchange rates. Live cattle are primarily sourced from within the United States, but some live cattle are transported from Mexico and Canada and the United States is the largest consumer of the live cattle. In addition, prices for live cattle are affected by governmental programs and policies regarding livestock, as well as general trade, fiscal and exchange control policies. Extrinsic factors such as drought, floods, general weather conditions, disease (e.g., Bovine Spongiform Encephalopathy, or Mad Cow Disease), availability of and prices for livestock feed, availability of grazing land and natural disasters will also affect live cattle prices. Demand for livestock commodities such as live cattle has generally increased with worldwide growth and prosperity and global or U.S.-specific recessions will likely adversely affect demand for, and consequently the prices of, live cattle.

Milk

Class III milk is used primarily for the production of hard cheeses and cream cheese and, accordingly, prices of Class III milk are chiefly affected by the supply of Class III milk and the demand for hard cheeses and cream cheese, which are the principal uses of Class III milk. The European Union and the United States are two of the largest producers of dairy products in the world. These regions also have very large domestic markets for dairy products, which account for the consumption of the majority of the dairy products they produce. The dairy industry is heavily regulated and that regulation changes from time-to-time, often with effects on the price of Class III milk that are not immediately ascertainable. For example, In the United States, legislation enacted on February 7, 2014 repealed the existing price support system that was designed to act as a floor on dairy prices when supplies increased and instituted a new system intended to preserve margins for dairy producers and to stimulate demand when margins decrease below a predetermined level. The impact this legislation may have on dairy prices, including Class III milk prices, is uncertain. The availability of imports also tends to act as a practical ceiling on dairy prices in the United States. Tariff-rate quotas are in place to prevent imports from flooding the market in the United States, but when

United States prices relative to world prices are too high, imports of milk can lower prices, especially when supplies are limited. In the European Union, the dairy industry is governed by EU regulations, which currently provide for a milk quota system and direct payments to dairy farmers. The European Union has announced the abolition of the European milk quota system on April 1, 2015 and the impact that this change may have on milk prices is uncertain. The supply of milk may also be impacted by the attrition of lower-producing herds, disease, weather conditions and changes in feed and forage quality due to price or availability.

Natural Gas

Natural gas is used primarily for residential and commercial heating and in the production of electricity. Natural gas has also become an increasingly popular source of energy in the United States, both for consumers and industry. However, because natural gas can be used as a substitute for coal and oil in certain circumstances, the price of coal and oil influence the price of natural gas. The level of global industrial activity influences the demand for natural gas. The demand for natural gas has traditionally been cyclical, with higher demand during the winter months and lower demand during relatively warmer summer months. Seasonal temperatures in countries throughout the world can also heavily influence the demand for natural gas. The world’s supply of natural gas is concentrated in the former Soviet Union, the Middle East, Europe and Africa. In general, the supply of natural gas is based on competitive market forces. Inadequate supply at any one time leads to price increases, which signal to production companies the need to increase the supply of natural gas to the market. The ability of production companies to supply natural gas, however, is dependent on a number of factors. Factors that affect the short term supply of natural gas include the availability of skilled workers and equipment, permitting and well development, as well as weather and delivery disruptions (e.g., hurricanes, labor strikes and wars). In addition, production companies face more general barriers to their ability to increase the supply of natural gas, including access to land, the expansion of pipelines and the financial environment. These factors, which are not exhaustive, are interrelated and can have complex and unpredictable effects on the supply for, and the price of, natural gas.

New York Harbor No. 2 Heating Oil

The level of global industrial activity influences the demand for heating oil. In addition, the seasonal temperatures in countries throughout the world can heavily influence the demand for heating oil. Heating oil is generally used to fuel heat furnaces for commercial and residential buildings. Heating oil is derived from crude oil and as such, any factors that influence the supply of crude oil may also influence the supply of heating oil.

Palladium

The price of palladium has fluctuated widely over the past several years. Because the palladium supply is both limited and concentrated, any disruptions in the supply of palladium tend to have a disproportionate effect on the price of palladium. Key factors that may influence prices are the mining policies and production costs in the most important palladium-producing countries, in particular, Russia, South Africa, the United States and Canada (which together account for over 90% of production), the size and availability of palladium stockpiles, global supply and demand as well as the level of economic activity of the main consuming countries. Investments in exchange-traded notes and funds linked to the price of palladium may also have an impact on palladium prices. The possibility of large-scale distress sales of palladium in times of crisis may also have a short-term negative impact on the price of palladium. For example, the 2008 financial crisis resulted in significantly depressed prices of palladium largely due to sales from institutional investors such as hedge funds and pension funds. Palladium is used in a variety of industries, in particular the automotive industry. Demand for palladium from the automotive industry, which uses palladium in catalytic converters, accounts for more than 50% of the industrial use of palladium, and a decline in the global automotive industry may impact the price of palladium. Palladium is also used in the electronics, dental and jewelry industries.

Palm Oil

Palm oil is an edible vegetable oil used primarily in cooking, margarine production and as a component of processed foods. It is also increasingly used in biodiesel production. Palm oil is produced from the fruit of the oil palm by a process of fractionation. The price of palm oil is primarily affected by the global demand for and supply of palm oil, but is also influenced from time to time by speculative actions and by currency exchange rates. In addition, prices for palm oil are affected by governmental programs and policies regarding agriculture, including cultivation of the oil palm, specifically, and trade, fiscal and monetary issues, more generally. Extrinsic factors also affect palm oil prices such as weather, crop yields, natural disasters, pestilence, technological developments in agriculture and palm oil refining, wars and political and civil upheavals. Substitution of other edible oils and other sources of biodiesel for palm oil could also adversely impact the price of palm oil. Malaysia is the world’s largest supplier of palm oil and several other Asian, Latin American and African countries are major producers.

Primary Nickel

Demand for nickel is significantly influenced by the level of global industrial economic activity. The stainless steel industrial sector is particularly important to demand for nickel given that the use of nickel in the manufacture of stainless steel accounts for a significant percentage of worldwide nickel demand. Growth in the production of stainless steel will therefore drive nickel demand. An additional, but highly volatile, component of demand is adjustments to inventory in response to changes in economic activity and/or pricing levels. There are substitutes for nickel in various applications. Their availability and price will also affect demand for nickel. Nickel supply is dominated by Canada and the Commonwealth of Independent States (the “CIS”). Exports from the CIS have increased in recent years. The supply of nickel is also affected by current and previous price levels, which will influence investment decisions in new mines and smelters.

Platinum

Since the platinum supply is very limited, any disruptions in platinum supply tend to have an exaggerated effect on the price of platinum. Key factors that may influence prices are the policies in or political stability of the most important producing countries, in particular, the Russian Federation and South Africa (which together account for over 90% of production), the size and availability of the Russian platinum stockpiles, as well as the economic situation of the main consuming countries. Platinum is used in a variety of industries and the automotive industry. Demand for platinum from the automotive industry, which uses platinum as a catalytic converter, accounts for approximately 80% of the industrial use of platinum. Platinum is also used in the chemical industry, the electronics industry and the dental industry. The primary non-industrial use of platinum is jewelry, which accounts for approximately 40% of the overall demand for platinum.

RBOB Gasoline

RBOB gasoline is the first nearby New York harbor reformulated gasoline blendstock for oxygen blending (“RBOB”) futures contract traded on the NYMEX in units of 42,000 gallons. The contract is based on delivery at petroleum products terminals in New York harbor. RBOB is a wholesale non-oxygenated blendstock traded in the New York Harbor barge market that is ready for the addition of 10% ethanol at the truck rack.

The level of demand for non-oxygenated gasoline is primarily influenced by the level of global industrial activity. In addition, the demand has seasonal variations, which occur during the “driving seasons” usually considered the summer months in North America and Europe. Further, as RBOB is derived from crude oil, the price of crude oil also influences the price of RBOB.

Crude oil in turn is influenced by global demand for and supply of crude oil, but is also influenced significantly from time to time by speculative actions. Demand for refined petroleum products by consumers, as well as the agricultural, manufacturing and transportation industries, affects the price of crude oil. Crude oil’s end-use as a refined product is often as transport fuel, industrial fuel and in-home heating fuel. Potential for substitution in most areas exists, although considerations including relative cost often limit substitution levels. Because the precursors of demand for petroleum products are linked to economic activity, demand will tend to reflect economic conditions. Demand is also influenced by government regulations, such as environmental or consumption policies. In addition to general economic activity and demand, prices for crude oil are affected by political events, labor activity and, in particular, direct government intervention (such as embargos) or supply disruptions in major oil producing regions of the world. Such events tend to affect oil prices worldwide, regardless of the location of the event. Supply for crude oil may increase or decrease depending on many factors. These include production decisions by the Organization of the Petroleum Exporting Countries and other crude oil producers. In the event of sudden disruptions in the supplies of oil, such as those caused by war, natural events, accidents or acts of terrorism, prices of oil futures contracts could become extremely volatile and unpredictable. Also, sudden and dramatic changes in the futures market may occur, for example, upon a cessation of hostilities that may exist in countries producing oil, the introduction of new or previously withheld supplies into the market or the introduction of substitute products or commodities.

Rough Rice

Rough rice is the primary food staple for much of the world’s population and an important ingredient in many processed foods and beverages. Rice prices are primarily affected by weather and crop growing conditions generally and the global demand for, and supply of, rough rice, which is driven by global rice production, population growth and economic activity. In addition, prices for rice are affected by governmental and intergovernmental programs and policies regarding trade, agriculture and energy and, more generally, regarding fiscal and monetary issues. Global demand for by-products of rice, which are used for fuel, fertilizers and packing materials, also influences the price of rough rice.

Silver

Silver prices can fluctuate widely and may be affected by numerous factors. These include general economic trends, technical developments, substitution issues and regulation, as well as specific factors including industrial and jewelry demand, expectations with respect to the rate of inflation, the relative strength of the U.S. dollar (the currency in which the price of silver is generally quoted) and other currencies, interest rates, central bank sales, forward sales by producers, global or regional political or economic events, and production costs and disruptions in major silver producing countries such as the United Mexican States and the Republic of Peru, Australia and Canada. The supply of silver consists of a combination of new mine production and existing stocks of bullion and fabricated silver held by governments, public and private financial institutions, industrial organizations and private individuals. In addition, the price of silver has on occasion been subject to very rapid short-term changes due to speculative activities. From time-to-time, above-ground inventories of silver may also influence the market. The major end-uses for silver include industrial applications, jewelry, coins and medals, photography and silverware.

Soybeans - CBOT

Demand for soybeans is in part linked to the development of agricultural, industrial and energy uses for soybeans. In addition, prices for soybeans are affected by governmental programs and policies regarding agriculture and trade specifically, and trade, fiscal and monetary issues, more generally. Soybean prices are also affected by extrinsic factors such as weather, crop yields, natural disasters, pestilence, technological developments, wars and political and civil upheavals. Soy biodiesel, animal agriculture, vegetable oil, edible soybean oil and new industrial uses are examples of major areas that may impact worldwide soybean demand. In addition, substitution of other commodities for soybeans could also impact the price of soybeans. The supply of soybeans is particularly sensitive to weather patterns such as floods, drought and freezing conditions, planting decisions and the price of fuel, seeds and fertilizers. In addition, technological advances and scientific developments could lead to increases in worldwide production of soybeans and corresponding decreases in the price of soybeans. The United States, Argentina and Brazil are the three largest suppliers of soybean crops.

Soybean Meal - CBOT

Soybean meal (“soymeal”) is used primarily as an animal feed ingredient and therefore demand for soymeal is significantly influenced by the level of global livestock production. Soymeal production is dominated by the United States, China, Brazil, Argentina and India. Governmental programs and policies regarding agriculture, specifically, and trade, fiscal and monetary issues, more generally, in these countries could affect the supply and price of soymeal. Soymeal prices are also affected by factors such as weather, crop yields, natural disasters, pestilence, technological developments, wars and political and civil upheavals.

Sugar #11 (World) - NYBOT

Global prices for sugar are primarily affected by the global demand for and supply of sugar, but are also significantly influenced by governmental policy and international trade agreements, by speculative actions and by currency exchange rates. Sugar is used primarily as a human food sweetener, but is also used in the production of fuel ethanol. Global demand for sugar is influenced by the level of human consumption of sweetened food-stuffs and beverages and, to a lesser extent, by the level of demand for sugar as the basis for fuel ethanol. The world export supply of sugar is dominated by the European Union, Brazil, Guatemala, Cuba, Thailand and Australia, while other countries, including India, the United States, Canada and Russia produce significant amounts of sugar for domestic consumption. Governmental programs and policies regarding agriculture and energy, specifically, and trade, fiscal and monetary issues, more generally, in these countries and at a multinational level could affect the supply and price of sugar. Sugar prices are also affected by factors such as weather, disease and natural disasters.

Tin

Demand for tin is significantly influenced by the level of economic activity in the electrical and electronic industries. The solder market is particularly important given that the use of tin as a solder accounts for over half of worldwide tin demand. Tin is also used in tin-plates for food preservation and for making windows. The vast majority of tin production occurs in China, Indonesia and Peru. The supply of tin is affected by political events, including illegal production in the Democratic Republic of Congo, and by current and previous price levels which may influence important decisions about new mines.

Wheat - CBOT

Wheat prices are primarily affected by weather and crop growing conditions generally and the global demand for and supply of grain, which are driven by global grain production, population growth and economic activity. Demand for wheat is in part linked to the development of agricultural, industrial and energy uses for wheat including the use of wheat for the production of animal feed and bioethanol, which may have a major impact on worldwide demand for wheat. In addition, prices for wheat are affected by governmental and intergovernmental programs and policies regarding trade, agriculture, and energy and, more generally, regarding fiscal and monetary issues. Wheat prices may also be influenced by or dependent on retail prices, social trends, lifestyle changes and market power. Substitution of other commodities for wheat could also impact the price of wheat. The supply of wheat is particularly sensitive to weather patterns such as floods, drought and freezing conditions, planting decisions, the price of fuel, seeds and fertilizers and the current and previous price of wheat. In addition, technological advances and scientific developments could lead to increases in worldwide production of wheat and corresponding decreases in the price of wheat. Extrinsic factors affecting wheat prices include natural disasters, pestilence, wars and political and civil upheavals. China, India and the United States are the three largest suppliers of wheat crops.

West Texas Intermediate Light Sweet Crude Oil

Demand for refined petroleum products by consumers, as well as by the agricultural, manufacturing and transportation industries, affects the price of crude oil. Crude oil’s end-use as a refined product is often as transport fuel, industrial fuel and in-home heating fuel. Potential for substitution in most areas exists, although considerations including relative cost often limit substitution levels. Because the precursors of demand for petroleum products are linked to economic activity, demand will tend to reflect economic conditions. Demand is also influenced by government regulations, such as environmental or consumption policies. In addition to general economic activity and demand, prices for crude oil are affected by political events, labor activity and, in particular, direct government intervention (such as embargos) or supply disruptions in major oil producing regions of the world. Such events tend to affect oil prices worldwide, regardless of the location of the event. Supply for crude oil may increase or decrease depending on many factors. These include production decisions by the Organization of the Petroleum Exporting Countries and other crude oil producers. In the event of sudden disruptions in the supplies of oil, such as those caused by war, natural events, accidents or acts of terrorism, prices of oil futures contracts could become extremely volatile and unpredictable. Also, sudden and dramatic changes in the futures market may occur, for example, upon a cessation of hostilities that may exist in countries producing oil, the introduction of new or previously withheld supplies into the market or the introduction of substitute products or commodities. West Texas Intermediate light sweet crude oil is also subject to the risk that it has demonstrated a lack of correlation with world crude oil prices due to structural differences between the U.S. market for crude oil and the international market for crude oil. As a result, the price of West Texas Intermediate light sweet crude oil may be more volatile than world crude oil prices generally.

Special High-Grade Zinc

Demand for zinc is significantly influenced by the level of global industrial economic activity. The galvanized steel industrial sector is particularly important to demand for zinc given that the use of zinc in the manufacture of galvanized steel accounts for a significant percentage of worldwide zinc demand. The galvanized steel sector is in turn heavily dependent on the automobile and construction sectors. Growth in the production of galvanized steel will drive zinc demand. An additional, but highly volatile, component of demand is adjustments to inventory in response to changes in economic activity and/or pricing levels. The supply of zinc concentrate (the raw material) is dominated by Australia, North America and Latin America. The supply of zinc is also affected by current and previous price levels, which will influence investment decisions in new mines and smelters.

Certain Risks Applicable to Specific Commodity Indices

The S&P GSCI™ Agriculture Index - Excess Return

The S&P GSCI™ Agriculture Index - Excess Return is a sub-index of the S&P GSCI™ – Excess Return (the “S&P GSCI™-ER”) and represents only the agricultural components of the S&P GSCI™-ER. The S&P GSCI™ Agriculture Index - Excess Return is a global production weighted index of certain agricultural commodities in the world economy. Global agricultural commodity prices are primarily affected by the global demand for and supply of those commodities, but are also significantly influenced by speculative actions and by currency exchange rates. In addition, prices for agricultural commodities are affected by governmental programs and policies regarding agriculture, specifically, and trade, fiscal and monetary issues, more generally. Agricultural commodity prices are also affected by factors such as weather, disease and natural disasters.

The S&P GSCI™ Corn Index - Excess Return

The S&P GSCI™ Corn Index - Excess Return is composed entirely of corn futures contracts included in the S&P GSCI™-ER. The commodity markets, including the corn markets, are generally subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention. Global prices for corn are primarily affected by the global demand for and supply of corn, but are also significantly influenced by speculative actions and by currency exchange rates. Corn is primarily used as a livestock feed but is also processed into food and industrial products, including starches, sweeteners, corn oil, beverage and industrial alcohol and fuel ethanol. Demand for corn is influenced by a variety of factors including the level of global livestock production, the level of human consumption of corn and corn-derived products and, in the case of demand for production into ethanol, demand for corn as the basis for ethanol. The supply of corn is dominated by the United States, China, Central and South America and the European Union. Governmental programs and policies regarding agriculture and energy, specifically, and trade, fiscal and monetary issues, more generally, in these countries could affect the supply and price of corn. Extrinsic factors also affect corn prices such as weather, disease and natural disasters.

The S&P GSCI™ Cotton Index - Excess Return

The S&P GSCI™ Cotton Index - Excess Return is composed entirely of cotton futures contracts included in the S&P GSCI™-ER. Cotton prices are primarily affected by the global demand for and supply of cotton, but are also significantly influenced by speculative actions and by currency exchange rates. In addition, prices for cotton are affected by governmental programs and policies regarding agriculture, specifically, and trade, fiscal and monetary issues, more generally. Cotton prices are also affected by factors such as weather, crop yields, natural disasters, technological developments, wars and political and civil upheavals. Demand for cotton has generally increased with worldwide growth and prosperity.

The S&P GSCI™ Brent Crude Index - Excess Return

The S&P GSCI™ Brent Crude Index - Excess Return is composed entirely of crude oil futures contracts included in the S&P GSCI™-ER. Crude oil prices are primarily affected by the global demand for and supply of crude oil, but are also significantly influenced by speculative actions and by currency exchange rates. In addition, prices for crude oil are affected by governmental programs and policies regarding energy, specifically, and trade, fiscal and monetary issues, more generally. Extrinsic factors also affect crude oil prices such as weather, natural disasters, technological developments, wars and political and civil upheavals. Demand for Brent crude oil has generally increased with worldwide growth and prosperity.

The S&P GSCI™ Energy Index - Excess Return

The S&P GSCI™ Energy Index - Excess Return is a sub-index of the S&P GSCI™-ER and represents only the energy components of the S&P GSCI™-ER. The S&P GSCI™ Energy Index - Excess Return is a production-weighted index of the principal energy commodities and currently include WTI crude oil, Brent crude oil, gasoline, heating oil, gasoil and natural gas. It is designed to be a measure of the performance over time of the markets for these commodities and is composed of energy futures contracts traded on regulated futures exchanges. Energy commodity prices are primarily affected by the global demand for and supply of the commodities, but are also influenced significantly from time to time by speculative actions and by currency exchange rates. Demand for energy is linked to general economic activity, as well as government regulations such as environmental or consumption policies. In addition, prices for energy are affected by political events, labor activity and, in particular, direct government intervention (such as embargos) or supply disruptions in major oil producing regions of the world. Such events tend to affect prices worldwide, regardless of the location of the event. Supply for crude oil may increase or decrease depending on many factors. These include production decisions by the Organization of the Petroleum Exporting Countries and other crude oil producers. In the event of sudden disruptions in the supplies of oil, such as those caused by war or the prospect of war, natural events, accidents or acts of terrorism, prices of oil futures contracts could become extremely volatile and unpredictable. Also, sudden and dramatic changes in the futures market may occur, for example, upon a cessation of hostilities that may exist in countries producing oil, the introduction of new or previously withheld supplies into the market or the introduction of substitute products or commodities.

The S&P GSCI™ Gold Index - Excess Return

The S&P GSCI™ Gold Index - Excess Return is composed entirely of gold futures contracts included in the S&P GSCI™-ER. The commodity markets, including the gold markets, are generally subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators, and government regulation and intervention. Gold prices are subject to volatile price movements over short periods of time and are affected by numerous factors. These include economic factors, including, among other things, the structure of and confidence in the global monetary system, expectations of the future rate of inflation, the relative strength of, and confidence in, the U.S. dollar (the currency in which the price of gold is generally quoted), interest rates and gold borrowing and lending rates, and global or regional economic, financial, political, regulatory, judicial or other events. Gold prices may also be affected by industry factors such as industrial and jewelry demand, lending, sales and purchases of gold by the official sector, including central banks and other governmental agencies and multilateral institutions which hold gold, levels of gold production and production costs and short-term changes in supply and demand because of trading activities in the gold market.

The S&P GSCI™ Grains Index - Excess Return

The S&P GSCI™ Grains Index - Excess Return is composed entirely of futures contracts included in the S&P GSCI™-ER, on four different grain commodities; corn, soybeans, Chicago wheat and Kansas wheat. Chicago wheat and Kansas wheat are each wheat futures contracts traded on the Chicago Board of Trade and the Kansas City Board of Trade respectively. Grain prices are primarily affected by weather and crop growing conditions generally and the global demand for and supply of grain, which are driven by global grain production, population growth and economic activity. In addition, prices for grain are affected by governmental and intergovernmental programs and policies regarding trade, agriculture, and energy, specifically and fiscal and monetary issues, more generally. Alternative uses for grains such as energy sources or in manufacturing also drive the prices for grains. Such alternative uses may be dependent on governmental action, such as subsidies or tariffs and technological innovation. Grain prices are also affected by natural disasters, pestilence, scientific developments, wars and political and civil upheavals. Substitution of other commodities for grain could also impact the price of grain and therefore the performance of the S&P GSCI™ Grains Index - Excess Return.

The S&P GSCI™ Industrial Metals Index - Excess Return

The S&P GSCI™ Industrial Metals Index - Excess Return is a production weighted index of principal industrial metal physical commodities and currently includes aluminum, copper, lead, nickel and zinc. It is designed to be a measure of the performance over time of the markets for these commodities and is composed of industrial metals futures contracts traded on regulated futures exchanges. Industrial metals commodity prices are primarily affected by the global demand for and supply of these metals, but are also influenced significantly from time to time by speculative actions and by currency exchange rates. Demand for industrial metals is significantly influenced by the level of global industrial economic activity, by adjustments to inventory in response to changes in economic activity and/or pricing levels, and by the availability of substitutes in various applications. In recent years, industrialization in the developing world has driven up demand of industrial metals and their prices reached record levels in 2006. Depending on the application, there may be substitutes for the industrial metals. Low prices for metals such as nickel and zinc in the early 1990s tended to discourage such investments.

The S&P GSCI™ Light Energy Index - Excess Return

The S&P GSCI™-ER is a world production-weighted index that is designed to reflect the relative significance of each of its underlying commodities in the world economy. This feature of the S&P GSCI™-ER facilitates the use of the S&P GSCI™-ER as a benchmark for changes in certain economic factors, such as inflation. The S&P GSCI™ Light Energy Index - Excess Return, in contrast, is calculated by reducing the weight of each energy-related commodity included in the S&P GSCI™-ER to a level that is 1/4 of its weight in the S&P GSCI™-ER, with the remaining portion of each commodity’s weight allocated to the other commodities in the S&P GSCI™-ER on a pro rata basis. As a result, the S&P GSCI™ Light Energy Index - Excess Return is not based on the relative world production levels of each of these commodities and might not serve as a benchmark for changes in inflation or other economic factor. In particular, because of the significance of energy-related commodities to the world economy, a significant reduction in the weights of these commodities in the S&P GSCI™ Light Energy Index - Excess Return will substantially limit the effect of changes in energy prices on the S&P GSCI™ Light Energy Index - Excess Return. Increases in the prices of energy commodities, therefore, will not increase the level of the S&P GSCI™ Light Energy Index - Excess Return to the same extent as the S&P GSCI™-ER.

The S&P GSCI™ Livestock Index - Excess Return

The S&P GSCI™ Livestock Index - Excess Return is a sub-index of the S&P GSCI™-ER and represents only the livestock components of the S&P GSCI™-ER. The S&P GSCI™ Livestock Index - Excess Return is a global production weighted index of certain livestock commodities in the world economy and currently include live cattle, feeder cattle and lean hogs. Global livestock commodity prices are primarily affected by the global demand for and supply of those commodities, but is also significantly influenced by speculative actions and by currency exchange rates. In addition, prices for livestock commodities are affected by governmental programs and policies regarding food safety and livestock, specifically, and trade, fiscal and monetary issues, more generally. Extrinsic factors also affect livestock commodity prices such as weather, disease and natural disasters. Demand for livestock commodities has generally increased with worldwide growth and prosperity.

The S&P GSCI™ Precious Metals Index - Excess Return

The S&P GSCI™ Precious Metals Index - Excess Return is a sub-index of the S&P GSCI™-ER and represents only the gold and silver components of the S&P GSCI™-ER. The S&P GSCI™ Precious Metals Index - Excess Return is an index of principal precious metal physical commodities and currently includes gold and silver. Global precious metals commodity prices are primarily affected by the global demand for and supply of those commodities, but are also significantly influenced by speculative actions and by currency exchange rates. Gold and silver prices can fluctuate widely. Gold prices are affected by numerous factors, including macroeconomic factors, industry factors and by levels of gold production, production costs and short-term changes in supply and demand due to trading activities in the gold market. Silver prices also may be affected by numerous factors including general economic trends, technical developments, substitution issues and regulation, as well as other factors.

The S&P GSCI™ Sugar Index - Excess Return

The S&P GSCI™ Sugar Index - Excess Return is composed entirely of sugar futures contracts included in the S&P GSCI™-ER. The commodity markets, including the sugar markets, are generally subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention. Global prices for sugar are primarily affected by the global demand for and supply of sugar, but are also significantly influenced by governmental policy and international trade agreements, by speculative actions and by currency exchange rates. Sugar is used primarily as a human food sweetener, but is also used in the production of fuel ethanol. Global demand for sugar is influenced by level of human consumption of sweetened food-stuffs and beverages and to a lesser extent, by the level of demand for sugar as the basis for fuel ethanol. The world export supply of sugar is dominated by the European Union, Brazil, Guatemala, Cuba, Thailand and Australia, while other countries, including India, the United States, Canada and Russia produce significant amounts of sugar for domestic consumption. Governmental programs and policies regarding agriculture and energy, specifically, and trade, fiscal and monetary issues, more generally, in these countries and at a multinational level could affect the supply and price of sugar. Extrinsic factors also affect sugar prices such as weather, disease and natural disasters.

The S&P GSCI™ Wheat Index - Excess Return

The S&P GSCI™ Wheat Index–Excess Return is composed of CBOT wheat futures contracts included in the S&P GSCI™–ER. Factors relating to the value of the wheat futures contracts and the underlying price of wheat will affect the level of the wheat index. Wheat is a grain commodity and grain prices are primarily affected by weather and crop growing conditions generally and the global demand for and supply of grain, which are driven by global grain production, population growth and economic activity. In addition, prices for grain are affected by governmental and intergovernmental programs and policies regarding trade, agriculture, including grains, and energy specifically and fiscal and monetary issues, more generally. Alternative uses for grains such as energy sources or in manufacturing also drive the prices for grains. Such alternative uses may be dependent on governmental action, such as subsidies or tariffs and technological innovation. Extrinsic factors also affect grain prices such as natural disasters, pestilence, scientific developments, wars and political and civil upheavals. Substitution of other commodities for grain could also impact the price of grain. In addition, changes to the terms of the wheat futures contracts may affect the level of the wheat index and there have been recent reports that these futures contract may be modified in an attempt to narrow the observed divergence between the value of the futures contract nearing expiration and the then-current spot cash price for wheat at that time. Any changes to the terms of the wheat futures contract could have a negative effect on the value of the wheat index.

The S&P GSCI™ - ER may in the future include contracts that are not traded on regulated futures exchanges

The S&P GSCI™-ER, from which the other indexes described above are derived, was originally based solely on futures contracts traded on regulated futures exchanges (referred to in the United States as “designated contract markets”). At present, the S&P GSCI™-ER continues to be comprised exclusively of regulated futures contracts. As described below, however, the S&P GSCI™-ER may in the future include over-the-counter contracts (such as swaps and forward contracts) traded on trading facilities that are subject to lesser degrees of regulation or, in some cases, no substantive regulation. As a result, trading in such contracts, and the manner in which prices and volumes are reported by the relevant trading facilities, may not be subject to the same provisions of, and the protections afforded by, the Commodity Exchange Act of 1936, as amended, or other applicable statutes and related regulations, that govern trading on regulated futures exchanges. In addition, many electronic trading facilities have only recently initiated trading and do not have significant trading histories. As a result, the trading of contracts on such facilities and the inclusion of such contracts in the S&P GSCI™-ER may be subject to certain risks not presented by most exchange-traded futures contracts, including risks related to the liquidity and price histories of the relevant contracts.

Higher future prices of S&P GSCI™ - ER commodities relative to their current prices may decrease the amount payable at maturity

The S&P GSCI™-ER is composed of futures contracts on physical commodities. Unlike equities, which typically entitle the holder to a continuing stake in a corporation, commodity futures contracts normally specify a certain date for delivery of the underlying physical commodity. As the futures contracts that comprise the S&P GSCI™-ER approach expiration, they are replaced by contracts that have a later expiration. Thus, for example, a contract purchased and held in August may specify an October expiration. As time passes, the contract expiring in October is replaced by a contract for delivery in November. This process is referred to as “rolling.” If the market for these contracts is (putting aside other considerations) in “backwardation,” where the prices are lower in the distant delivery months than in the nearer delivery months, the sale of the October contract would take place at a price that is higher than the price of the November contract, thereby creating a “roll yield.” While many of the contracts included in the S&P GSCI™-ER have historically exhibited consistent periods of backwardation, backwardation will most likely not exist at all times. Moreover certain of the commodities included in the index have historically traded in “contango” markets. Contango markets are those in which the prices of contracts are higher in the distant delivery months than in the nearer delivery months. The absence of backwardation in the commodity markets could result in negative “roll yields,” which could adversely affect the value of the indexes described above and, accordingly, decrease the payment you receive at maturity, if any.

Annex II

Certain Additional Commodity Index Information

The Bloomberg Commodity IndexSM

The Bloomberg Commodity IndexSM is currently composed of 23 exchange-traded futures contracts on 21 physical commodities, and reflects the return of underlying commodity futures price movements only. It is quoted in U.S. dollars and appears on Reuters Page “BCOM.”

We have derived all information contained in this prospectus supplement regarding the Bloomberg Commodity IndexSM, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by, Bloomberg Finance L.P. (“Bloomberg”) and UBS Securities LLC (“UBS”).

The Bloomberg Commodity IndexSM reflects the returns that are potentially available through an unleveraged investment in the futures contracts on physical commodities comprising the Bloomberg Commodity IndexSM. The value of the Bloomberg Commodity IndexSM is computed on the basis of hypothetical investments in the basket of commodities that make up the Bloomberg Commodity IndexSM.

Overview

The Bloomberg Commodity IndexSM was introduced in July 1998 to provide a unique, diversified and liquid benchmark for commodities as an asset class. The Bloomberg Commodity IndexSM currently is composed of the prices of 23 exchange-traded futures contracts on 21 physical commodities. An exchange-traded futures contract is a bilateral agreement providing for the purchase and sale of a specified type and quantity of a commodity or financial instrument during a stated delivery month for a fixed price. The commodities included in the Bloomberg Commodity IndexSM for 2020 are: aluminum, coffee, copper, corn, cotton, crude oil (WTI and Brent), gold, lean hogs, live cattle, low sulphur gas oil, natural gas, nickel, RBOB gasoline, silver, soybean meal, soybean oil, soybeans, sugar, wheat (Chicago and KC HRW), ULS diesel and zinc. Futures contracts on the Bloomberg Commodity IndexSM are currently listed for trading on the Chicago Board of Trade (“CBOT”).

The Bloomberg Commodity IndexSM is a proprietary index that Bloomberg calculates. The methodology for determining the composition and weighting of the Bloomberg Commodity IndexSM and for calculating its value is subject to modification by Bloomberg at any time.

On July 1, 2014, Bloomberg became responsible for the governance, calculation, distribution and licensing of the Bloomberg Commodity IndexSM. The Bloomberg Commodity IndexSM was renamed from the Dow Jones–UBS Commodity IndexSM to the Bloomberg Commodity IndexSM and the ticker changed from “DJUBS” to “BCOM.” UBS has maintained its ownership, but will have no role in any aspect of index governance or calculation. Currently, Bloomberg does not expect to make any material alteration to the calculation methodology of the Bloomberg Commodity IndexSM.

The Bloomberg Commodity IndexSM Oversight Committee

The Bloomberg Commodity IndexSM Oversight Committee (the “Committee”) assists Bloomberg in connection with the operation of the Bloomberg Commodity IndexSM. The Committee includes senior representatives from various Bloomberg business units. Questions and issues relating to the application and interpretation of the index methodology and calculations during periods of extraordinary circumstances in particular will be resolved or determined by the Committee, unless circumstances do not permit convening of a meeting of the Committee for its decision. In such circumstances, any such questions and calculations will be resolved or determined by Bloomberg in consultation, if practicable, with UBS.

Additionally, an external index advisory committee will convene to provide Blomberg with guidance and feedback from the investment community on index products and processes.

As described in more detail below, the Bloomberg Commodity IndexSM is reweighted and rebalanced each year in January on a price-percentage basis. The annual weightings for the Bloomberg Commodity IndexSM are determined each year in June by Bloomberg. Following the Committee’s annual meeting in June or July, the annual weightings are publicly announced in July.

Composition of the Bloomberg Commodity IndexSM

Commodities Available For Inclusion in the Bloomberg Commodity IndexSM

With the exception of several metals contracts (aluminum, lead, tin, nickel and zinc) that trade on the London Metal Exchange (“LME”), each of the commodities with the potential for inclusion in the Bloomberg Commodity IndexSM is the subject of a futures contract that trades on a U.S. exchange.

The 25 potential commodities currently are aluminum, cocoa, coffee, copper, corn, cotton, crude oil (WTI and Brent), gold, lead, lean hogs, live cattle, low sulphur gas oil, natural gas, nickel, platinum, RBOB gasoline, silver, soybean meal, soybean oil, soybeans, sugar, tin, ULS diesel, wheat (Chicago and KC HRW) and zinc.

The 21 commodities underlying the Bloomberg Commodity IndexSM selected for 2020 are as follows: aluminum, coffee, copper, corn, cotton, crude oil (WTI and Brent), gold, lean hogs, live cattle, low sulphur gas oil, natural gas, nickel, RBOB gasoline, silver, soybean meal, soybean oil, soybeans, sugar, wheat (Chicago and KC HRW), ULS diesel and zinc.

Designated Contracts for Each Commodity

A futures contract known as a Designated Contract is selected for each commodity. With the exception of several LME contracts, where the Committee believes that there exists more than one futures contract with sufficient liquidity to be chosen as a Designated Contract for a commodity, the Committee selects the futures contract that is traded in North America and denominated in dollars. If more than one such contract exists, the Committee selects the most actively traded contract. Data concerning this Designated Contract will be used to calculate the Bloomberg Commodity IndexSM. The termination or replacement of a futures contract on an established exchange occurs infrequently; if a Designated Contract were to be terminated or replaced, a comparable futures contract would be selected, if available, to replace that Designated Contract.

The composition of the Bloomberg Commodity IndexSM is recalculated by Bloomberg in June of each year, under the supervision of the Committee, taking in account the relative liquidity and production percentages for each commodity designated for potential inclusion in the Bloomberg Commodity IndexSM.

Commodity Groups

For purposes of applying the diversification rules discussed above and below, the commodities available for inclusion in the Bloomberg Commodity IndexSM are assigned to “Commodity Groups.” The Commodity Groups, and the commodities currently included in each Commodity Group, are as follows:

Commodity Group	Commodity
Energy:	Crude Oil (WTI and Brent)
Natural Gas
RBOB Gasoline
Low Sulphur Gas Oil
ULS Diesel
Precious Metals:	Gold
Platinum
Silver
Industrial Metals:	Aluminum
Copper
Lead
Nickel
Tin

Commodity Group	Commodity
Zinc
Livestock:	Live Cattle
Lean Hogs
Grains:	Corn
Soybeans
Soybean Oil
Soybean Meal
Wheat (Chicago and KC HRW)
Softs:	Cocoa
Coffee
Cotton
Sugar

Annual Reweightings and Rebalancings of the Bloomberg Commodity IndexSM

The Bloomberg Commodity IndexSM is reweighted and rebalanced each year in January on a price-percentage basis. The annual weightings for the Bloomberg Commodity IndexSM are determined each year in June by AIG-FP under the supervision of the Committee, announced in July and implemented the following January.

Determination of Relative Weightings

The relative weightings of the component commodities included in the Bloomberg Commodity IndexSM are determined annually according to both liquidity and dollar-adjusted production data in 2/3 and 1/3 shares, respectively. Each June, for each commodity designated for potential inclusion in the Bloomberg Commodity IndexSM, liquidity is measured by the Commodity Liquidity Percentage (“CLP”) and production by the Commodity Production Percentage (“CPP”). The CLP for each commodity is determined by taking a five-year average of the product of trading volume and the historic dollar value of the Designated Contract for that commodity, and dividing the result by the sum of such products for all commodities which were designated for potential inclusion in the Bloomberg Commodity IndexSM. The CPP is determined for each commodity by taking a five-year average of annual world production figures, adjusted by the historic dollar value of the Designated Contract, and dividing the result by the sum of such production figures for all the commodities which were designated for potential inclusion in the Bloomberg Commodity IndexSM. The CLP and the CPP are then combined (using a ratio of 2:1) to establish the Commodity Index Percentage (“CIP”) for each commodity. This CIP is then adjusted in accordance with certain diversification rules in order to determine the commodities which will be included in the Bloomberg Commodity IndexSM (the “Index Commodities”) and their respective percentage weights.

The Bloomberg Commodity IndexSM is designed to provide diversified exposure to commodities as an asset class. To ensure that no single commodity or commodity sector dominates the Bloomberg Commodity IndexSM, the following diversification rules are applied to the annual reweighting and rebalancing of the Bloomberg Commodity IndexSM as of January of the applicable year:

•	No related group of commodities designated as a “Commodity Group” (e.g., energy, precious metals, livestock, or grains) may constitute more than 33% of the Bloomberg Commodity IndexSM.

•	No single commodity may constitute more than 15% of the Bloomberg Commodity IndexSM.

•	No single commodity, together with its derivatives (e.g., crude oil, together with heating oil and unleaded gasoline), may constitute more than 25% of the Bloomberg Commodity IndexSM.

•	No single commodity that is in the Bloomberg Commodity IndexSM may constitute less than 2% of the Bloomberg Commodity IndexSM.

Following the annual reweighting and rebalancing of the Bloomberg Commodity IndexSM in January, the percentage of any single commodity or group of commodities at any time prior to the next reweighting or rebalancing will fluctuate and may exceed or be less than the percentages set forth above.

Commodity Index Multipliers

Following application of the diversification rules discussed above, CIPs are incorporated into the Bloomberg Commodity IndexSM by calculating the new unit weights for each Index Commodity. Towards the beginning of each new calendar year (the “CIM Determination Date”), the CIPs, along with the settlement values on that date for Designated Contracts included in the Bloomberg Commodity IndexSM, are used to determine a “Commodity Index Multiplier” or “CIM” for each Index Commodity. This CIM is used to achieve the percentage weightings of the Index Commodities, in dollar terms, indicated by their respective CIPs. After the CIMs are calculated, they remain fixed throughout the year. As a result, the observed price percentage of each Index Commodity will float throughout the year, until the CIMs are reset the following year based on new CIPs.

Calculations

The Bloomberg Commodity IndexSM is calculated by Bloomberg by applying the impact of the changes to the futures prices of commodities included in the Bloomberg Commodity IndexSM (based on their relative weightings). Once the CIMs are determined as discussed above, the calculation of the Bloomberg Commodity IndexSM is a mathematical process whereby the CIMs for the Index Commodities are multiplied by the prices in U.S. dollars for the applicable Designated Contracts. These products are then summed. The percentage change in this sum is then applied to the prior Index value to calculate the current Index value.

The Bloomberg Commodity IndexSM is a Rolling Index

The Bloomberg Commodity IndexSM is composed of futures contracts on physical commodities. Unlike equities, which typically entitle the holder to a continuing stake in a corporation, commodity futures contracts normally specify a certain date for the delivery of the underlying physical commodity. In order to avoid delivering the underlying physical commodities and to maintain exposure to the underlying physical commodities, periodically futures contracts on physical commodities specifying delivery on a nearby date must be sold and futures contracts on physical commodities that have not yet reached the delivery period must be purchased. The rollover for each contract occurs over a period of five Index Business Days each month according to a pre-determined schedule. This process is known as “rolling” a futures position. The Bloomberg Commodity IndexSM is, therefore, a “rolling index.”

Index Calculation Events

From time to time, disruptions can occur in trading futures contracts on various commodity exchanges. The daily calculation of the Bloomberg Commodity IndexSM will be adjusted in the event that Bloomberg determines that any of the following index calculation exists:

•	the termination or suspension of, or material limitation or disruption in the trading of any futures contract used in the calculation of the Bloomberg Commodity IndexSM on that day,

•	the settlement value of any futures contract used in the calculation of the Bloomberg Commodity IndexSM reflects the maximum permitted price change from the previous day’s settlement value,

•	the failure of an exchange to publish official settlement values for any futures contract used in the calculation of the Bloomberg Commodity IndexSM, or

•	with respect to any futures contract used in the calculation of the Bloomberg Commodity IndexSM that trades on the LME, a business day on which the LME is not open for trading.

“Bloomberg®”, “Bloomberg Commodity IndexSM” are service marks of Bloomberg Finance L.P. and its affiliates (collectively, “Bloomberg”). Neither Bloomberg nor UBS Securities LLC and its affiliates (collectively, “UBS”) are affiliated with Morgan Stanley, and Bloomberg and UBS do not approve, endorse, review, or recommend the securities. Neither Bloomberg nor UBS guarantees the timeliness, accurateness, or completeness of any data or information relating to the Bloomberg Commodity IndexSM.

“Bloomberg®” and “Bloomberg Commodity IndexSM” are service marks of Bloomberg Finance L.P. and its affiliates (collectively, “Bloomberg”).

The securities are not sponsored, endorsed, sold or promoted by Bloomberg, UBS AG, UBS Securities LLC (“UBS Securities”) or any of their subsidiaries or affiliates. None of Bloomberg, UBS AG, UBS Securities or any of their subsidiaries or affiliates makes any representation or warranty, express or implied, to the owners of or counterparties to the securities or any member of the public regarding the advisability of investing in securities or commodities generally or in the securities particularly. The Bloomberg Commodity IndexSM is determined, composed and calculated by Bloomberg in conjunction with UBS Securities without regard to Morgan Stanley or the securities. Bloomberg and UBS Securities have no obligation to take the needs of Morgan Stanley or the owners of the securities into consideration in determining, composing or calculating Bloomberg Commodity IndexSM. None of Bloomberg, UBS AG, UBS Securities or any of their respective subsidiaries or affiliates is responsible for or has participated in the determination of the timing of, prices at, or quantities of the securities to be issued or in the determination or calculation of the equation by which the securities are to be converted into cash. None of Bloomberg, UBS AG, UBS Securities or any of their subsidiaries or affiliates shall have any obligation or liability, including, without limitation, to notes customers, in connection with the administration, marketing or trading of the securities. Notwithstanding the foregoing, UBS AG, UBS Securities and their respective subsidiaries and affiliates may independently issue and/or sponsor financial products unrelated to the securities currently being issued by Morgan Stanley, but which may be similar to and competitive with the securities. In addition, UBS AG, UBS Securities and their subsidiaries and affiliates actively trade commodities, commodity indexes and commodity futures (including the Bloomberg Commodity IndexSM and Bloomberg Commodity Index Total ReturnSM), as well as swaps, options and derivatives which are linked to the performance of such commodities, commodity indexes and commodity futures. It is possible that this trading activity will affect the value of the Bloomberg Commodity IndexSM and the securities.

This prospectus supplement relates only to commodity-linked notes and does not relate to the exchange-traded physical commodities underlying any of the Bloomberg Commodity lndexSM components. Purchasers of the securities should not conclude that the inclusion of a futures contract in the Bloomberg Commodity lndexSM is any form of investment recommendation of the futures contract or the underlying exchange-traded physical commodity by Bloomberg, UBS AG, UBS Securities or any of their subsidiaries or affiliates. The information in this prospectus supplement regarding the Bloomberg Commodity lndexSM components has been derived solely from publicly available documents. None of Bloomberg, UBS AG, UBS Securities or any of their subsidiaries or affiliates has made any due diligence inquiries with respect to the Bloomberg Commodity IndexSM components in connection with the securities. None of Bloomberg, UBS AG, UBS Securities or any of their subsidiaries or affiliates makes any representation that these publicly available documents or any other publicly available information regarding the Bloomberg Commodity lndexSM components, including without limitation a description of factors that affect the prices of such components, are accurate or complete.

NONE OF BLOOMBERG, UBS AG, UBS SECURITIES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES GUARANTEES THE ACCURACY AND/OR THE COMPLETENESS OF THE BLOOMBERG COMMODITY INDEXSM OR ANY DATA RELATED THERETO AND NONE OF BLOOMBERG, UBS AG, UBS SECURITIES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS THEREIN. NONE OF BLOOMBERG, UBS AG, UBS SECURITIES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY MORGAN STANLEY, OWNERS OF THE SECURITIES OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE BLOOMBERG COMMODITY INDEXSM OR ANY DATA RELATED THERETO. NONE OF BLOOMBERG, UBS AG, UBS SECURITIES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES MAKES ANY EXPRESS OR IMPLIED WARRANTIES AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE BLOOMBERG COMMODITY INDEXSM OR ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL BLOOMBERG, UBS AG, UBS SECURITIES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES OR LOSSES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF.

The S&P GSCI™ - ER

We have derived all information regarding the S&P GSCI™-ER contained in this prospectus supplement, including, without limitation, its make-up and method of calculation from publicly available information. The S&P GSCI™-ER is calculated, maintained and published daily, by Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., which we refer to as “S&P.” The S&P GSCI™-ER is a world production-weighted index that is designed to reflect the relative significance of each of its underlying commodities in the world economy. The S&P GSCI™-ER was established in May 1991 and represents the return of a portfolio of commodity futures contracts included in the S&P GSCI™, the composition of which, on any given day, reflects the contract production weights (referred to as “CPWs”) and “roll weights” of the contracts included in the S&P GSCI™ (discussed below).

On July 2, 2012, The McGraw-Hill Companies, Inc. (“McGraw-Hill”), the owner of the S&P Indices business, and CME Group Inc. (“CME Group”), the 90% owner of the CME Group and Dow Jones & Company, Inc. joint venture that owns the Dow Jones Indexes business, launched a new joint venture, S&P Dow Jones Indices LLC, which owns the S&P Indices business and the Dow Jones Indexes business, including the S&P GSCI™ Indices.

Value of the S&P GSCI™ - ER

The value of the S&P GSCI™-ER on any given day is equal to the product of (i) the value of the S&P GSCI™-ER on the immediately preceding day multiplied by (ii) one plus the contract daily return on the day on which the calculation is made. The value of the S&P GSCI™-ER is indexed to a normalized value of 100 on January 2, 1970.

Contract Daily Return

The contract daily return on any given day is equal to the sum, for each of the commodities included in the S&P GSCI™, of the applicable daily contract reference price on the relevant contract multiplied by the appropriate CPW and the appropriate “roll weight,” divided by the total dollar weight of the S&P GSCI™ on the preceding day, minus one.

The total dollar weight of the S&P GSCI™ is the sum of the dollar weight of each of its underlying commodities. The dollar weight of each such commodity on any given day is equal to (i) the daily contract reference price, (ii) multiplied by the appropriate CPWs and (iii) during a roll period, the appropriate “roll weights” (discussed below).

The daily contract reference price used in calculating the dollar weight of each commodity on any given day is the most recent daily contract reference price made available by the relevant trading facility, except that the daily contract reference price for the most recent prior day will be used if the exchange is closed or otherwise fails to publish a daily contract reference price on that day. In addition, if the trading facility fails to make a daily contract reference price available or publishes a daily contract reference price that, in the reasonable judgment of S&P, reflects manifest error, the relevant calculation will be delayed until the price is made available or corrected; provided that, if the price is not made available or corrected by 4:00 P.M. Eastern time, S&P may, if it deems such action to be appropriate under the circumstances, determine the appropriate daily contract reference price for the applicable futures contract in its reasonable judgment for purposes of the relevant S&P GSCI™ calculation.

The “roll weight” of each commodity reflects the fact that the positions in contracts must be liquidated or rolled forward into more distant contract expirations as they approach expiration. Since the S&P GSCI™ is designed to replicate the performance of actual investments in the underlying contracts, the rolling process incorporated in the S&P GSCI™ also takes place over a period of days at the beginning of each month (referred to as the “roll period”). On each day of the roll period, the “roll weights” of the first nearby contract expirations on a particular commodity and the more distant contract expiration into which it is rolled are adjusted, so that the hypothetical position in the contract on the commodity that is included in the S&P GSCI™ is gradually shifted from the first nearby contract expiration to the more distant contract expiration.

If any of the following conditions exists on any day during a roll period, the portion of the roll that would have taken place on that day is deferred until the next day on which such conditions do not exist: (i) no daily contract reference price is available for a given contract expiration; (ii) any such price represents the maximum or minimum price for such contract month, based on exchange price limits; (iii) the daily contract reference price published by the relevant trading facility reflects manifest error, or such price is not published by 4:00 P.M., Eastern time (in such event, S&P may determine a daily contract reference price and complete the relevant portion of the roll based on such price, but must revise the portion of the roll if the trading facility publishes a price before the opening of trading on the next day); or (iv) trading in the relevant contract terminates prior to its scheduled closing time.

If any of these conditions exist throughout the roll period, the roll will be effected in its entirety on the next day on which such conditions no longer exist.

The S&P GSCI™

We have derived all information regarding the S&P GSCI™ contained in this prospectus supplement, including, without limitation, its make-up and method of calculation from publicly available information. The S&P GSCI™ is calculated, maintained and published daily by S&P. The S&P GSCI™ is an index on a production-weighted basket of principal non-financial commodities (i.e., physical commodities) that satisfy specified criteria. The S&P GSCI™ is designed to be a measure of the performance over time of the markets for these commodities. The only commodities represented in the S&P GSCI™ are those physical commodities on which active and liquid contracts are traded on trading facilities in major industrialized countries. The commodities included in the S&P GSCI™ are weighted, on a production basis, to reflect the relative significance (in the view of S&P, in consultation with the Index Committee and the Commodity Index Advisory Panel, as described below) of such commodities to the world economy. The fluctuations in the value of the S&P GSCI™ are intended generally to correlate with changes in the prices of such physical commodities in global markets. The S&P GSCI™ was established in 1991 and has been normalized such that its hypothetical level on January 2, 1970 was 100. Futures contracts on the S&P GSCI™, and options on such futures contracts, are currently listed for trading on the Chicago Mercantile Exchange.

Set forth below is a summary of the composition of and the methodology currently used to calculate the S&P GSCI™. The methodology for determining the composition and weighting of the S&P GSCI™ and for calculating its value is subject to modification in a manner consistent with the purposes of the S&P GSCI™, as described below. S&P makes the official calculations of the S&P GSCI™.

The Index Committee established by S&P to assist it in connection with the operation of the S&P GSCI™ generally meets once each year to discuss the composition of the S&P GSCI™. The Commodity Index Advisory Panel has an advisory role and cannot bind the Index Committee to any changes. The Commodity Index Advisory Panel meets at least annually to discuss market developments and potential changes to the S&P GSCI™.

On July 2, 2012, The McGraw-Hill Companies, Inc. (“McGraw-Hill”), the owner of the S&P Indices business, and CME Group Inc. (“CME Group”), the 90% owner of the CME Group and Dow Jones & Company, Inc. joint venture that owns the Dow Jones Indexes business, launched a new joint venture, S&P Dow Jones Indices LLC, which owns the S&P Indices business and the Dow Jones Indexes business, including the S&P GSCI™ Indices.

Composition of the S&P GSCI™

In order to be included in the S&P GSCI™ a contract must satisfy the following eligibility criteria:

•	The contract must be in respect of a physical commodity and not a financial commodity.

•	The contract must (a) have a specified expiration or term or provide in some other manner for delivery or settlement at a specified time, or within a specified period, in the future; and (b) at any given point in time, be available for trading at least five months prior to its expiration or such other date or time period specified for delivery or settlement; and (c) be traded on a trading facility which allows market participants to execute spread transactions, through a single order entry, between the pairs of contract expirations included in the S&P GSCI™ that, at any given point in time, will be involved in rolls to be effected pursuant to the S&P GSCI™.

•	The commodity must be the subject of a contract that is (a) denominated in U.S. dollars and (b) traded on or through an exchange, facility or other platform (referred to as a trading facility) that has its principal place of business or operations in a country which is a member of the

Organization for Economic Cooperation and Development and that meets other criteria relating to the availability of market price quotations and trading volume information, acceptance of bids and offers from multiple participants or price providers and accessibility by a sufficiently broad range of participants.

•	The price of the relevant contract that is used as a reference or benchmark by market participants (referred to as the daily contract reference price) generally must have been available on a continuous basis for at least two years prior to the proposed date of inclusion in the S&P GSCI™.

•	At and after the time a contract is included in the S&P GSCI™, the daily contract reference price for such contract must be published between 10:00 AM. and 4:00 P.M., Eastern time, on each business day relating to such contract by the trading facility on or through which it is traded.

•	For a contract to be eligible for inclusion in the S&P GSCI™, volume data with respect to such contract must be available for at least the three months immediately preceding the date on which the determination is made.

•	Contracts must also satisfy volume trading requirements and certain percentage dollar weight requirements to be eligible for inclusion in the S&P GSCI™.

The contracts currently included in the S&P GSCI™ are all futures contracts traded on the NYMEX, the ICE Futures, the Chicago Mercantile Exchange, the Chicago Board of Trade, the Coffee, Sugar & Cocoa Exchange, Inc., the New York Cotton Exchange, the Kansas City Board of Trade, the Commodities Exchange, Inc. and the LME.

Calculation of the S&P GSCI™

The value of the S&P GSCI™ on any given day is equal to the total dollar weight of the S&P GSCI™ divided by a normalizing constant that assures the continuity of the S&P GSCI™ over time.

Real-time Calculation of the S&P GSCI™

S&P generally calculates intraday index calculations using real-time exchange traded prices. S&P does not calculate with each traded price, but rather calculates on a pre-determined fixed interval (e.g. every 5 seconds). At each fixed interval, the S&P GSCI™ is computed with the latest real-time pricing for each component included in the S&P GSCI™. If a new price is not available since the last real-time calculation, the calculation will use the last available traded price provided by the exchange. In the absence of a real-time traded price for a given component, the calculation will use the prior day’s closing price.

S&P also maintains price thresholds for real-time components and indices to prevent unusually large price movements or incorrect price adjustments from adversely impacting index calculations.

•	Component Level: In the event a component price breaches a threshold, S&P will temporarily hold the last price prior to the breach. For index calculations, a held component will continue to be included in the calculation but the calculation will use the last accepted price prior to the breach. Once the held price is confirmed or falls back within the acceptable tolerance, the latest real-time price for this component will be used for index calculations.

•	Index Level: In the event an index calculation breaches a threshold, S&P will temporarily hold the last index value prior to the breach. While the index is held, the last held index value will be distributed as defined by the set dissemination frequency. Once the held index value is confirmed or falls back within the acceptable tolerance, index calculations will resume with the latest market data.

In the event there is a disruption in intraday calculations, S&P will not recalculate the impacted period.

Contract Expirations

Because the S&P GSCI™ is composed of actively traded contracts with scheduled expirations, it can only be calculated by reference to the prices of contracts for specified expiration, delivery or settlement periods, referred to as “contract expirations.” The contract expirations included in the S&P GSCI™ for each commodity during a given year are designated by S&P, provided that each such contract must be an “active contract.” An “active contract” for this purpose is a liquid, actively traded contract expiration, as defined or identified by the relevant trading facility or, if no such definition or identification is provided by the relevant trading facility, as defined by standard custom and practice in the industry.

If a trading facility deletes one or more contract expirations, the S&P GSCI™ will be calculated during the remainder of the year in which such deletion occurs on the basis of the remaining contract expirations designated by S&P. If a trading facility ceases trading in all contract expirations relating to a particular contract, S&P may designate a replacement contract on the commodity. The replacement contract must satisfy the eligibility criteria for inclusion in the S&P GSCI™. To the extent practicable, the replacement will be effected during the next monthly review of the composition of the S&P GSCI™.

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